FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-207132-12

The information in this free writing prospectus is preliminary and may be supplemented or changed. These securities may not be sold nor may offers to buy be accepted prior to the time a final prospectus is delivered. This free writing prospectus is not an offering to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

THIS FREE WRITING PROSPECTUS, DATED JULY 12, 2017
MAY BE AMENDED OR SUPPLEMENTED PRIOR TO TIME OF SALE

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

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The securities offered by these collateral materials (“Materials”) will be described in greater detail in the prospectus expected to be dated in July 2017 (the “Preliminary Prospectus”) that will be included as part of our registration statement (SEC File No. 333-207132). The Preliminary Prospectus will contain material information that is not contained in these Materials (including, without limitation, a detailed discussion of risks associated with an investment in the offered securities under the heading “Risk Factors”).

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LOAN #1: General Motors Building

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller(3)		CGMRC / GACC
Location (City/State)	New York, New York	Cut-off Date Balance(4)		$100,000,000
Property Type	Mixed Use	Cut-off Date Balance per SF(2)		$738.70
Size (SF)	1,989,983	Percentage of Initial Pool Balance		10.7%
Total Occupancy as of 6/1/2017(1)	95.0%	Number of Related Mortgage Loans		None
Owned Occupancy as of 6/1/2017(1)	95.0%	Type of Security		Fee Simple
Year Built / Latest Renovation	1968 / 2017	Mortgage Rate		3.43000%
Appraised Value	$4,800,000,000	Original Term to Maturity (Months)		120
Appraisal Date	5/8/2017	Original Amortization Term (Months)		NAP
	Boston Properties Limited Partnership;	Original Interest Only Period (Months)	120
Borrower Sponsor	767 LLC; Sungate Fifth Avenue LLC	First Payment Date	7/9/2017
Property Management	Boston Properties Limited Partnership	Maturity Date	6/9/2027

Underwritten Revenues	$334,764,418
Underwritten Expenses	$107,458,009	Escrows(5)
Underwritten Net Operating Income (NOI)	$227,306,409		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$221,544,794	Taxes	$0	$0
Cut-off Date LTV Ratio(2)	30.6%	Insurance	$0	$0
Maturity Date LTV Ratio(2)	30.6%	Replacement Reserve	$0	$0
DSCR Based on Underwritten NOI / NCF(2)	4.45x / 4.33x	TI/LC(6)	$0	$0
Debt Yield Based on Underwritten NOI / NCF(2)	15.5% / 15.1%	Other(6)	$0	$0

Sources and Uses

Sources	$	%	Uses	$	%
Senior Pari Passu Notes	$1,470,000,000	63.9%	Loan Payoff	$1,606,000,000	69.8%
Junior Non-Trust Notes	830,000,000	36.1	Principal Equity Distribution	652,892,324	28.4
			Closing Costs	41,107,676	1.8

Total Sources	$2,300,000,000	100.0%	Total Uses	$2,300,000,000	100.0%

(1)	Occupancy includes Under Armour, which has an executed lease but is not expected to be in occupancy at the General Motors Building Property until January 1, 2019.

(2)	DSCR, LTV, Debt Yield and Balance / SF calculations are based on the aggregate outstanding principal balance of the General Motors Building Senior Pari Passu Notes (as defined below) and exclude the outstanding principal balance of the Junior Non-Trust Notes (as defined below).

(3)	The General Motors Building Loan Combination (as defined below) was co-originated by Citigroup Global Markets Realty Corp. (“CGMRC”), Deutsche Bank AG, acting through its New York Branch (“DBNY”) (an affiliate of German American Capital Corporation (“GACC”)), Wells Fargo Bank, N.A. (“Wells Fargo”), and Morgan Stanley Bank, N.A. (“MSBNA”).

(4)	The Cut-off Date Balance of $100,000,000 represents the non-controlling notes A-2-C2-a1, A-3-C2 and A-3-C3-a1 which are part of a loan combination evidenced by 35 notes having an aggregate outstanding principal balance as of the Cut-off Date of $2,300,000,000. The related companion loans are evidenced by (i) 29 pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $1,370,000,000 and (ii) four junior notes with an aggregate outstanding principal balance as of the Cut-off Date of $830,000,000.

(5)	See “Escrows” below.

(6)	At closing, Boston Properties Limited Partnership (“BPLP”) provided a guaranty in lieu of depositing (i) $107,946,183 for existing tenant improvement and leasing commission costs and (ii) $161,161,013 in existing gap rent and free rent obligations.

■	The Mortgage Loan. The mortgage loan (the “General Motors Building Loan”) is part of a loan combination (the “General Motors Building Loan Combination”) evidenced by 29 senior pari passu notes (collectively the “General Motors Building Senior Pari Passu Notes”) with a combined outstanding principal balance as of the Cut-off Date of $1,470,000,000, and four junior pari passu notes (collectively, the “General Motors Building Junior Non-Trust Notes”) with a combined outstanding principal balance as of the Cut-off Date of $830,000,000. The General Motors Building Junior Non-Trust Notes are subordinate to the General Motors Building Senior Pari Passu Notes as and to the extent described in “Description of the Mortgage Pool—The Loan Combinations—The General Motors Building Loan Combination” in the Preliminary Prospectus. The aggregate outstanding principal balance as of the Cut-off Date of all the notes evidencing the General Motors Building Loan Combination is $2,300,000,000. The General Motors Building Loan Combination is secured by the borrower’s fee simple interest in a Class A mixed use, office and retail building located in New York, New York (the “General Motors Building Property”). The General Motors Building Loan, which is evidenced by the non-controlling notes A-2-C2-a1, A-3-C2, and A-3-C3-a1, has an aggregate outstanding principal balance as of the Cut-off Date of $100,000,000 and represents approximately 10.7% of the Initial Pool Balance. The related senior companion loans are evidenced by 31 notes (collectively, the “General Motors Building Senior Pari Passu Companion Loans”) which have an aggregate outstanding principal balance as of the Cut-off Date of $1,370,000,000 as detailed in the note summary table below. The General Motors Building Loan Combination was originated by CGMRC, DBNY, Wells Fargo, and MSBNA, on June 7, 2017. Each note evidencing the General Motors Building Loan Combination has an interest rate of 3.43000% per annum. The borrower utilized the proceeds of the General Motors Building Loan Combination to refinance the existing debt on the General Motors Building Property, return equity to the borrower sponsors, fund reserves and pay origination costs.

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LOAN #1: General Motors Building

Note Summary

Note	Current or Anticipated Holder of Securitized Note	Cut-off Date Balance

General Motors Building Loan

A-2-C2-a1, A-3-C2, and A-3-C3-a1	CD 2017-CD5	$100,000,000

General Motors Building Senior Pari Passu Companion Loans

A-1-S, A-1-C1, A-2-S, A-2-C1, A-3-S, A-3-C1, A-4-S and A-4-C1	BXP 2017-GM	$725,000,000
A-1-C2, A-1-C3, and A-4-A3	BANK 2017-BNK6	$90,000,000
A-1-C4, A-1-A2, and A-1-A3	MSBNA	$164,600,000
A-1-A1, A-2-A1, A-3-A1, and A-4-A1	CCRE(1)	$85,000,000
A-2-C2-a2, A-2-C3, A-2-A2, and A-2-A3	GACC	$95,200,000
A-3-A2, A-3-A3, and A-3-C3-a1	CGMRC	$95,200,000
A-4-C2, A-4-C3, A-4-A2	Wells Fargo	$115,000,000

General Motors Building Junior Non-Trust Notes

B-1-S, B-2-S, B-3-S, and B-4-S	BXP 2017-GM	$830,000,000
(1)	Cantor Commercial Real Estate Lending L.P.

The General Motors Building Loan Combination had an initial term of 120 months and has a remaining term of 118 months as of the Cut-off Date. The General Motors Building Loan Combination requires payment of interest only until the scheduled maturity date, which is the due date in June 2027. Voluntary prepayment of the General Motors Building Loan Combination without payment of a yield maintenance premium is permitted on or after the due date in December 2026. Defeasance of the General Motors Building Loan Combination with direct, non-callable obligations of the United States of America or other obligations which are “government securities” is permitted under the General Motors Building Loan Combination documents at any time after the earlier of June 7, 2020 or the second anniversary of the securitization of the last portion of the General Motors Building Loan Combination.

■	The Mortgaged Property. The General Motors Building Property is a 50-story office building comprised of approximately 1,989,983 total SF, including approximately 188,000 SF of retail space in the two-story retail base that wraps around the building and the below grade concourse. Originally developed in 1968 for the General Motors Corporation to serve as its headquarters, the General Motors Building Property occupies the entire city block bound by 58th Street, 59th Street, Madison Avenue and Fifth Avenue on the southeast corner of Central Park. The Fifth Avenue frontage of the General Motors Building Property features an open plaza with seating and is topped by the glass Apple cube, which serves as the entrance to Apple’s store in the below grade concourse. Because of its location, the General Motors Building Property features excellent light and unobstructed, protected views of Central Park from every office floor.

The General Motors Building Property is 95.0% leased as of June 1, 2017 by a diverse roster of office and retail tenants. Approximately 54.0% of the General Motors Building Property’s net rentable area (“NRA”) is leased by investment grade or large law firm tenants, which contribute approximately 49.0% of the General Motors Building Property’s underwritten gross rent. The General Motors Building Property serves as the global headquarters for Weil, Gotshal & Manges (“Weil”) (24.6% of NRA, 19.4% of underwritten gross rent), headquarters for Aramis (15.1% of NRA, 12.4% of underwritten gross rent), is expected to be serve as a flagship retail location for Under Armour (2.5% of NRA, 10.2% of underwritten gross rent), BAMCO (5.3% of NRA, 7.4% of underwritten gross rent) and Apple’s flagship retail store (5.3% of NRA, 6.6% of underwritten gross rent). The top five tenants by underwritten gross rent at the General Motors Building Property occupy 52.8% of NRA and comprise 56.1% of the underwritten gross rent. The weighted average remaining lease term for the top five tenants is approximately 11.7 years, and the weighted average remaining lease term for the entire General Motors Building Property is approximately 9.4 years.

The General Motors Building Property has retained two original office tenants since it was constructed in 1968 – Weil, Gotshal & Manges and Aramis, which represent a combined 39.7% of NRA and 31.8% of underwritten gross rent.

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LOAN #1: General Motors Building

Weil, Gotshal & Manges executed an early renewal of its lease in September 2014, extending it through August 2034 at an initial rent of $114.00 per SF, representing a premium to its existing weighted average in place gross rent of $92.37 per SF. The General Motors Building Property has retail frontage in the Upper Fifth Avenue retail submarket, which runs along Fifth Avenue between 49th Street and 60th Street, and is leased by Apple, Under Armour and Cartier, as well as frontage in the Madison Avenue retail submarket which is leased by Tumi and JP Morgan Chase.

The General Motors Building Property has a nine year average historical occupancy of 97.4% dating back to 2008. Since acquiring the General Motors Building Property in 2008 and through 2016, based on information provided by the borrower, the borrower has invested approximately $98.0 million in capital expenditures for tenant improvements and other capital projects at the General Motors Building Property.

As of June 1, 2017, the General Motors Building Property was approximately 95.0% leased to 38 tenants. The top five tenants by underwritten gross rent at the General Motors Building Property lease 52.8% of NRA and comprise 56.1% of the underwritten gross rent, and the top ten tenants by underwritten gross rent at the General Motors Building Property lease 67.3% of NRA and comprise 73.9% of the underwritten gross rent. The weighted average underwritten base rent for office tenants in the top 10 is $110.51 per SF and the weighted average underwritten base rent for retail tenants in the top 10 is $361.70 per SF.

The following table presents certain information relating to historical leasing at the General Motors Building Property:

Historical Leased %(1)

	2008	2009	2010	2011	2012	2013	2014	2015	2016	As of 6/1/2017(2)
Owned Space	98.5%	97.5%	98.5%	98.2%	95.5%	96.9%	98.5%	96.7%	96.3%	95.0%

(1)	As provided by the borrower and which represents occupancy as of July 31 for the indicated year unless otherwise specified.

(2)	Based on the underwritten rent roll.

The following table presents certain information relating to historical average annual rent per SF at the General Motors Building Property:

Historical Average Base Rent per SF(1)

	2014	2015	2016	As of 6/1/2017(2)
Base Rent per SF	$99.08	$97.37	$103.95	$118.01

(1)	As provided by the borrower.

(2)	Based on the underwritten rent roll.

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LOAN #1: General Motors Building

The following table presents certain information relating to the General Motors Building Property:

Ten Largest Owned Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of GLA	UW Base Rent(3)	% of Total UW Base Rent	UW Base Rent $ per SF(3)	Lease Expiration	Renewal / Extension Options
Weil, Gotshal & Manges(4)	NR / NR / NR	489,867	24.6%	$51,278,352	19.3%	$104.68	8/31/2034	2, 5-year options
Under Armour(5)	NR / Baa2 / BB+	49,582	2.5	29,999,945	11.3	605.06	6/30/2034	2, 5-year options
Aramis(6)	NR / A2 / A+	299,895	15.1	27,530,236	10.3	91.80	3/31/2020	2, 5-year options
BAMCO(7)	NR / NR / NR	105,579	5.3	21,290,010	8.0	201.65	5/31/2035	1, 5-year option
Apple(8)	NR / Aa1 / AA+	105,748	5.3	18,057,615	6.8	170.76	1/31/2034	3, 5-year options
Perella Weinberg	NR / NR / NR	130,155	6.5	12,392,687	4.7	95.21	1/31/2022	N/A
JP Morgan Chase	A+ / A3 / A-	7,500	0.4	10,980,750	4.1	1,464.10	5/31/2021	1, 5-year option
Cartier	NR / NR / NR	11,745	0.6	8,891,545	3.3	757.05	12/31/2018	2, 10-year options
Balyasny Asset Management(9)	NR / NR / NR	63,606	3.2	8,150,250	3.1	128.14	12/31/2027	1, 5-year option
GM(10)	BBB- / Baa3 / BBB	76,200	3.8	7,010,400	2.6	92.00	3/31/2020	N/A
Ten Largest Owned Tenants		1,339,877	67.3%	$195,581,790	73.4%	$145.97
Remaining Tenants		550,242	27.7	70,735,275	26.6	128.55
Vacant		99,864	5.0	0	0.0	0.00
Total / Wtd. Avg. All Tenants		1,989,983	100.0%	$266,317,065	100.0%	$140.90

(1)	Based on the underwritten rent roll dated June 1, 2017.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	UW Base Rent and UW Base Rent $ per SF exclude $11,269,632 ($5.66 per SF) of straight line rents through the tenants’ respective lease terms associated with Weil ($6,010,916) and Apple ($4,107,800), as well as four other tenants, which are included in the “Cash Flow Analysis” table below.

(4)	Weil leases 100,024 SF of space through August 31, 2019 and 389,843 SF through August 31, 2034. Weil has the right to terminate (a) its 20,791 SF of below grade storage space, at any time, and (b) either (i) its 38,900 SF of space on the 22nd floor or (ii) its 39,900 SF of space on the 32nd floor, on or after August 31, 2022. Weil most recently extended its lease for 389,843 SF of its space through August 2034 at an initial base rent of $114.00 per SF, above its current in place weighted average gross rent of $92.37 per SF. BPLP, one of the borrower sponsors, provided a payment guaranty for the gap rent between Weil’s current rent and Weil’s underwritten rent which commences in September 2019.

(5)	Under Armour’s lease commences on the substantial completion of landlord’s work, which is projected to be January 1, 2019. Under Armour has the right to terminate its lease if its space is not delivered by July 1, 2019 and the failure to deliver the space is not due to tenant-caused delays or force majeure. Under Armour’s space is currently occupied by Apple while the Apple Cube Space (as defined below) and expansion is under construction. Under Armour is not currently in occupancy or paying rent. The BPLP provided a payment guaranty with respect to Under Armour’s rent. Under Armour has 12 months of free rent, equal to $30,000,000, beginning after its lease commencement date.

(6)	Aramis subleases 9,725 SF of its space on the 46th floor to GF Capital Management at $107.00 per SF.

(7)	BAMCO has executed a renewal to extend its lease to May 2035, commencing in January 2024 for a weighted average base rent of approximately $201.65 per SF. BAMCO’s in place weighted average base rent is approximately $147.77 per SF. BPLP provided a payment guaranty with respect to BAMCO’s gap rent between closing and the renewal rent commencing in January 2024. After the expiration of the guaranty by BPLP, the lower of market or in place rent has been underwritten.

(8)	Apple is temporarily occupying the space expected to be occupied by Under Armour once Under Armour‘s lease commences, while the Apple Cube Space and expansion is under construction. Apple is obligated to vacate its temporary space by December 31, 2018 and has the right to terminate its entire lease if its space is not delivered by February 3, 2020, subject to force majeure. Apple leases 2,754 SF of storage space through December 31, 2018 and 102,994 SF through January 1, 2034. Apple has 17 months of free rent, equal to $9,562,500, on its 21,907 SF of expansion space commencing in August 2017. BPLP provided a payment guaranty with respect to Under Armour’s gap rent (for the difference between the rent being paid by Apple for the space anticipated to be occupied by Under Armour and the rent that will be due upon commencement of Under Armour’s lease) and free rent. Apple leases 2,754 of storage space through December 31, 2018.

(9)	Balyasny Asset Management may terminate its lease effective December 31, 2022 with a minimum of one year’s notice and payment of a termination fee. Balyasny Asset Management has six months of free rent on its 34th floor space, totaling $1,481,625.

(10)	GM subleases 38,100 SF on the 14th floor to Grosvenor Capital at $80.00 per SF and 38,100 SF on the 16th floor to Reservoir Operations at $85.00 per SF.

The following table presents the lease rollover schedule at the General Motors Building Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent	UW Base Rent $ per SF(3)	# of Expiring Tenants
2017	11,226	0.6%	0.6%	$993,600	0.4%	$88.51	1
2018	52,373	2.6	3.2%	15,456,871	5.8	295.13	3
2019	106,096	5.3	8.5%	9,123,113	3.4	85.99	2
2020	532,016	26.7	35.3%	50,741,831	19.1	95.38	6
2021	35,486	1.8	37.0%	16,570,250	6.2	466.95	3
2022	144,898	7.3	44.3%	14,412,478	5.4	99.47	2
2023	2,747	0.1	44.5%	1,870,937	0.7	681.08	1
2024	38,100	1.9	46.4%	3,429,000	1.3	90.00	1
2025	66,347	3.3	49.7%	6,783,128	2.5	102.24	2
2026	48,201	2.4	52.1%	9,096,994	3.4	188.73	2
2027	99,324	5.0	57.1%	12,273,236	4.6	123.57	5
2028 & Thereafter	753,305	37.9	95.0%	125,565,627	47.1	166.69	10
Vacant	99,864	5.0	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	1,989,983	100.0%		$266,317,065	100.0%	$140.90	38

(1)	Calculated based on approximate square footage occupied by each Owned Tenant unless otherwise specified.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the Lease Expiration Schedule.

(3)	UW Base Rent and UW Base Rent $ per SF exclude $11,269,632 of total underwritten straight line rents associated with Weil ($6,010,916), which leases 100,024 SF of space through August 31, 2019 and 389,843 SF through August 31, 2034, and Apple ($4,107,800) which leases 2,754 SF of storage space through December 31, 2018 and 102,994 SF through January 1, 2034, as well as four other tenants.

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LOAN #1: General Motors Building

Major Tenants

Weil, Gotshal & Manges (489,867 SF, 24.6% of NRA, 19.3% of underwritten rent). Weil, an international corporate law firm, has its global headquarters at the General Motors Building Property. Founded in 1931, Weil currently has over 1,100 lawyers in 19 offices worldwide. Weil’s specialty practice areas include litigation, corporate, restructuring, tax and benefits. Weil was ranked #15 in a legal industry publication ranking for profits per partner for 2016. Weil is an original tenant at the General Motors Building Property, having been in continuous occupancy since 1968 and has expanded its space multiple times in its 49 years at the General Motors Building Property. Weil most recently extended its lease for 389,843 SF of its space through August 2034 at an initial base rent of $114.00 per SF, above its current in-place weighted average gross rent of $92.37 per SF. BPLP provided a payment guaranty for the gap rent between Weil’s current rent and Weil’s underwritten rent which commences in September 2019. Weil has the right to terminate (a) its 20,791 SF of below grade storage space, at any time, and (b) either (i) its 38,900 SF of space on the 22nd floor or (ii) its 39,900 SF space on the 32nd floor, on or after August 31, 2022.

Aramis (299,895 SF, 15.1% of NRA, 10.3% of underwritten rent). The General Motors Building Property serves as headquarters for Aramis, a brand launched in 1964 by The Estée Lauder Companies. Aramis was the first prestige men’s fragrance to be sold in department stores and continues to be engaged in the men’s fragrance and grooming retail category. Aramis is an original tenant at the General Motors Building Property, having been in continuous occupancy since 1968. Aramis currently subleases 9,725 SF of its space that is noncontiguous on the 46th floor, and has two five-year extension options remaining, each with eighteen months’ notice at 95% of fair market rents.

Under Armour (49,582 SF, 2.5% of NRA, 11.3% of underwritten rent). Under Armour is a developer, manufacturer and retailer of performance apparel, footwear and accessories for men, women and youth. Under Armour’s space at the General Motors Building Property is expected to be used as its flagship “Under Armour Brand House” retail store. Under Armour’s lease commences on the substantial completion of landlord’s work, which is projected to be January 1, 2019. Under Armour has the right to terminate its lease if its space is not delivered by July 1, 2019 and the failure to deliver the space is not due to tenant-caused delays or force majeure. Under Armour’s space is currently occupied by Apple while the Apple Cube Space (as defined below) and expansion is under construction. Under Armour is not currently in occupancy or paying rent. BPLP provided a payment guaranty with respect to Under Armour’s gap rent (for the difference between the rent being paid by Apple for the space anticipated to be occupied by Under Armour and the rent that will be due upon commencement of Under Armour’s lease) and free rent due to Under Armour. Under Armour will have 12 months of free rent, equal to $30,000,000, beginning after its lease commencement date.

BAMCO (105,579 SF, 5.3% of NRA, 8.0% of underwritten rent). BAMCO is a privately owned investment manager that provides services to investment companies and manages separate client-focused equity portfolios. BAMCO is a subsidiary of Baron Capital Group Inc., both of which are headquartered at the General Motors Building Property. BAMCO has executed a renewal to extend its lease to May 2035, commencing in January 2024 for a weighted average base rent of approximately $201.65 per SF. BAMCO’s in place weighted average base rent is approximately $147.77 per SF. BPLP provided a payment guaranty with respect to BAMCO’s gap rent between closing and the renewal rent commencing in January 2024. After the expiration of the guaranty by BPLP, the lower of market or in place rent has been underwritten.

Apple (105,748 SF, 5.3% of NRA, 6.8% of underwritten rent). Apple is a designer, developer and retailer of consumer electronics, computer software and online services headquartered in Cupertino, California. Apple has its flagship retail location at the General Motors Building Property underneath a 35-foot glass cube at the center of the pedestrian plaza on the Fifth Avenue side of the General Motors Building Property (the “Apple Cube Space”). Apple recently executed an extension for 102,994 SF through January 2034 and is currently occupying the former FAO Schwarz space on the 58th Street side of the General Motors Building Property, while its store undergoes a renovation to expand its space by approximately 34,000 SF, increasing ceiling heights by lowering the floor approximately five feet and adding storage space and back of house capacity by expanding into formerly dark space located below grade. Apple is obligated to vacate its temporary space by December 31, 2018 and has the right to terminate its entire lease if its expanded Apple Cube Space is not delivered by February 3, 2020, subject to force majeure. Apple leases 2,754 SF of storage space through December 31, 2018 and 102,994 SF through January 1, 2034. Apple has 17 months of free rent, equal to $9,562,500, on its 21,907 SF of expansion space commencing in August 2017. BPLP provided a payment guaranty with respect to Apple’s free rent.

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LOAN #1: General Motors Building

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the General Motors Building Property:

Cash Flow Analysis(1)

	2013	2014	2015	2016	Underwritten(2)	Underwritten $ per SF(2)
Base Rent(2)	$188,477,818	$197,172,437	$193,759,747	$206,851,492	$266,317,065	$133.83
Straight Line Rent(3)	0	0	0	0	11,269,632	5.66
Rent Abatements(4)	0	0	0	0	0	0.00
Gross Up Vacancy	0	0	0	0	16,547,756	8.32
Reimbursements	29,544,790	35,800,858	38,501,366	39,027,298	27,629,542	13.88
Mark to Market(5)	0	0	0	0	17,100,676	8.59
Apple Percentage Rent	13,435,678	11,075,213	9,266,920	5,301,583	4,921,916	2.47
Direct Utilities	2,040,806	2,298,058	2,229,659	1,242,134	2,345,676	1.18
Service Income	2,596,805	2,976.371	3,277,203	3,357,322	4,425,456	2.22
Other Income(6)	16,176,651	7,995,847	2,733,268	569,626	754,455	0.38
Gross Revenue	$252,272,548	$257,318,784	$249,768,162	$256,349,455	$351,312,174	$176.54

Vacancy & Credit Loss	0	0	0	0	(16,547,756)	(8.32)
Effective Gross Income	$252,272,548	$257,318,784	$249,768,162	$256,349,455	$334,764,418	$168.22

Real Estate Taxes	$48,843,713	$56,588,425	$64,304,184	$69,746,440	$76,093,094	38.24
Insurance	5,185,870	4,151,381	3,138,234	2,868,853	2,820,108	1.42
Management Fee(7)	5,242,237	5,338,307	5,478,829	5,405,290	1,000,000	0.50
Other Operating Expenses	24,989,132	25,925,053	26,335,253	26,903,526	27,544,807	13.85
Total Operating Expenses	$84,260,952	$92,003,166	$99,256,499	$104,924,109	$107,458,009	$54.00

Net Operating Income	$168,011,596	$165,315,617	$150,511,664	$151,425,346	$227,306,409	$114.23
TI/LC	0	0	0	0	5,363,618	2.69
Capital Expenditures	0	0	0	0	397,997	0.20
Net Cash Flow	$168,011,596	$165,315,617	$150,511,664	$151,425,346	$221,544,794	$111.33

Occupancy	96.9%	98.5%	96.7%	96.3%	95.0%(9)
NOI Debt Yield(8)	11.4%	11.2%	10.2%	10.3%	15.5%
NCF DSCR(8)	3.29x	3.23x	2.94x	2.96x	4.33x

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten Base Rent and Underwritten $ per SF reflects contractual rents as of June 1, 2017, and includes rent steps through June 2018. Various adjustments have been made to the in place rents which are detailed below:

(i)	Apple is currently undergoing a major renovation to their Apple Cube Space. During the renovations, Apple is occupying the former FAO Schwarz space as temporary space until the earlier of the completion of their renovations or the outside kick out date of December 31, 2018. Base rent for Apple as of January 2019 has been underwritten in conjunction with the Under Armour lease commencement date. Apple is currently paying annual contractual rent of $12,500,004 on the temporary space, which steps up to $24,000,000 annually in August 2018 in addition to their existing lease for the Apple Cube Space. Lenders are underwriting $18,057,615 in base rent and $19,429,881 in gross rent (base rent plus recoveries) for Apple.

(ii)	Under Armour has executed a lease commencing in January 2019 for the space that is currently occupied by Apple as temporary space. Contractual rent has been underwritten for Under Armour based on the rent due date as of January 2019 when the lease is expected to commence. BPLP provided a payment guaranty for the gap rent between the rent Apple is currently paying to occupy its temporary space and the rent that will be due under Under Armour’s lease once such lease commences.

(iii)	Weil has executed a renewal for 389,843 SF of its space through August 2034, commencing in September 2019. Underwritten Base Rent for Weil uses rents effective as of September 2019. With respect to the space not extended, contractual in-place rent inclusive of 12 months’ rent steps and existing recoveries has been underwritten. BPLP provided a payment guaranty for the gap rent between Weil’s current rent and their underwritten rent which commences in September 2019.

(iv)	BAMCO has executed a renewal to extend its lease to May 2035, commencing in January 2024 for a weighted average base rent of approximately $201.65 PSF. BAMCO’s in place weighted average base rent is approximately $147.77 per SF. The gap rent between closing and the renewal rent commencing in January 2024 is guaranteed by BPLP. After the expiration of the guaranty by BPLP, the lower of market or in place rent has been underwritten.

(v)	Continental Grain is currently subleasing from GM and has executed a direct lease commencing in April 2020 on the expiration of their existing sublease. GM is currently paying $92.00 PSF in base rent. Continental Grain’s direct rent in 2020 of $110.00 per SF has been underwritten. BPLP provided a guaranty for the gap rent until 2020.

(3)	Underwritten Straight Line Rent is based on net present value of future contractual rent steps after June 1, 2018 for investment grade tenants and law firm tenants included in a listing of the largest 100 United States law firms through the tenants’ lease expirations (which in the case of certain tenants, expire beyond the loan term). Tenants with underwritten straight line rents include Weil ($6,010,916), Apple ($4,107,800) and four other tenants.

(4)	Apple has an abatement period for its percentage rent component that commences in October 2017 until it has moved into its expanded and redeveloped space. Once Apple has moved back into its expanded and redeveloped space, it will be required to pay 2.25% in percentage rent above $200,000,000 a year in sales. BPLP provided a guaranty for the estimated gap percentage rent. Underwritten Apple Percentage Rent is equal to the average Apple sales from 2013 through 2016 over the new $200,000,000 breakpoint and the 2.25% percentage rent.

(5)	Rents have been marked up or down, as applicable, based on the appraiser’s conclusion of market rents.

(6)	Underwritten Other Income primarily consists of net antenna income.

(7)	Contractual management fee is equal to 2.0% of effective gross income. Underwritten management fee is capped at $1,000,000.

(8)	NOI Debt Yield and NCF DSCR calculations are based on the aggregate outstanding principal balance of the General Motors Building Senior Pari Passu Notes (as defined below) and exclude the outstanding principal balance of the Junior Non-Trust Notes (as defined below).

(9)	Underwritten Occupancy includes Under Armour, which has an executed lease but is not expected to be in occupancy at the General Motors Building Property until January 1, 2019.

■	Appraisal. According to the appraisal, the General Motors Building Property has an “as-is” appraised value of $4,800,000,000 as of May 8, 2017.

Appraisal Approach(1)	Value	Discount Rate	Capitalization Rate
Direct Capitalization Approach	$4,600,000,000	N/A	3.50%
Discounted Cash Flow Approach	$4,800,000,000	6.00%	4.50%(2)

(1)	Based on the “as-is” appraised value.

(2)	Represents the terminal capitalization rate.

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LOAN #1: General Motors Building

■	Environmental Matters. Based on a Phase I environmental report dated May 9, 2017, the environmental consultant did not identify evidence of any recognized environmental conditions or recommendations for further action at the General Motors Building Property.

■	Market Overview and Competition. The General Motors Building Property is located on the entire city block bound by Fifth Avenue and Madison Avenue between East 58th Street and East 59th Street. This area of Midtown Manhattan is known as the Madison/Fifth Avenue subdistrict and is considered one of Manhattan’s premier office locations according to the appraisal. The General Motors Building Property is surrounded by many of New York’s landmarks, restaurants, hotels, shops and tourist attractions, made accessible by the presence of several major transportation hubs. The General Motors Building Property is located within the boundaries of the Plaza District, which is generally bound by 47th Street to the south and 65th Street to the north, and from Avenue of the Americas to the East River.

As of the first quarter 2017, the three office statistical areas that comprise the Plaza District contain 81.1 million SF of Class A office space, 6.4 million SF of Class B office space and 481,485 SF of Class C office space. Historically, the Plaza District has evidenced the highest rents in Midtown Manhattan due to the demand generated by its location and quality space, according to the appraisal. As of the first quarter of 2017, the Class A office space in the Plaza District had a direct vacancy rate of 9.4% and average asking rents of $99.69 per SF, above the direct primary Midtown Manhattan average of $88.93 per SF.

According to the appraisal, as of first quarter 2017, the Madison/Fifth Avenue subdistrict consisted of approximately 19.8 million SF of Class A office space and had a direct vacancy rate of 11.0% and overall direct weighted average asking rents of $110.15 per SF. Overall vacancy of Class A office space in the Madison/Fifth Avenue subdistrict dropped by 2.0% from 13.3% in the first quarter 2016 to 11.3% in the first quarter 2017, the lowest quarterly total since the first quarter of 2008. Direct weighted average Class A office rental rates increased by $5.10 per SF over the same time period.

The following table presents certain information relating to the Class A Office Market for the Plaza District:

Plaza District - Class A Office Market Summary(1)

	Inventory (SF)	Overall Vacancy	Direct Vacancy	Direct Rental Rate	YTD Leasing Activity

Madison/Fifth	19,782,877	11.8%	11.0%	$110.15	296,980
Park Avenue	21,842,808	12.4%	9.2%	$101.41	249,730
Sixth Avenue/Rockefeller Center	39,485,121	10.9%	8.8%	$92.13	890,591
Total/Wtd. Avg.	81,110,806	11.5%	9.4%	$99.69	1,437,301
(1)	Source: Appraisal.

The appraiser identified 10 comparable recent office leases ranging in tenant size from 4,002 SF to 110,025 SF. The comparable leases are all located in buildings similar in class to the General Motors Building Property, and in the General Motors Building Property’s general competitive market according to the appraisal. The comparable leases have terms ranging from 6 to 15 years and exhibit a range of rents from $108.50 per SF to $180.00 per SF, with an average of $148.95 per SF, prior to adjustments. After adjustments for rent concessions, the comparables’ rents range from $125.19 per SF to $189.50 per SF, with an average of $156.50 per SF. Free rent concessions ranged from zero to 13 months. Tenant improvement allowances ranged from $35.00 per SF to $100.00 per SF. The comparable leases are outlined in the following chart.

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LOAN #1: General Motors Building

The following table presents certain information relating to recent office leasing activity for General Motors Building Property’s office market:

Recent Office Leasing Activity(1)
Address	590 Madison Avenue	520 Madison Avenue	375 Park Avenue	9 West 57th Street	650 Madison Avenue	450 Park Avenue	399 Park Avenue	9 West 57th Street	375 Park Avenue	375 Park Avenue
Year Built	1982	1982	1958	1971	1987	1972/2003	1961	1971	1958	1958
Office NRA (SF)	1,016,413	849,600	830,009	1,500,000	521,544	247,242	1,250,000	1,500,000	830,009	830,009
No. Stories	43	43	38	50	27	33	39	50	38	38
Lease Information
Tenant Name	Cemex	CIC Union	Servcorp NYC	Qatar Investment Authority	Carson Family Trust	Banco Bradesco	Morgan Stanley	Zimmer Partners	Fried Frank	Strategic Asset Services
Floor(s) Leased	Pt. 27th	Ent. 36th-37th	Pt. 26th	Pt. 38th	Pt. 26th	Ent. 32nd-33rd	Ent. 12th, Ent. 23rd, Ent. 24th	Pt. 33rd	Pt. 36th-37th	Pt. 20th
Lease Date	Feb-2017	Jan-2017	Jan-2017	Jan-2017	Jan-2017	Dec-2016	Jul-16	Jul-16	Jun-16	May-16
Term (Years)	15	10	10	10	10	13	15	10	6	7
Lease Type	Gross	Gross	Gross	Gross	Gross	Gross	Gross	Gross	Gross	Gross
Tenant Size	5,903	46,822	9,572	14,000	4,002	21,822	110,025	20,100	11,703	16,000
Rent per SF	$145.00	$127.00	$173.00	$180.00	$120.00	$149.00	$108.50	$155.00	$167.00	$165.00
Rent Steps	$155.00 (Yr. 5)	$136.00 (Yr. 6)	$183.00 (Yr. 6)	$185.00 (Yr. 6)	$130.00 (Yr. 6)	$159.00 (Yr. 6)	$118.50 (Yr. 6)	$165.00 (Yr. 6)	$174.00 (Yr. 5)	$170.00 (Yr. 5)
	$165.00 (Yr. 10)	$145.00 (Yr. 11)					$128.50 (Yr. 11)
Free Rent (Months)	8	13	4	6	6	11	10	0	6	3
Workletter (per SF)	$75.00	$77.50	$40.00	$65.00	$65.00	$70.00	$90.00	$110.00	$100.00	$35.00
Adjustments
Rent Concessions	$2.89	($1.81)	$14.53	$9.50	$6.50	$0.96	($0.13)	$11.50	$8.92	$22.68
Effective Adjusted Rent per SF	$147.89	$125.19	$187.53	$189.50	$126.50	$149.96	$108.37	$166.50	$175.92	$187.68

(1)	Source: Appraisal.

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LOAN #1: General Motors Building

The following table presents certain information relating to the appraiser’s concluded office rental rate for the General Motors Building Property:

Office Market Rent Conclusion(1)
Market Rent	Floors	Rent per SF
	3 to 6	$110.00
	7 to 10	$115.00
	11 to 16	$120.00
	17 to 26	$140.00
	27 to 37	$155.00
	38 to 43	$175.00
	44 to 50	$210.00
Tenant Category	Minor	Major
Size	Partial Floor	Full Floor
Lease Term (years)	10	15
Free Rent (months)	10	12
Tenant Improvements (per SF)	$65.00	$70.00
Lease Type (reimbursements)	Mod. Gross	Mod. Gross
Contract Rent Increase Projection	10.0% in Year 6	10.0% in every 5 years

(1)	Source: Appraisal.

The appraisal identified 29 comparable office properties totaling approximately 20.0 million SF that exhibited a gross rental range of $75.00 per SF to $200.00 per SF and a weighted average occupancy rate of approximately 90.5% for direct space. Of the 29 buildings surveyed, seven are considered directly competitive with the General Motors Building Property in terms of building classification, asking rents, rentable office area and current occupancy. The directly competitive properties exhibited a gross rental range of $85.00 per SF to $200.00 per SF and a weighted average direct occupancy of approximately 86.0%, and excluding 9 West 57th Street, whose ownership has been historically very selective in its leasing, the average direct occupancy rate for these buildings is 94.0%, compared to 90.5% for all the competitive buildings compared with the General Motors Building Property, and 91.3% for Class A space within Midtown as a whole.

Directly Competitive Buildings(1)

Property	Office Area (NRA SF)	Direct Available SF	Sublease Available SF	% Occupied (Direct)	% Occupied (Total)	Direct Asking Rent (per SF)
						Low	High
650 Madison Avenue	521,544	18,094	0	96.5%	96.5%	$120.00	$130.00
660 Madison Avenue	239,113	0	6,676	100.0%	97.2%	N/A	N/A
667 Madison Avenue	267,135	59,435	0	77.8%	77.8%	$135.00	$195.00
712 Fifth Avenue	457,281	31,408	9,813	93.1%	91.0%	$85.00	$140.00
375 Park Avenue	830,009	7,650	0	99.1%	99.1%	$150.00	$180.00
390 Park Avenue	260,000	36,979	10,726	85.8%	81.7%	$185.00	$185.00
9 West 57th Street	1,500,000	416,505	0	72.2%	72.2%	$110.00	$200.00
Total/Wtd. Avg.	4,075,082	570,071	27,215	86.0%	85.3%	$85.00	$200.00

(1)	Source: Appraisal.

The General Motors Building Property is located in both the Upper Fifth Avenue retail submarket, which is defined as Fifth Avenue between the north side of 49th Street to the south side of 60th Street, as well as the Madison Avenue retail submarket, which is defined as Madison Avenue between the north side of 57th Street and the south side of 72nd Street. The appraiser noted that the leasing markets along Fifth Avenue and Madison Avenue are among the highest in Manhattan and the United States as a whole. As of the first quarter 2017, direct asking rents in the Upper Fifth Avenue retail submarket and Madison Avenue retail submarket were $3,123 per SF and $1,407 per SF, respectively. The availability, the number of available retail spaces available divided by the total number of retail spaces in a given market, was 17.4% for the Upper Fifth Avenue retail submarket and 22.9% for the Madison Avenue retail submarket, for the first quarter 2017. The appraiser identified 8 recent comparable retail leases which are detailed in the following chart.

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LOAN #1: General Motors Building

The following table presents certain information relating to recent retail leasing activity for in General Motors Building Property’s retail market:

Comparable Retail Leases(1)
Address	723 Madison Avenue	650 Fifth Avenue	680 Madison Avenue	683 Fifth Avenue	685 Fifth Avenue	683 Madison Avenue	730 Fifth Avenue	650 Madison Avenue
Tenant Name	Paule Ka	Nike	Tom Ford	Stuart Weitzman	Coach	Bally’s	Zegna	Moncler
Frontage	Madison Avenue	Fifth Avenue & 52nd Street	61st Street & Madison Avenue	Fifth Avenue	Fifth Avenue & 54th Street	Madison Avenue & 61st Street	West 57th Street	Madison Avenue & East 60th Street
Lease Date	Dec-16	Dec-16	Aug-16	Jun-16	Feb-16	Jan-16	Feb-16	Sep-15
Original Term	10	15.5	10	10	10	10	15	10
Lease Type	Gross	Gross	Gross	Gross	Gross	Gross	Gross	Gross
Tenant Size (SF)	867 Grade	7,008 Grade	3,470 Grade	1,281 Grade	4,627 Grade	3,013 Grade	1,600 Grade	3,000 Grade
	415 LL	4,706 LL	5,000 2nd		5,247 LL		850 LL
	379 2nd	9,500 2nd			1,601 Mezz		1,600 Mezz
		12,000 3rd			6,337 2nd		7,530 2nd
		12,000 4th			6,337 3rd
12,000 5th
12,000 6th
Base Rent	$1,452,225	$33,190,000	$6,300,000	$5,000,000	$21,000,000	$5,001,580	$7,200,000	$4,500,000
Base Rent (per SF)	$1,600 Grade	$3,500 Grade	$1,650 Grade	$3,903 Grade	$3,550 Grade	$1,660 Grade	$3,515 Grade	$1,500 Grade
	$50 LL	$50 LL	$115 2nd		$150 LL		$150 LL
	$125 2nd	$350 2nd			$200 Mezz		$200 Mezz
		$200 3rd			$400 2nd		$150 2nd
		$75 4th			$150 3rd
$75 5th
$75 6th
Escalations	N/A	% Incr. / Yr.	N/A	& Incr. / Yr.	9% Incr. / 3 Yrs.	% Incr. / Yr.	% Incr. / Yr.	% Incr. / Yr.
Free Rent (Months)	5	6	6	6	9	6	6	6
Workletter (per SF)	$0.00	$508.00	$1,534.83	$0.00	$869.60	$0.00	$1,727.12	$0.00

(1)	Source: Appraisal.

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LOAN #1: General Motors Building

The following table presents certain information relating to the appraiser’s concluded retail rental rate for the General Motors Building Property:

Retail Market Rent Conclusion(1)

Tenant Category	Rent per SF
Retail (Lobby)	$140.00
Retail (Basement)	$250.00
Retail (Concourse)	$75.00
Retail (Madison Corner)	$1,250.00
Retail (Madison Midblock)	$1,200.00
Retail (Fifth Avenue)	$1,500.00
Retail (2nd Floor)	$250.00
Lease Term (years)	10
Free Rent (mos)	6
Tenant Improvements (Per SF)	$0.00
Lease Type (reimbursements)	Mod. Gross
Contract Rent Increase Projection	10.0% in year 6

(1)	Source: Appraisal.

■	The Borrower. The borrower is 767 Fifth Partners LLC, a single-purpose, single-asset Delaware limited liability company. Legal counsel for the borrower delivered a non-consolidation opinion in connection with the origination of the General Motors Building Loan Combination. The sponsors for the General Motors Building Loan are BPLP, a Delaware limited partnership, 767 LLC, a Delaware limited liability company, and Sungate Fifth Avenue LLC, a Delaware limited liability company. . Other than the borrower, no person or entity guarantees the non-recourse carveouts or provides environmental indemnities with respect to the General Motors Building Loan Combination. Boston Properties, Inc. (“Boston Properties”) is a self-administered and self-managed publicly traded real estate investment trust that conducts its business through BPLP, which in turn holds all of Boston Properties’ interests. BPLP is one of the largest owners, managers and developers of Class A office properties in the United States, with significant presence in five markets: Boston, Los Angeles, New York, San Francisco and Washington, D.C. As of May 31, 2017, BPLP owned or had interests in 175 commercial real estate properties, aggregating approximately 48.2 million net rentable SF. New York is BPLP’s largest market by net operating income, generating annualized net operating income of approximately $452 million as of the first quarter 2017. For the same time period, BPLP reported that its New York CBD portfolio was 94.3% leased at an average rental rate of $102.50 per SF with over 3.4 million SF of office space under development nationwide. BPLP’s office buildings under development are 65% pre-leased and include Salesforce Tower in San Francisco, CA, which is expected to be the tallest building in San Francisco when complete.

■	Escrows. During the continuance of a Cash Management Sweep Period (as defined below), the borrower is required to deposit on each due date an amount equal to one-twelfth of (i) the taxes that the lender reasonably estimates will be payable during the next ensuing 12 months, and (ii) the insurance premiums that the lender reasonably estimates will be payable for renewal of the coverage afforded by the policies upon their expiration, provided that the borrower’s obligation to deposit such amount is provisionally suspended upon delivery to the lender of evidence satisfactory to the lender that some or all of the policies of insurance required to be maintained by the borrower pursuant to the General Motors Loan Combination documents are maintained pursuant to blanket insurance policies which blanket insurance policies otherwise comply with the requirements of the General Motors Building Loan documents. Notwithstanding the foregoing, in connection with the origination of the General Motors Building Loan, the borrower has the right to deliver the lender a guaranty (a “BPLP Guaranty”) from BPLP (in the context of the BPLP Guaranty, the “BPLP Guarantor”), in lieu of making the payments to any of the reserve accounts, so long as BPLP’s senior unsecured credit rating is BBB or higher by S&P and Baa3 or higher by Moody’s (the “BPLP Guarantor Required Rating”). The aggregate amount guaranteed under any such BPLP Guaranty (together with any cash delivered by the borrower to the lender in lieu of making the deposits to any reserve accounts and/or any letter of credit delivered by

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LOAN #1: General Motors Building

the borrower to the lender) related to any such purpose, must at all times be at least equal to the aggregate amount which the borrower is required to have on deposit for such purpose. The aggregate amount guaranteed under any such BPLP Guaranty will be reduced as the borrower expends funds for the purposes which such funds would have otherwise been deposited in the reserve account. The aggregate amount of any BPLP Guaranty may not at any time exceed 11.8% of the outstanding principal balance of the General Motors Building Loan Combination.

In the event of any downgrade, withdrawal or qualification of the rating of BPLP Guarantor by any rating agency such that BPLP Guarantor no longer satisfies the BPLP Guarantor Required Rating, within 10 business days of such downgrade, withdrawal or qualification, the borrower is required to (i) deposit with the lender cash in the amount of the guaranteed obligations under each BPLP Guaranty then outstanding, and/or (ii) provide the lender with a letter of credit with a face amount equal to the guaranteed obligations under each BPLP Guaranty then outstanding.

At closing, BPLP provided a BPLP Guaranty in lieu of depositing $107,946,183 for existing tenant improvement and leasing commission costs and $161,161,013 in existing gap rent and free rent obligations.

■	Lockbox and Cash Management. The General Motors Building Loan documents require a hard lockbox with springing cash management. The General Motors Building Loan documents require the borrower to deliver tenant direction letters at closing, which will, at such time, direct tenants to pay rent directly to a lender-controlled lockbox account and require that all other money received by the borrower with respect to the General Motors Building Property be deposited into such lockbox account within five business days after receipt thereof during the term of the General Motors Building Loan. During the continuance of a Cash Management Sweep Period (as defined below), all amounts in the lockbox account are required to be swept to a lender-controlled cash management account on a daily basis and, provided no event of default under the General Motors Building Loan documents is continuing, applied to payment of debt service and funding of required reserves, with the remainder (i) to the extent a Cash Management Sweep Period is continuing, first applied to pay monthly operating expenses and then deposited into an excess cash flow reserve and held by the lender as additional collateral for the General Motors Building Loan; provided, however, if no event of default has occurred and is continuing, such funds are required to be disbursed to the borrower within ten days after the lenders’ receipt of a written request from the borrower (at its election) (a) to pay shortfalls on debt service on the General Motors Building Loan Combination, (b) to disburse monthly operating expenses (including payments to any affiliate of the borrower if set forth in the approved annual budget or otherwise approved by the lenders) as set forth in the approved annual budget and extraordinary expenses reasonably approved by the lender, (c) to pay capital expenditures (other than payments to any affiliate of the borrower unless set forth in the approved annual budget or otherwise approved by the lenders) subject to the satisfaction of certain capital expenditure release conditions and (d) to pay tenant improvement costs, tenant improvement allowances or leasing expenses as set forth in the approved annual budget or incurred on commercially reasonable terms in connection with leases which do not require the lender’s approval, subject to satisfaction of certain tenant improvement release conditions or leasing commission/allowance release conditions, and (ii) to the extent no Cash Management Sweep Period is continuing, to be swept into the borrower’s operating account. All excess cash flow is required to be swept and held as additional collateral for the General Motors Building Loan Combination during a Cash Management Sweep Period and disbursed pursuant to the General Motors Building Loan documents.

After the occurrence and during the continuance of an event of default under the General Motors Building Loan documents, the lender may apply any funds in the cash management account to amounts payable under the General Motors Building Loan (and/or toward the payment of expenses of the General Motors Building Property), in such order of priority as the lender may determine.

A “Cash Management Sweep Period” will commence upon the occurrence of (a) an event of default under the General Motors Building Loan documents or (b) the debt service coverage ratio being less than 1.20x as of the last day of any calendar quarter and will terminate upon (x) in the case of clause (a), the cure of such event of default, and (y) in the case of clause (b) (A) the debt service coverage ratio of the General Motors Building Loan Combination being 1.20x or greater for one calendar quarter and no event of default is continuing or (B) the borrower’s delivery of (x) cash in an amount that would have to be prepaid to bring the debt service coverage ratio to 1.20x to be held as an additional reserve fund, (y) a letter of credit satisfying the requirements in the General Motors Building Loan Combination documents or (z) so long as BPLP’s senior unsecured credit rating is BBB or higher by S&P and Baa3 or higher by Moody’s, a guaranty by BPLP, in each case in an amount that would be required to be prepaid in order for the debt service coverage ratio to equal at least 1.20x.

■	Property Management. The General Motors Building Property is managed by BPLP, a borrower affiliate. The lender has the right to direct the borrower to terminate the property management agreement and replace the property manager if (i) the property manager becomes insolvent or a debtor in an involuntary bankruptcy or insolvency proceeding not dismissed within 90 days or any voluntary bankruptcy or insolvency proceeding; (ii) an event of default

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LOAN #1: General Motors Building

under the General Motors Building Loan Combination documents has occurred and is continuing; (iii) the property manager has engaged in gross negligence, fraud, willful misconduct or misappropriation of funds; or (iv) a default by the property manager under the property management agreement has occurred and is continuing beyond all applicable notice and cure periods. The borrower has the right to replace the property manager without the lender’s consent, provided no event of default is continuing under the General Motors Building Loan Combination documents with a Qualified Manager (as defined below) provided that the borrower enters into a replacement property management agreement on an arms-length basis and commercially reasonable market terms and a subordination of management agreement reasonably acceptable to the lender, and, if such Qualified Manager is an affiliate of the borrower, upon delivery of a new non-consolidation opinion.

“Qualified Manager” means (a) any affiliate of BPLP, (b) a property manager which has at least ten years’ experience in the management of Class-A office buildings in Manhattan, New York which at the time of its engagement as property manager of the General Motors Building Property has under management at least five million leasable SF comprising at least ten class-A office buildings, provided that such property manager is not the subject of a bankruptcy or similar insolvency proceeding; or (c) any other management organization approved by the lender in its reasonable discretion, for which the lender shall have received a rating agency confirmation in connection therewith.

■	Mezzanine or Secured Subordinate Indebtedness. Not permitted.

■	Release of Collateral. Not permitted

■	Terrorism Insurance. The borrower is required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to 100% of the full replacement cost of the General Motors Building Property with no deductible in excess of $100,000 (except with respect to earthquake and windstorm coverage), plus a business interruption insurance policy that provides 18 months of business interruption coverage with an additional extended period of indemnity for up to six months after the physical loss has been repaired. Notwithstanding the foregoing, in the event TRIPRA is no longer in effect, in no event is the borrower required to pay insurance premiums for terrorism insurance exceeding two times the amount of the then-current annual premium for the required comprehensive all risk insurance (excluding any terrorism, earthquake or flood component thereof) and business income/rent loss insurance (“Terrorism Premium Cap”) and, if the cost of such terrorism insurance exceeds the Terrorism Premium Cap, the borrower is required to purchase the maximum amount of terrorism insurance available with funds equal to the Terrorism Premium Cap. Provided that TRIPRA remains in effect, the borrower is permitted to maintain terrorism coverage from a captive insurance company pursuant to the conditions of the General Motors Building Loan Combination documents. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

15

LOAN #2: OLYMPIC TOWER

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller(3)		GACC
Location (City/State)	New York, New York	Cut-off Date Balance(4)		$60,000,000
Property Type	Mixed Use	Cut-off Date Balance per SF(2)		$1,162.99
Size (SF)	525,372	Percentage of Initial Pool Balance		6.4%
Total Occupancy as of 4/27/2017	98.8%	Number of Related Mortgage Loans		NAP
Owned Occupancy as of 4/27/2017	98.8%	Type of Security		Leasehold(1)
Year Built / Latest Renovation	1905, 1930, 1973 / NAP	Mortgage Rate		3.95394737%
Appraised Value	$1,900,000,000	Original Term to Maturity (Months)		120
Appraisal Date	4/1/2017	Original Amortization Term (Months)		NAP
Borrower Sponsor	OMERS Administration Corporation; Crown Olympic Partners LLC	Original Interest Only Period (Months)		120
Property Management	Oxford I Asset Management USA Inc.	First Payment Date		6/6/2017
		Maturity Date		5/6/2027

Underwritten Revenues	$94,904,955
Underwritten Expenses	$26,624,023		Escrows(5)
Underwritten Net Operating Income (NOI)	$68,280,932		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$66,136,694	Taxes	$0	$0
Cut-off Date LTV Ratio(2)	32.2%	Insurance	$298,431	$0
Maturity Date LTV Ratio(2)	32.2%	Replacement Reserve	$25,989,597	$0
DSCR Based on Underwritten NOI / NCF(2)	2.79x / 2.70x	TI/LC	$21,357,936	$0
Debt Yield Based on Underwritten NOI / NCF(2)	11.2% / 10.8%	Other(6)	$13,997,581	$153,680

Sources and Uses
Sources	$	%	Uses	$	%
Loan Combination Amount	$760,000,000	76.0%	Principal Equity Distribution	$665,800,015	66.6%
Mezzanine Debt	240,000,000	24.0	Loan Payoff	249,903,892	25.0
			Reserves	61,643,545	6.2
			Closing Costs	22,652,548	2.3
Total Sources	$1,000,000,000	100.0%	Total Uses	$1,000,000,000	100.0%

(1)	The collateral consists of the borrower’s (A) leasehold interest in all or a portion of four buildings (as described below under “The Mortgaged Property”) and (B) sub-leasehold interest in a parcel of the land (as described below under “The Mortgaged Property”).

(2)	DSCR, LTV, Debt Yield and Balance / SF calculations are based on the aggregate outstanding principal balance of the Olympic Tower Senior Pari Passu Notes (as defined below) and excludes the aggregate outstanding principal balance of the Olympic Tower Junior Non-Trust Notes (as defined below).

(3)	The Olympic Tower Loan Combination (as defined below) was originated by Deutsche Bank AG, acting through its New York Branch, Goldman Sachs Mortgage Company and Morgan Stanley Bank, N.A.

(4)	The Cut-off Date Balance of $60,000,000 represents the non-controlling notes A-1-C2 and A-1-C3, which are part of a loan combination evidenced by (i) 11 senior pari passu notes with an aggregate outstanding principal balance of $611,000,000 and (ii) three junior notes with an aggregate outstanding principal balance of $149,000,000.

(5)	See “—Escrows” below.

(6)	Other upfront escrows include $11,843,236 for rent concessions and $2,154,345 for ground rent.

■	The Mortgage Loan. The mortgage loan (the “Olympic Tower Loan”) is part of a loan combination (the “Olympic Tower Loan Combination”) evidenced by 11 senior pari passu notes (collectively the “Olympic Tower Senior Pari Passu Notes”) with a combined outstanding principal balance as of the Cut-off Date of $611,000,000, and three junior pari passu notes (collectively, the “Olympic Tower Junior Notes” with a combined outstanding principal balance as of the Cut-off Date of $149,000,000. The Olympic Tower Junior Notes are subordinate to the Olympic Tower Senior Pari Passu Notes as and to the extent described in “Description of the Mortgage Pool—The Loan Combinations—The Olympic Tower Loan Combination” in the Preliminary Prospectus. The aggregate outstanding principal balance as of the Cut-off Date of all the notes evidencing the Olympic Tower Loan Combination is $760,000,000. The Olympic Tower Loan Combination is secured by the borrower’s leasehold and subleasehold interest in four buildings comprising a mixed use office and retail property located in the New York, New York (the “Olympic Tower Property”). The Olympic Tower Loan is evidenced by non-controlling notes A-1-C2 and A-1-C3, has an outstanding principal balance as of the Cut-off Date of $60,000,000 and represents approximately 6.4% of the Initial Pool Balance. The related companion loans are evidenced by nine Olympic Tower Senior Pari Passu Notes which have an aggregate outstanding principal balance as of the Cut-off Date of $551,000,000, and the Olympic Tower Junior Notes, as detailed in the note summary table below. The Olympic Tower Loan Combination was originated by Deutsche Bank AG, acting through its New York Branch, Goldman Sachs Mortgage Company and Morgan Stanley Bank, N.A. on May 1, 2017. Each note evidencing the Olympic Tower Loan Combination has an interest rate of 3.95394737% per annum. The borrower utilized the proceeds of the Olympic Tower Loan Combination to refinance the existing debt on the Olympic Tower Property, return equity to the borrower sponsors, fund reserves and pay origination costs.

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LOAN #2: OLYMPIC TOWER

The Olympic Tower Loan, which is evidenced by notes A-1-C2 and A-1-C3, have received a credit assessment of Baa2 by Moody’s, AAA by Fitch and [TBD] by KBRA.

Note Summary

Note	Current or Anticipated Holder of Securitized Note	Cut-off Date Balance
Olympic Tower Loan
A-1-C2, A-1-C3	CD 2017-CD5	$60,000,000
Olympic Tower Senior Pari Passu Notes
A-1-S, A-2-S, A-3-S	Olympic Tower 2017-OT	$331,000,000
A-1-C1, A-1-C4, A-1-C5	DBJPM 2017-C6	$80,000,000
A-2-C1, A-2-C2	Goldman Sachs Mortgage Company	$84,000,000
A-3-C	BANK 2017-BNK5	$56,000,000
Olympic Tower Junior Notes
B-1, B-2, B-3	Olympic Tower 2017-OT	$149,000,000

The Olympic Tower Loan Combination had an initial term of 120 months and has a remaining term of 117 months as of the Cut-off Date. The Olympic Tower Loan Combination requires interest only payments throughout the entire term. The scheduled maturity date of the Olympic Tower Loan Combination is the due date in May 2027. Voluntary prepayment of the Olympic Tower Loan Combination is permitted on or after the due date in November 2026. Defeasance of the Olympic Tower Loan Combination with direct, non-callable obligations of the United States of America or other obligations which are “government securities” is permitted at any time after the earlier of May 1, 2020 and the second anniversary of the securitization of the last portion of the Olympic Tower Loan.

■	The Mortgaged Property. The Olympic Tower Property, built in separate phases in 1905, 1930 and 1973, is comprised of the borrower’s (A) leasehold interest in four buildings, including (i) a commercial condominium unit consisting of approximately 388,170 SF of office space across floors 3 - 21 and 36,556 SF of retail space across two sublevel floors and floors 1–2, which is part of a 52-story Class A mixed-use building located at 645 Fifth Avenue, New York, New York, (ii) an adjacent five-story building totaling 55,000 SF of ground and upper floor luxury retail occupied by Cartier, located at 651 Fifth Avenue, (iii) an adjacent five-story building totaling 20,000 SF of ground and upper level luxury retail occupied by Versace U.S.A., Inc., located at 647 Fifth Avenue, New York, New York and (iv) a 25,646 SF seven-story Class A office and retail building, located at 10 East 52nd Street, New York, New York, and (B) sub-leasehold interest in an approximately 2,211 SF parcel of land underlying a portion of the Olympic Tower Property. Above the condominium portion of the Olympic Tower Property is a 230-unit residential condominium (and, together with the condominium portion of the Olympic Tower Property, the “645 Fifth Avenue Condominium”). The residential condominium is not collateral for the Olympic Tower Loan. The 645 Fifth Avenue Condominium board consists of nine managers, four of which are appointed by the commercial unit owner (which right was assigned to the borrower pursuant to the ground lease). The 645 Fifth Avenue Condominium board is not controlled by the borrower. However, all decisions that affect only the commercial unit or the common areas enjoyed exclusively by the commercial unit and that do not affect the residential condominium unit require a majority vote of the managers elected by the commercial unit owner. The 645 Fifth Avenue Condominium building was developed by Aristotle Onassis and designed by Skidmore, Owings & Merrill. When it was built originally in 1973, the building was one of the first mixed-use condominiums in New York City. The borrower sponsors plan to complete an approximately $26.0 million lobby renovation in the Olympic Tower Property, which is expected to commence in July 2017.

The Olympic Tower Property has an eight year average historical occupancy of 97.2%, excluding the underwritten occupancy. The five largest tenants at the Olympic Tower Property comprise 437,322 SF, representing 83.2% of the NRA and 72.1% of underwritten gross rent. The Olympic Tower Property is a flagship location for Cartier, the New York headquarters for the NBA Properties, Inc. the North American headquarters for Richemont North America, Inc. and the corporate headquarters for MSD Capital, L.P.

The Olympic Tower Property is situated on Fifth Avenue in Manhattan, which is considered among the most expensive retail corridors in the world according to the appraisal. The retail space located on Fifth Avenue is in the

17

LOAN #2: OLYMPIC TOWER

proximity to the Waldorf-Astoria Hotel and numerous flagship stores, including MoMA Architecture & Design, Lord & Taylor and Saks Fifth Avenue, and to Central Park and the Empire State Building. The Olympic Tower Property’s retail tenants include the boutiques of Versace, FURLA, H. Stern, J. Choo, Armani Exchange and a flagship location of Cartier.

The Olympic Tower Property is 98.8% leased to a tenant roster of office and retail tenants. The five largest tenants by NRA are NBA Properties, Inc., (36.5% of GLA, 17.4% of underwritten gross rent), Richemont North America, Inc. (24.1% of GLA, 10.7% of underwritten gross rent), Cartier (10.5% of GLA, 24.9% of underwritten gross rent), MSD Capital, L.P. (8.4% of GLA, 4.3% of underwritten gross rent) and Versace U.S.A., Inc. (3.8% of GLA, 14.8% of underwritten gross rent). The top five tenants at the Olympic Tower Property occupy 83.2% of the GLA, comprise 72.1% of the underwritten gross rent and exhibit a weighted average remaining lease term of 13.5 years.

The following table presents certain information relating to historical leasing at the Olympic Tower Property:

Historical Leased %

	2008	2009	2010	2011	2012	2013	2014	2015	2016	UW (April 2017)
645 Fifth Avenue	94.30%	99.10%	95.80%	94.80%	97.40%	98.70%	100.00%	94.40%	94.40%	98.50%
647 Fifth Avenue	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
651 Fifth Avenue	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
10 East 52nd	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
Wtd. Avg.	95.40%	99.30%	96.60%	95.80%	97.90%	98.90%	100.00%	95.50%	95.50%	98.80%

The following table presents certain information relating to the major tenants at the Olympic Tower Property:

Ten Largest Owned Tenants Based on Underwritten Gross Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of GLA	UW Gross Rent	% of Total UW Base Rent	UW Gross Rent $ per SF	Lease Expiration	Renewal / Extension Options
NBA Properties, Inc.(3)(4)	NR / NR / NR	191,957	36.5%	$16,115,256	17.4%	$83.95	Various	2, 5-year options
Richemont North America, Inc.(5)	NR / NR / NR	126,386	24.1	9,952,132	10.7	$78.74	7/31/2028	NA
Cartier(6)	NR / NR / NR	55,000	10.5	23,077,964	24.9	$419.60	7/31/2037	NA
MSD Capital, L.P.	NR / NR / NR	43,979	8.4	3,955,892	4.3	$89.95	3/31/2022	1, 5-year option
Versace U.S.A., Inc.(6)	NR / NR / NR	20,000	3.8	13,704,210	14.8	$685.21	12/31/2023	1, 5-year option
ASO Public Benefit Foundation	NR / NR / NR	12,073	2.3	657,170	0.7	$54.43	9/30/2029	1, 5-year option
Armani Exchange		10,475	2.0	7,239,724	7.8	$691.14	1/31/2022	NA
Schafer Cullen Capita	NR / NR / NR	8,977	1.7	703,936	0.8	$78.42	1/31/2023	1, 5-year option
H. Stern	NR / NR / NR	8,749	1.7	4,250,337	4.6	$485.81	1/31/2022	NA
Fig and Olive - 10 E	NR / NR / NR	6,917	1.3	762,594	0.8	$110.25	6/30/2022	1, 5-year option
Ten Largest Owned Tenants		484,513	92.2%	$80,419,215	86.8%	$165.98
Remaining Tenants(7)		34,391	6.5	12,273,862	13.2	$356.89
Vacant		6,468	1.2	0	0.0	$0.00
Total / Wtd. Avg. All Tenants		525,372	100.0%	$92,693,077	100.0%	$178.63

(1)	Based on the underwritten rent roll dated April 27, 2017.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	NBA Properties, Inc. has the one-time right, before July 1, 2018, to reduce (a) a portion of its space on the 12th floor or (b) the entire 20th floor of the Olympic Tower Property upon written notice. NBA Properties, Inc. also has the one-time right to terminate either (i) its uppermost floor of office space or (ii) the entire space leased to the tenant on the lowermost floor of office space after January 1, 2026 by providing at least 18 months prior notice and payment of a termination fee. NBA Properties, Inc. also has the one-time right to vacate or surrender all or a portion of the Swing Space (as defined below) upon 180 days’ prior written notice (and certain additional requirements). Moreover, the tenant may extend the term of the Swing Space for the full term of the other leased premises upon 180 days’ written notice. The “Swing Space” is comprised of the entire 11th floor of the Olympic Tower Property and 5,350 SF on the 12th floor of the Olympic Tower Property. NBA Properties, Inc. was granted a free rent period from July 2018 through December 2018, which was reserved for at loan closing.

(4)	NBA Properties, Inc. leases 163,117 SF of space, including 794 SF of storage space, with an expiration date of December 31, 2035. Unless NBA Properties, Inc. exercises its option to extend the term of the Swing Space for the full term of the other leased premises, the 28,840 SF of space known as the Swing Space will expire on April 6, 2020. Upon exercising its expansion option to include all or a portion of the Swing Space under its lease, NBA Properties, Inc. will be granted an additional eight months of free rent on the Swing Space, which has not been reserved for. NBA Properties, Inc. was granted 12 months of free rent on the Swing Space, five months of which were reserved upfront at loan closing.

(5)	Richemont North America Inc. is entitled to free rent on a single suite (Suite 902—2,791 SF) of its space through December 2017.

(6)	Tenant GLA listed for Cartier and Versace U.S.A., Inc. is an approximation based on the total building SF of the Cartier building and Versace building, respectively.

(7)	Longchamp (1.1% of NRA, 6.8% of underwritten gross rent) is not yet in occupancy and has not yet begun paying rent. Longchamp recently executed a lease, expected to commence on December 1, 2017, to backfill the space to be vacated by Swatch. Swatch exercised an early termination option and is expected to vacate its space in October 1, 2017, subject to an extension option until November 1, 2017. The borrower reserved $1,041,666 in gap rent at loan origination for the transition of the space.

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LOAN #2: OLYMPIC TOWER

The following table presents the lease rollover schedule at the Olympic Tower Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Gross Rent	% of Total UW Gross Rent	UW Gross Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2017	0	0.0	0.0%	0	0.0	$0.00	0
2018	5,626	1.1	1.1%	660,229	0.7	$117.35	2
2019	6,918	1.3	2.4%	655,859	0.7	$94.80	2
2020	31,314	6.0	8.3%	1,691,304	1.8	$54.01	3
2021	975	0.2	8.5%	97,255	0.1	$99.75	1
2022	70,120	13.3	21.9%	16,208,547	17.5	$231.15	4
2023	30,477	5.8	27.7%	14,513,600	15.7	$476.21	3
2024	6,677	1.3	29.0%	538,434	0.6	$80.64	1
2025	2,110	0.4	29.4%	179,536	0.2	$85.09	1
2026	0	0.0	29.4%	0	0.0	$0.00	0
2027	5,811	1.1	30.5%	6,263,334	6.8	$1,077.84	1
2028 & Thereafter	358,876	68.3	98.8%	51,884,980	56.0	$144.58	5
Vacant	6,468	1.2	100.0%	0	0.0	$0.00	0
Total / Wtd. Avg.	525,372	100.0%		$92,693,077	100.0%	$178.63	23

(1)	Calculated based on approximate square footage occupied by each Owned Tenant unless otherwise specified.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Olympic Tower Property:

Cash Flow Analysis

	2014	2015	2016	Sponsor Year 1	Underwritten	Underwritten $ per SF(2)
Total Minimum/Base Rent	$67,699,023	$76,002,330	$79,607,342	$84,491,650	$85,478,957	$162.70
Credit Step Rents(1)	0	0	0	0	2,682,845	5.11
Straight Line Rent Credit(2)	0	0	0	0	1,807,706	3.44
Value of Vacant Space(3)	0	0	0	0	290,095	0.55
Gross Potential Rent	$67,699,023	$76,002,330	$79,607,342	$84,491,650	$90,259,603	$171.80
CAM / Other	1,928,140	3,510,841	5,419,802	8,372,411	8,176,679	15.56
Total Recoveries	$1,928,140	$3,510,841	$5,419,802	$8,372,411	$8,176,679	$15.56
Miscellaneous Revenue	1,478,130	1,620,636	401,486	114,528	114,528	0.22
Total Other Income	$1,478,130	$1,620,636	$401,486	$114,528	$114,528	$0.22
Total Gross Income	$71,105,293	$81,133,807	$85,428,630	$92,978,589	$98,550,810	$187.58
Less: Vacancy(4)	0	0	0	(350,241)	(3,645,856)	(6.94)
Effective Gross Income	$71,105,293	$81,133,807	$85,428,630	$92,628,348	$94,904,955	$180.64
Total Expenses	21,121,302	23,050,850	24,792,052	27,463,894	26,624,023	50.68
Net Operating Income	$49,983,991	$58,082,957	$60,636,578	$65,164,454	$68,280,932	$129.97
Reserves for Replacements	0	0	0	0	131,343	0.25
Leasing Commissions	0	0	0	0	1,440,628	2.74
Tenant Improvements	0	0	0	0	572,266	1.09
Net Cash Flow	$49,983,991	$58,082,957	$60,636,578	$65,164,454	$66,136,694	$125.89

Occupancy	100.0%	95.5%	95.5%
NOI Debt Yield	8.2%	9.5%	9.9%	10.7%	11.2%
NCF DSCR	2.04x	2.37x	2.48x	2.66x	2.70x

(1)	Credit given to contractual rent steps through April 1, 2018 for all tenants.

(2)	Net present value step rent credit for NBA Properties, Inc. Richemont North America, Inc. and Cartier through the earlier of the lease expiration or loan maturity using a 7.0% discount rate.

(3)	Based on the weighted average of $85.00 PSF for vacant office space, $40.00 PSF for vacant second floor retail space and $10.00 PSF for vacant basement space.

(4)	Blend of 5.0% of the Gross Potential Rent and Total Recoveries for office and 3.0% of the Gross Potential Rent and Total Recoveries for retail.

■	Appraisal. According to the appraisal, the Olympic Tower Property had an “as-is” appraised value of $1,900,000,000 as of April 1, 2017.

Appraisal Approach(1)	Value	Discount Rate	Capitalization Rate
Direct Capitalization Approach	$1,950,000,000	N/A	3.25%
Discounted Cash Flow Approach	$1,900,000,000	5.50%	4.50%(2)

(1)	Based on the “as-is” appraised value.

(2)	Represents the terminal capitalization rate.

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LOAN #2: OLYMPIC TOWER

■	Environmental Matters. Based on a Phase I environmental report dated March 21, 2017, the environmental consultant did not identify evidence of any recognized environmental conditions (other than the continued implementation of the existing asbestos operations and maintenance program currently in place at the Olympic Tower Property).

■	Market Overview and Competition. The Olympic Tower Property is located on Fifth Avenue between East 51st Street and East 52nd Street. This area of Midtown Manhattan is known as the Madison/Fifth Avenue subdistrict within the Plaza Office District and is considered one of Manhattan’s premier office locations according to the appraisal. The Olympic Tower Property is surrounded by many New York landmarks, restaurants, hotels, retail shops and tourist attractions, made accessible by the presence of several transportation options.

The three office statistical areas that comprise the Plaza Office District contain 81.8 million SF of Class A office space, 4.9 million SF of Class B office space and 368,885 SF of Class C office space. Historically, the Plaza District has evidenced the highest rents in Midtown due to the demand generated by its location and quality space according to the appraisal. As of the fourth quarter of 2016, the Class A office space in the Plaza Office District had a direct vacancy rate of 8.9% and average asking rents of $98.53 PSF, above the direct primary Midtown Class A average of $87.14 PSF. As of the fourth quarter of 2016, the Madison/Fifth Avenue subdistrict consisted of approximately 21.1 million SF of Class A office space and had a direct vacancy rate of 10.6% and overall direct weighted average asking rents of $107.68 PSF. Class A overall vacancy in the Madison/Fifth Avenue subdistrict dropped 1.5% during the quarter to 11.5%, its lowest level in almost eight years.

The following table presents certain information relating to the Plaza Office District Class A space as of the fourth quarter of 2016:

Plaza Office District Class A Market Summary(1)
	Inventory (SF)	Overall Vacancy	Direct Vacancy	Direct Wtd. Avg. Class A Rent PSF	YTD Leasing Activity (SF)
Park Avenue	21,842,808	10.5%	7.8%	$102.15	1,229,021
Madison / Fifth	21,140,425	11.5%	10.6%	$107.68	1,315,131
Sixth / Rockefeller Center	38,838,121	10.2%	8.5%	$90.40	2,728,707
Total / Wtd. Avg.	81,821,354	10.6%	8.9%	$98.00	5,272,859

(1)	Based on the appraisal.

The appraiser identified 35 comparable office properties totaling approximately 14.8 million SF that exhibited a rental range of $66.00 PSF to $200.00 PSF and a weighted average occupancy rate of approximately 83.7% for direct space.

Of the 35 buildings, six are considered directly competitive with the Olympic Tower Property in terms of the building classification, asking rents, rentable office SF and current occupancy. The directly competitive properties exhibited a gross rental range of $75.00 PSF to $140.00 PSF and a weighted average occupancy of approximately 92.1%. The higher end of the rental range reflects asking rents on the higher floors of the comparables, which are physically located above the Olympic Tower Property’s highest floor (25th floor). The average direct occupancy rates for these buildings is approximately 93.1%, compared to approximately 83.7% for all the competitive buildings compared with the Olympic Tower Property and approximately 91.7% for Class A space within Midtown Manhattan as a whole.

The appraiser concluded that the Olympic Tower Property should command office rental rates averaging in the mid $80’s PSF and maintain a stabilized occupancy of over 90.0%.

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LOAN #2: OLYMPIC TOWER

Directly Competitive Buildings(1)
	Office Area (NRA)	Direct Available SF	Sublease Available SF	% Occupied (Direct)	% Occupied (Total)	Direct Asking Rent (PSF)
Property						Low	High
Olympic Tower Property(2)	406,899	2,201	0	99.5%	99.5%
650 Fifth Avenue	327,570	48,525	0	85.2%	85.2%	$75.00	$90.00
712 Fifth Avenue	457,281	31,408	9,813	93.1%	91.0%	$85.00	$140.00
717 Fifth Avenue	405,192	13,718	0	96.6%	96.6%	$110.00	$110.00
725 Fifth Avenue	190,000	14,900	0	92.2%	92.2%	$100.00	$100.00
535 Madison Avenue	415,000	14,765	0	96.4%	96.4%	$105.00	$105.00
540 Madison Avenue	258,511	19,112	10,900	92.6%	88.4%	$85.00	$107.00
Total / Wtd. Avg.(3)	2,053,554	142,428	20,713	93.1%	92.1%
(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated April 27, 2017.

(3)	Total / Wtd. Avg. does not include the Olympic Tower Property.

The Olympic Tower Property is located in the Upper Fifth Avenue Retail submarket, which is defined as Fifth Avenue between the north side of 49th Street to the south side of 60th Street. The Upper Fifth Avenue Retail submarket is the strongest retail submarket in Manhattan, and the second most expensive retail corridor in the world according to the appraisal. As of the fourth quarter of 2016, direct asking rents in the submarket were $2,924 PSF. The availability, the number of available retail spaces available divided by the total number of retail spaces in a given market, was 15.9% as of the fourth quarter of 2016 with 11 units available for lease in the submarket.

The appraisal concluded to the following market rents per space type at the Olympic Tower Property, using 10 retail rent comparables.

Retail Lease Market Rent Conclusions(1)
645 Fifth Avenue Corner	Floor	Market Rent PSF	647 5th Avenue	Floor	Market Rent PSF
Armani Exchange	Basement	$200.00	Versace U.S.A., Inc.	Basement	$50.00
Armani Exchange	Grade	$3,500.00	Versace U.S.A., Inc.	Grade	$3,500.00
Armani Exchange	Second Floor	$200.00	Versace U.S.A., Inc.	Second	$350.00
645 Fifth Avenue Midblock	Floor	Market Rent PSF	Versace U.S.A., Inc.	Third	$200.00
H. Stern	Basement	$50.00	Versace U.S.A., Inc.	Fourth	$100.00
H. Stern	Grade	$3,500.00	Versace U.S.A., Inc.	Fifth	$100.00
H. Stern	Second Floor	$200.00	651 5th Avenue	Floor	Market Rent PSF
Longchamp USA, Inc.	Basement	$50.00	Cartier	Basement	$50.00
Longchamp USA, Inc.	Grade	$3,500.00	Cartier	Grade	$3,250.00
FURLA	Basement	$50.00	Cartier	Second	$200.00
FURLA	Grade	$3,500.00	Cartier	Third	$100.00
645 Fifth Avenue Side Street	Floor	Market Rent PSF	Cartier	Fourth	$70.00
J. Choo	Basement	$50.00	Cartier	Fifth	$70.00
J. Choo	Grade	$450.00	10 East 52nd Street	Floor	Market Rent PSF
J. Choo	Mezz	$250.00	Fig and Olive	Basement	$50.00
645 Fifth Avenue Atrium	Floor	Market Rent PSF	Fig and Olive	Grade	$200.00
Grano 52 - Cipriani	Grade	$45.00	Fig and Olive	Second	$75.00
ASO Public Benefit Foundation	Basement	$30.00
To-Be-Leased	Basement	$50.00	Storage Space		$30.00
645 Fifth Avenue 2nd Floor	Floor	Market Rent PSF
IGV	Second Floor	$100.00
To-Be-Leased	Second Floor	$100.00
(1)	Source: Appraisal.

■	The Borrower. The borrower, OT Real Estate Owner LLC, is a single purpose entity and Delaware limited liability company structured to be bankruptcy-remote with two independent directors in its organizational structure. Legal counsel for the borrower delivered a non-consolidation opinion in connection with the origination of the Olympic Tower Loan Combination. The sponsors of the borrower are OMERS Administration Corporation (“OMERS”) and Crown Olympic Partners LLC. Oxford Properties Group (“Oxford”) is the real estate investment arm of and a subsidiary of OMERS. Crown Olympic Partners LLC is an affiliate of Crown Acquisitions (“Crown”). The nonrecourse carve-out guarantors are OPG Investment Holdings (US), LLC, Crown Retail Services LLC, Centurian Management Corporation and Crown 600 Broadway LLC, on a joint and several basis. The Olympic Tower Loan recourse does not cover the

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LOAN #2: OLYMPIC TOWER

typical nonrecourse carve-outs; provided it will cover certain acts of the related borrower and/or its principals specified in the related Mortgage Loan documents, including certain voluntary or collusive bankruptcy-related events, provided, however, that any recourse with respect to bankruptcy-related events is capped at an amount equal to 10.0% of the original principal balance of the Olympic Tower Loan Combination, plus reasonable out-of-pocket costs and expenses (including court costs and reasonable, out-of-pocket attorneys’ fees) incurred by the lender in the enforcement of the guaranty or the preservation of the lender’s rights under the guaranty. Notwithstanding the foregoing, there is no limitation on guarantor recourse liability if any bankruptcy-related event in any way results in a termination, surrender or rejection of the Olympicgold Ground Lease (as defined below) or an amendment or modification of the Olympicgold Ground Lease in a manner adverse to the lender without the lender’s prior written consent.

OMERS is one of Canada’s largest pension funds with over $85.2 billion of net assets as of year-end 2016. Oxford Properties Group is the global real estate investment arm of OMERS. Established in 1960, Oxford manages real estate for itself and on behalf of its co-owners and investment partners with offices across Canada and in New York, Washington, Boston, London and Luxembourg. Oxford’s approximately $41.0 billion real estate portfolio consists of approximately 60 million SF and over 150 properties that total approximately 3,600 hotels rooms and over 9,500 residential units located across Canada, Western Europe and US markets. Recently completed development projects include 600 Massachusetts Avenue and MNP Tower totaling 670,000 SF in Washington, DC and Vancouver, Canada as well as the Leadenhall Building, a 600,000 SF office development located in London, UK. Other Oxford investments include 900 New York Avenue in Washington, DC, One Memorial Drive in Cambridge, Massachusetts, retail units on New Bond Street in London, UK and the Hudson Yards development in New York, New York. Crown’s portfolio of ownership interests includes over 50 assets in markets such as New York, Chicago, San Francisco, Las Vegas and Miami.

■	Escrows. In connection with the origination of the Olympic Tower Loan Combination, the borrower deposited (i) $25,989,597 into a replacement reserve account for lobby renovations, (ii) $21,357,936 into a TI/LC reserve account for outstanding tenant allowances, (iii) $11,843,236 into a free rent reserve account, $7,030,771 of which relates to the largest tenant, NBA Properties, Inc. and $113,966 of which relates to the second largest tenant, Richemont North America, Inc. and the remaining portion of the reserve relates to two smaller tenants, Grano 52 and Longchamp, with free rent periods through July 2017 and June 2018 respectively, (iv) $2,154,345 into a ground rent reserve account (including $307,360, which is equal to the ground rent that was paid on May 1, 2017 and June 1, 2017) and (v) $298,431 into an insurance reserve account.

On each monthly payment date, the borrower is required to deposit an amount equal to the aggregate ground rent that will be payable under the ground leases for the month immediately following the month in which such monthly payment occurs into a ground rent reserve account.

Upon the occurrence and during the continuance of a Trigger Period (as defined below), on a monthly basis, the borrower is required to deposit reserves of (i) 1/12th of estimated annual taxes, (ii) provided an acceptable blanket insurance policy is no longer in place, 1/12th of annual insurance premiums, (excluding insurance premiums for insurance policies permitted to be maintained by the condominium board for the condominium included in the Olympic Tower Property or by a tenant, in lieu of the borrower maintaining such insurance policies) (iii) $8,700 into a replacement reserve account, (iv) $65,253 into a TI/LC reserve account and (v) 1/12th of estimated common charges for the commercial condominium unit.

■	Lockbox and Cash Management. The Olympic Tower Loan is structured with a hard lockbox and in place cash management. The borrower was required to send tenant direction letters to all tenants instructing them to deposit all rents and other payments into the clearing account controlled by the lender. All funds in the clearing account are required to be transferred on a daily basis into a deposit account controlled by the lender, and applied to all required payments and reserves as set forth in the Olympic Tower Loan documents. Provided no Trigger Period is continuing, excess cash in the deposit account will be disbursed to the borrower in accordance with the Olympic Tower Loan documents. During the continuance of a Trigger Period, all excess cash will be retained in a lender account.

A “Trigger Period” will commence upon the occurrence of (i) an event of default under the Olympic Tower Loan or under any mezzanine loan or (ii) the commencement of a Low Debt Yield Trigger Period (as defined below), and end if, (A) with respect to a Trigger Period continuing pursuant to clause (i), the event of default commencing the Trigger Period has been cured and such cure has been accepted by the lender or the applicable mezzanine lender (and no other event of default is then continuing) or (B) with respect to a Trigger Period continuing due to clause (ii), the Low Debt Yield Trigger Period has ended.

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A “Low Debt Yield Trigger Period” will commence if, as of the last day of any calendar quarter, (a) the debt yield (on the Olympic Tower Loan Combination) is less than 6.842% or (b) the debt yield (on the Olympic Tower Loan Combination and mezzanine loan) is less than 5.200%, and will cease to exist if (i) the debt yield (on the Olympic Tower Loan) is at least 6.842% and (ii) the debt yield (on the Olympic Tower Loan Combination and mezzanine loan) is at least 5.200% as of the last day of the calendar quarter.

■	Property Management. The Olympic Tower Property is managed by Oxford I Asset Management USA Inc., an affiliate of the borrower.

■	Mezzanine or Secured Subordinate Indebtedness. The Olympic Tower Loan Combination includes the Subordinate Notes with an original principal balance of $149,000,000, which notes were contributed to the Olympic Tower 2017-OT mortgage trust. In addition, a $240,000,000 mezzanine loan was funded concurrently with the origination of the Olympic Tower Loan Combination to OT Real Estate Mezz A LLC, which mezzanine loan was subsequently sold to Teachers Insurance and Annuity Association of America (51.0% interest) and Mirae Asset Maps US Professional Investment Private Real Estate Investment Trust 10 (49.0% interest). The mezzanine loan is coterminous with the Olympic Tower Loan Combination and accrues interest at a fixed per annum rate equal to 5.0000%. An intercreditor agreement is in place with respect to the Olympic Tower Loan Combination and the related mezzanine loan.

■	Future Mezzanine or Subordinate Indebtedness. Not permitted

■	Release of Collateral. Not Permitted

■	Ground Lease. The Olympic Tower Property is subject to a ground lease with Olympicgold, L.L.C. that commenced on September 30, 1975 and that expires on September 30, 2074 (the “Olympicgold Ground Lease”). Olympicgold, L.L.C., as the successor-in-interest under the Olympicgold Ground Lease to The Equitable Life Assurance Society of the United States, is the fee owner of substantially all of the land underlying the Olympic Tower Property. In addition, the Charles Pochari estate, Ellen Gradt, Thomas R. Pochari, Sr. and Violet A. Curley (the “Pochari Family”) is the fee owner of a 2,211 SF parcel of land underlying a portion of the Olympic Tower Property (the “Pochari Parcel”). Olympicgold L.L.C. leases the Pochari Parcel from the Pochari Family pursuant to a ground lease (the “Pochari Ground Lease”), that commenced in January 1968 and expires on January 22, 2067. In connection with the origination of the Olympic Tower Loan Combination, the Pochari Family delivered an estoppel certificate to the lender pursuant to which the Pochari Family agreed that (i) the lender will have all rights, remedies, powers and privileges of a leasehold mortgagee under the Pochari Ground Lease and (ii) it will recognize the lender as a leasehold mortgagee with respect to all such rights, remedies, powers and privileges notwithstanding that the leasehold interest under the Pochari Ground Lease is not directly encumbered by the lender’s mortgage. Olympicgold, L.L.C. is not required to enter into a new lease with a leasehold mortgagee in the event that the Olympicgold Ground Lease is terminated (whether in connection with the borrower’s bankruptcy, the borrower’s default thereunder, or otherwise). For additional information, see “The Borrower” above.

■	Terrorism Insurance. So long as TRIPRA is in effect, the borrower is required to maintain terrorism insurance in an amount equal to the full replacement cost of the Olympic Tower Property (plus 36 months of business interruption coverage), provided that so long as TRIPRA is in effect and continues to cover both foreign and domestic acts, the lender is required to accept terrorism insurance with coverage against acts which are “certified” within the meaning of TRIPRA. If TRIPRA is not in effect, then provided that terrorism insurance is commercially available, the borrower is required to carry terrorism insurance throughout the term of the Olympic Tower Loan as described in the preceding sentence, but in that event the borrower is not required to spend more than two times the amount of the insurance premium that is payable at that time in respect of the property insurance required under the related loan documents (without giving effect to the cost of the terrorism components of such property insurance), and if the cost of terrorism insurance exceeds such amount, then the lender may, at its option (1) purchase such terrorism policy, with the borrower paying such portion of the insurance premiums equal to such amount and the lender paying the remainder or (2) modify the deductible amounts, policy limits and other required policy terms to reduce the insurance premiums with respect to such policy to such amount. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

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LOAN #3: AHIP NORTHEAST PORTFOLIO IV

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	4	Loan Seller	GACC
Location (City/State)	Various	Cut-off Date Balance	$56,500,000
Property Type	Hospitality	Cut-off Date Balance per Room	$120,985.01
Size (Rooms)	467	Percentage of Initial Pool Balance	6.1%
Total Occupancy as of 3/31/2017	85.2%	Number of Related Mortgage Loans	None
Owned Occupancy as of 3/31/2017	85.2%	Type of Security	Fee Simple
Year Built / Latest Renovation	Various / Various	Mortgage Rate	4.46000%
Appraised Value(1)	$99,500,000	Original Term to Maturity (Months)	60
Appraisal Date	Various	Original Amortization Term (Months)	360
Borrower Sponsor	American Hotel Income Properties REIT Inc.	Original Interest Only Period (Months)	30
Property Management(2)	Various	First Payment Date	8/6/2017
Maturity Date	7/6/2022

Underwritten Revenues	$18,686,275
Underwritten Expenses	$10,850,250	Escrows(3)
Underwritten Net Operating Income (NOI)	$7,836,026
Underwritten Net Cash Flow (NCF)	$7,088,575	Upfront	Monthly
Cut-off Date LTV Ratio(1)	56.8%	Taxes	$525,599	$75,768
Maturity Date LTV Ratio(1)	54.5%	Insurance	$0	$0
DSCR Based on Underwritten NOI / NCF	2.29x / 2.07x	FF&E(4)	$0	$0
Debt Yield Based on Underwritten NOI / NCF	13.9% / 12.5%	Other(5)	$2,876,745	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$56,500,000	59.4%	Purchase Price	$91,300,000	95.9%
Principal’s New Cash Distribution	38,673,902	40.6	Reserves	3,402,345	3.6
Closing Costs	471,558	0.5

Total Sources	$95,173,902	100.0%	Total Uses	$95,173,902	100.0%

(1)	The Appraised Value represents the “as complete” appraised value. The “as-is” appraised value for the AHIP Northeast Portfolio IV Properties (as defined below) is $92,500,000 as of June 1, 2017. Based on the “as-is” appraised value, the Cut-off Date LTV Ratio and Maturity Date LTV are 61.1% and 58.6%, respectively.

(2)	Property Management companies include One MD Hanover HI Management LLC, One MD Baltimore 4980 Management LLC, One NJ Egg Harbor 3022 Management LLC and One NJ Neptune 230 Management LLC.

(3)	See “—Escrows” below.

(4)	Beginning with the payment date in July 2019, borrowers shall deposit an amount equal to the greater of (i) one-twelfth of an amount equal to 4% of annual gross rent estimated in the AHIP Northeast Portfolio IV Borrowers’ approved annual budget for the fiscal year and (ii) the then-current amount required by the franchise agreements for approved capital expenditures and replacement of the furniture, fixtures and equipment (“FF&E”) is required to be deposited into an FF&E reserve.

(5)	Other reserves include $2,864,145 upfront for a property improvement plan (“PIP”) and deferred maintenance of $12,600. See “—Escrows” below.

■	The Mortgage Loan. The mortgage loan (the “AHIP Northeast Portfolio IV Loan”) is secured by the borrowers’ fee simple interest in a hospitality portfolio consisting of four hotels comprised of 467 rooms located in Maryland and New Jersey (the “AHIP Northeast Portfolio IV Properties”). The AHIP Northeast Portfolio IV Loan had an original principal balance of $56,500,000, has an outstanding principal balance as of the Cut-off Date of $56,500,000 and represents approximately 6.1% of the Initial Pool Balance. The AHIP Northeast Portfolio IV Loan, which has an interest rate of 4.46000% per annum, was originated by Deutsche Bank AG, acting though it’s New York Branch (“DBNY”) on June 22, 2017. The proceeds of the AHIP Northeast Portfolio IV Loan, along with approximately $38.7 million of equity contributed by the sponsor, were used to acquire the AHIP Northeast Portfolio IV Properties for an allocated purchase price of $91.3 million, fund reserves and pay origination costs.

The AHIP Northeast Portfolio IV Loan had an initial term of 60 months and has a remaining term of 59 months as of the Cut-off Date. The AHIP Northeast Portfolio IV Loan requires monthly payments of interest only through the due date in January 2020, after which it requires monthly payments of principal and interest based on a 30-year amortization schedule. The scheduled maturity date of the AHIP Northeast Portfolio IV Loan is the due date in July 2022. Voluntary prepayment of the AHIP Northeast Portfolio IV Loan is permitted on or after the due date in April 2022. Defeasance of the AHIP Northeast Portfolio IV Loan with direct, non-callable obligations of the United States of America or other obligations which are “government securities” is permitted under the AHIP Northeast Portfolio IV Loan documents at any time after the second anniversary of the closing date of the CD 2017-CD5 securitization.

■	The Mortgaged Properties. The AHIP Northeast Portfolio IV Loan is secured by the borrower’s fee simple interest in a portfolio of four hotels (three extended stay and one limited service) containing a total of 467 rooms. The hotels are located in the cities of Baltimore and Hanover in Maryland and Neptune and Egg Harbor in New Jersey (each a “Property” and together, the “AHIP Northeast Portfolio IV Properties” or the “AHIP Northeast Portfolio IV”). The four AHIP Northeast Portfolio IV Properties are cross-collateralized and cross-defaulted and include:

▪	Residence Inn Baltimore White Marsh is a 131-room extended stay hotel located in Baltimore, Maryland and is subject to a franchise agreement with Marriott International, Inc. that expires in 2023 with a 10-year extension option;

▪	Hampton Inn Baltimore Arundel Mills BWI Airport Property is a 130-room limited service hotel located in Hanover Maryland and is subject to a franchise agreement with Hilton Franchise Holding LLC that expires in 2032, without

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LOAN #3: AHIP NORTHEAST PORTFOLIO IV

an option for renewal. The Hampton Inn Arundel Mills BWI Airport Property is subject to an option to purchase the hotel in favor of the original developer. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options, Rights of First Offer and Rights of First Refusal” in the Preliminary Prospectus;

▪	Residence Inn Neptune at Gateway Center is a 105-room extended stay hotel located in Neptune, New Jersey and is subject to a franchise agreement with Marriott International, Inc. that expires in 2027 with a 10-year extension option;

▪	Residence Inn Atlantic City Egg Harbor Township is a 101-room extended stay hotel located in Egg Harbor Township, New Jersey and is subject to a franchise agreement with Marriott International, Inc. that expires in 2028 with a 10-year extension option;

The AHIP Northeast Portfolio IV Properties were built between 2002 and 2008 and the seller spent approximately $4.8 million ($10,245 per room) on capital improvements between 2013 and 2014. In June 2017, American Hotel Income Properties REIT LP’s (“AHIP REIT Inc.”) purchased the AHIP Northeast Portfolio IV Properties as part of a larger 18-hotel portfolio sold by MCR Development for a total portfolio purchase price of approximately $395,000,000, of which $91,300,000 ($195,503 per room) was allocated for the AHIP Northeast Portfolio IV. Following the origination of the AHIP Northeast Portfolio IV Loan, the borrowers are required to complete a $2,864,145 ($6,133 per room) franchise-required PIP, which was reserved for at loan origination. The projected PIP completion date is in 2019, with a majority of the work expected to be completed in 2018.

A summary of each individual portfolio property is provided below:

Portfolio Summary
Property Name	City / State	Rooms	Year Built / Renovated	Allocated Loan Amount	%	Appraised Value(1)	UW NCF	%	TTM Occupancy(2)	TTM RevPAR Penetration(2)
RI Baltimore White Marsh	Baltimore, MD	131	2003 / 2013, 2014	$17,035,176	30.2%	$30,000,000	$2,196,929	31.0%	88.6%	134.9%
HIS Arundel BWI Airport	Hanover, MD	130	2002 / 2013	14,763,819	26.1%	26,000,000	1,883,716	26.6%	85.2%	133.7%
RI Neptune at Gateway Centre	Neptune, NJ	105	2007 / 2014	13,912,060	24.6%	24,500,000	1,669,981	23.6%	83.7%	168.0%
RI Atlantic City Egg Harbor Township	Egg Harbor, NJ	101	2008 / 2014	10,788,945	19.1%	19,000,000	1,337,948	18.9%	82.3%	217.6%
Total / Weighted Average		467		$56,500,000	100.0%	$99,500,000	$7,088,574	100.0%	85.2%	155.1%

(1)	The Appraised Value represents the “as complete” appraised value.

(2)	TTM Occupancy and TTM RevPAR Penetration are as of the trailing 12 months from March 31, 2017.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the AHIP Northeast Portfolio IV Properties:

Cash Flow Analysis
	2014	2015	2016	TTM 3/31/2017	Underwritten	Underwritten per Room(1)
Room Revenue	$17,221,770	$17,725,201	$18,839,734	$18,717,803	$18,216,892	$39,008
Food & Beverage Revenue	0	0	0	0	0	$0
Other Revenue	479,377	532,026	485,850	480,952	469,384	$1,005
Total Revenue	$17,701,147	$18,257,227	$19,325,584	$19,198,755	$18,686,276	$40,013

Room Expense	$3,982,437	$4,025,167	$4,096,393	$4,102,849	$4,018,140	$8,604
Food & Beverage Expense	0	0	0	0	0	0
Other Expense	184,640	183,672	162,436	157,961	153,720	329
Total Departmental Expense	$4,167,077	$4,208,839	$4,258,829	$4,260,810	$4,171,860	$8,933
Total Undistributed Expense	5,389,822	5,439,993	5,674,164	5,641,037	5,550,721	11,886
Total Fixed Charges	1,117,271	1,095,468	1,095,402	1,079,497	1,127,670	2,415
Total Operating Expenses	$6,507,093	$6,535,461	$6,769,566	$6,720,534	$6,678,390	$14,301

Net Operating Income	$7,026,977	$7,512,927	$8,297,189	$8,217,411	$7,836,025	$16,779
FF&E	708,046	730,289	773,023	767,950	747,451	1,601
Net Cash Flow	$6,318,931	$6,782,638	$7,524,166	$7,449,461	$7,088,574	$15,179

Occupancy	83.4%	83.0%	85.6%	85.2%	84.1%
NOI Debt Yield	12.4%	13.3%	14.7%	14.5%	13.9%
NCF DSCR	1.85x	1.98x	2.20x	2.18x	2.07x

(1)	Underwritten per Room is based on a total of 467 rooms.

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LOAN #3: AHIP NORTHEAST PORTFOLIO IV

■	Appraisal. According to the appraisal, the AHIP Northeast Portfolio IV Properties had an “as complete” appraised value of $99,500,000 as of June 1, 2018 for the RI Baltimore White March Property, RI Neptune at Gateway Centre Property and RI Atlantic City Egg Harbor Township Property and as of June 1, 2019 for the HIS Arundel BWI Airport Property. The aggregate “as is” appraised value for the AHIP Northeast Portfolio IV Properties on an individual basis is $92,500,000 as of June 1, 2017.

Appraisal Approach	Value	Discount Rate	Terminal Capitalization Rate
Discounted Cash Flow(1)	$99,500,000	10.25%	8.5%

(1)	Based on the completion of the in place PIP.

■	Environmental Matters. According to the Phase I environmental reports dated as of May 2017, there are no recommendations for further action at the AHIP Northeast Portfolio IV Properties.

■	Market Overview and Competition. All four of the of the AHIP Northeast Portfolio IV Properties each outperform their competitive sets with a RevPAR index ranging from 133.7% to 217.6% as of travel research reports for the TTM ending March 31, 2017.

The following table presents certain information relating to occupancy, ADR and RevPAR at the AHIP Northeast Portfolio IV Properties:

Historical Statistics(1)

	AHIP Northeast Portfolio IV			Competitive Set			Penetration
	2015	2016	TTM 3/31/2017	2015	2016	TTM 3/31/2017	2015	2016	TTM 3/31/2017
Occupancy	83.1%	84.0%	85.3%	66.5%	66.4%	67.9%	124.9%	126.4%	125.7%
ADR	$121.77	$125.42	$129.21	$101.38	$103.76	$104.73	120.1%	120.9%	123.4%
RevPAR	$101.20	$105.32	$110.21	$67.45	$68.92	$71.08	150.0%	152.8%	155.1%

(1)	Source: March 2017 travel research report.

Baltimore / White Marsh, MD

The Residence Inn Baltimore White Marsh Property is located approximately 13 miles northeast of the Baltimore Maryland CBD, just off Interstate 95 near the intersection with Maryland Route 43. The surrounding area is home to headquarters and regional offices of various national and international companies, such as the Social Security Administration, T. Rowe Price Associates, Greater Baltimore Medical Center, Towson University, McCormick & Company, UMBC, Sheppard Pratt Health Systems, Johns Hopkins University, Exelon and M&T Bank. According to the appraisal, nearby tourist attractions in the city of Baltimore include cultural and historic sites such as the Walters Art Museum, the Maryland Zoo in Baltimore, the Howard Peters Rawling Conservatory and Botanic Gardens of Baltimore, and Patterson Park. There are also numerous colleges and universities located in the surrounding area including Johns Hopkins University, Loyola University Maryland, Towson University, Morgan State University and the Community College of Baltimore County.

According to the appraisal, the Residence Inn Baltimore White Marsh Property’s estimated demand segmentation is approximately 60% commercial, 25% leisure and 15% meeting & group.

The appraisal identified a 120 room Springhill Suites Marriott that is currently under construction as part of the Greenleigh at Crossroads mixed-use development and is expected to be completed in February 2018. Given the similarities in location, target market and ADR positioning, the appraiser considers the hotel to be fully competitive with the Residence Inn Baltimore White Marsh Property.

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LOAN #3: AHIP NORTHEAST PORTFOLIO IV

Residence Inn Baltimore White Marsh Property Historical Statistics(1)

	Residence Inn Baltimore White Marsh Property			Competitive Set			Penetration
	2015	2016	TTM 3/31/2017	2015	2016	TTM 3/31/2017	2015	2016	TTM 3/31/2017
Occupancy	83.7%	85.1%	88.6%	69.9%	74.1%	74.5%	119.8%	114.9%	118.9%
ADR	$119.25	$121.73	$124.60	$106.78	$110.02	$109.83	111.7%	110.6%	113.5%
RevPAR	$99.79	$103.61	$110.35	$74.61	$81.48	$81.78	133.7%	127.2%	134.9%

(1)	Source: March 2017 travel research report.

Hanover, MD

The Hampton Inn & Suites Arundel BWI Airport Property is located in Hanover, Maryland in Anne Arundel County, approximately five miles southwest of the Baltimore-Washington International Airport (“BWI Airport”). The BWI Airport is one of three major airports serving the Baltimore-Washington metropolitan area with 25.1 million passengers in 2016, representing a 5.5% increase in passenger traffic year-over-year. The airport serves Southwest Airlines, Delta Airlines, American Airlines, Spirit Airlines, United Airlines and JetBlue Airways. From 2013 to 2016, BWI Airport underwent a $125 million expansion project to modernize its facilities and to expand its international terminal. In February 2017, the Board of Public Works announced approval of a $60 million expansion project of BWI Airport’s international terminal. The expansion is projected to add six new airline gates, inclusive of two full-service gates and four arrival-only gates. The Hampton Inn & Suites Arundel BWI Airport Property is approximately 13 miles southwest of Baltimore and 28 miles northeast of Washington D.C. accessible by the MD 295 and Interstate 95, major thoroughfares which are both located within six miles west of the Hampton Inn & Suites Arundel BWI Airport Property.

According to the appraisal, the Hampton Inn & Suites Arundel BWI Airport Property’s estimated demand segmentation is approximately 50% commercial, 15% meeting and group and 35% leisure.

The appraisal identified one new hotel project, a 310-room full service Live! Hotel which is anticipated to open in 2018. Due to the full service nature of the hotel with added leisure amenities and a boutique brand, the appraiser concluded the new supply will be 25% competitive with the Hampton Inn & Suites Arundel BWI Airport Property.

Hampton Inn & Suites Arundel BWI Airport Property Historical Statistics(1)

	Hampton Inn & Suites Arundel BWI Airport Property			Competitive Set			Penetration
	2015	2016	TTM 3/31/2017	2015	2016	TTM 3/31/2017	2015	2016	TTM 3/31/2017
Occupancy	89.0%	84.9%	85.2%	76.9%	74.9%	76.2%	115.7%	113.2%	111.8%
ADR	$123.11	$127.06	$126.76	$107.01	$108.52	$105.97	115.0%	117.1%	119.6%
RevPAR	$109.51	$107.81	$108.02	$82.28	$81.33	$80.78	133.1%	132.6%	133.7%

(1)	Source: March 2017 travel research report.

Neptune, NJ

The Residence Inn Neptune at Gateway Centre Property is located in Neptune Township, New Jersey in Monmouth County. The county contains the northernmost portion of the Jersey Shore, which serves as a popular beach, boating, and fishing area during the summer months. Monmouth County benefits from accessibility to the Garden State Parkway which connects to Interstates 195 and 95 and provides access to Trenton (43 miles west), New York City (55 miles north), Philadelphia (70 miles southwest). Monmouth County also benefits from rail service via the New Jersey Transit North Jersey Coast Line, which offers several stops along the coast including Red Bank, Little Silver, Monmouth Park, Long Branch, Elberon, Allenhurst and Asbury Park. The Asbury Park station is located approximately four miles east of the Residence Inn Neptune at Gateway Centre Property and is the closest access point for rail service. The area’s principal industries include transportation, utilities, education, health services, professional services, and leisure hospitality services. The area is home to several colleges and universities, including Fairleigh-Dickinson University, Monmouth University and Brookdale Community College in addition to nearby Rutgers University in New Brunswick. Monmouth County offers over 50 miles of beachfront with many boardwalks, shops, restaurants and other establishments.

According to the appraisal, the Residence Inn Neptune at Gateway Centre Property estimated demand segmentation is approximately 25% commercial, 20% meeting and group, 25% leisure, and 30% extended stay.

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LOAN #3: AHIP NORTHEAST PORTFOLIO IV

The appraiser notes that there is no new supply proposed or under construction in the area.

Residence Inn Neptune at Gateway Centre Property Historical Statistics(1)

	Residence Inn Neptune at Gateway Centre Property			Competitive Set			Penetration
	2015	2016	TTM 3/31/2017	2015	2016	TTM 3/31/2017	2015	2016	TTM 3/31/2017
Occupancy	79.4%	84.5%	83.6%	63.9%	62.1%	65.0%	124.2%	136.1%	128.6%
ADR	$125.04	$130.49	$138.91	$99.48	$101.88	$106.36	125.7%	128.1%	130.6%
RevPAR	$99.30	$110.26	$116.13	$63.60	$63.25	$69.13	156.1%	174.3%	168.0%

(1)	Source: March 2017 travel research report.

Atlantic City / Egg Harbor, NJ

The Residence Inn Atlantic City Egg Harbor Township Property is located in Egg Harbor Township, New Jersey, approximately 10 miles northwest of Atlantic City. The property is also located proximate to Black Horse Pike and the Garden State Parkway. The area’s principal industries include casino gaming, health care, aviation testing and engineering, agriculture, professional and business services, retail industry, and boat building, among others. Additionally, according to the appraiser, over the course of the last decade, the county has made an effort to develop tourist attractions outside of the casino industry such as Bader Field, which was repositioned from its prior use as a general aviation airport to a sport, recreation and concert venue. In addition to tourism and leisure, there are significant commercial and government demand generators in the area. The Egg Harbor Township is home to the Federal Aviation Administration’s William J. Hughes Technical Center, the nation’s premier air transportation system laboratory, as well as the primary office for one of Lockheed Martin’s aerospace subsidiaries – Lockheed Martin Integrated Systems, Inc. There are also a number of medical centers and organizations in the surrounding area including Shore Medical Center, Bacharach Rehabilitation Hospital and AtlantiCare.

According to the appraisal, the Residence Inn Atlantic City Egg Harbor Township Property’s estimated demand segmentation is approximately 50% government, 25% leisure, 20% commercial and 5% meeting and group.

The appraisal identified two properties that may compete with the Homewood Suites – Egg Harbor property. There is a newly constructed 101-room Hampton Inn Atlantic City/Absecon that opened in June 2017 and a proposed 114-room Home2Suites by Hilton that is expected to open in July 2018 and will offer amenities similar to those of the Homewood Suites – Egg Harbor. The appraiser considers these hotels to be 100% competitive given the Hilton family brand affiliations and similarities in location, target market, and ADR positioning.

Residence Inn Atlantic City Egg Harbor Township Property Historical Statistics(1)

	Residence Inn Atlantic City Egg Harbor Township Property			Competitive Set			Penetration
	2015	2016	TTM 3/31/2017	2015	2016	TTM 3/31/2017	2015	2016	TTM 3/31/2017
Occupancy	78.7%	80.8%	82.9%	51.6%	50.1%	51.5%	152.6%	161.5%	160.9%
ADR	$119.91	$122.80	$128.25	$89.12	$91.46	$94.83	134.5%	134.3%	135.2%
RevPAR	$94.34	$99.26	$106.34	$45.95	$45.78	$48.87	205.3%	216.8%	217.6%

(1)	Source: March 2017 travel research report.

■	The Borrowers. The borrowers are AHIP MD Baltimore 4980 Properties LLC, AHIP MD Baltimore 4980 Enterprises LLC, AHIP NJ Egg Harbor 3022 Properties LLC, AHIP NJ Egg Harbor 3022 Enterprises LLC, AHIP MD Hanover 7027 Properties LLC, AHIP NJ Neptune Properties LLC and AHIP NJ Neptune Enterprises LLC (each, a “AHIP Northeast Portfolio IV Borrower”) and together the “AHIP Northeast Portfolio IV Borrowers”), each a Delaware limited liability company, structured to be bankruptcy remote with two independent directors. Each individual property has two related borrowers comprised of a fee owner and an operating lessee. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the AHIP Northeast Portfolio IV Loan.

The sponsor of the borrowers and non-recourse carveout guarantor for the AHIP Northeast Portfolio IV Loan is American Hotel Income Properties REIT Inc. (“AHIP REIT Inc.”). The AHIP REIT Inc. is the United States holding company for all of American Hotel Income Properties REIT LP’s (“AHIP REIT L.P.”) U.S. assets. AHIP REIT L.P., (TSX:HOT.UN), is a publicly owned real estate investment trust that invests in the real estate markets across United States. AHIP REIT L.P. invests in transportation oriented select-service, and limited service hotel portfolios in close

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LOAN #3: AHIP NORTHEAST PORTFOLIO IV

proximity to railroads, airports, highway interchanges and other transportation hubs servicing as demand generators. AHIP REIT L.P. was formed in 2012 and is based in Vancouver, British Columbia.

Following the acquisition of the AHIP Northeast Portfolio Properties, AHIP REIT Inc. has holdings of 113 hotel properties totaling approximately 11,570 guestrooms across the United States.

■	Escrows. On the origination date of the AHIP Northeast Portfolio IV Loan, the borrowers funded a reserve of (i) $525,599 for real estate taxes, (ii) $2,864,145 to be used towards the property improvement plan work as described in the loan documents and (iii) $12,600 for deferred maintenance.

On a monthly basis, the borrowers are required to deposit $75,768 for real estate taxes. Monthly deposits of one-twelfth of the annual insurance premiums are currently waived so long as an acceptable blanket policy remains in place. Beginning with the payment date in July 2019, borrowers shall deposit an amount equal to the greater of (i) one-twelfth of an amount equal to 4% of annual gross rent estimated in the AHIP Northeast Portfolio IV Borrowers’ approved annual budget for the fiscal year and (ii) the then-current amount required by the franchise agreements for approved capital expenditures and replacement of the FF&E is required to be deposited into an FF&E reserve.

■	Lockbox and Cash Management. The AHIP Northeast Portfolio IV Loan provides for a hard lockbox and springing cash management. All credit card receipts are required to be deposited directly into a clearing account controlled by the lender and the borrowers and the property managers are required to deposit all other rent and payments into the clearing account within one day of receipt. Unless a Trigger Period (defined below) is ongoing, all amounts on deposit in the clearing account are required to be swept daily into the borrowers’ account. During a Trigger Period, all amounts on deposit in the clearing account are required to be swept daily into an account controlled by the lender.

A “Trigger Period” will comment upon the occurrence of (i) an event of default or (ii) the debt service coverage ratio falling below 1.25x as of any calendar quarter; and will end if, (A) with respect to a Trigger Period continuing pursuant to clause (i), the event of default commencing the Trigger Period has been cured and such cure has been accepted by lender (and no other event of default is then continuing) or (B) with respect to a Trigger Period continuing due to clause (ii), the debt service coverage ratio is at least 1.30x for two consecutive calendar quarters.

■	Property Management. The AHIP Northeast Portfiolio IV Properties are managed by One MD Hanover HI Management LLC, One MD Baltimore 4980 Management LLC, One NJ Egg Harbor 3022 Management LLC and One NJ Neptune 230 Management LLC, affiliates of One Lodging Management, Inc.

■	Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

■	Partial Release of Collateral. The AHIP Northeast Portfolio IV Borrowers may obtain the release of an individual property after the defeasance lockout expiration date in connection with a bona fide third-party sale of any such individual property, subject to terms and conditions set forth in the loan documents, including but not limited to: (i) delivery of defeasance collateral in an amount equal to 110% of the allocated loan amount for the property to be released; (ii) the debt service coverage ratio of the remaining properties is at least the greater of (x) 2.01x and (y) the debt service coverage ratio immediately prior to such release; (iii) the loan to value ratio of the remaining properties is no more than the lesser of (x) 56.8% and (y) the aggregate loan to value immediately prior to such release, provided, however, that the loan to value ratio condition will not apply if, after giving effect to such sale and defeasance, the debt yield for the remaining properties is 15.0% or higher and (iv) no event of default is continuing.

■	Terrorism Insurance. The borrower is required to maintain an “all-risk” insurance policy that provides coverage for terrorism with a $250,000,000 limit, applying per occurrence and reinstating after every loss, subject to a deductible of $10,000. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

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LOAN #4: 245 PARK AVENUE

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller(4)	GACC
Location (City/State)	New York, New York	Cut-off Date Balance(1)(5)	$51,250,000
Property Type	Office	Cut-off Date Balance per SF(1)(5)	$606.91
Size (SF)(1)	1,779,515	Percentage of Initial Pool Balance	5.5%
Total Occupancy as of 2/28/2017(1)(2)	91.2%	Number of Related Mortgage Loans	None
Owned Occupancy as of 2/28/2017(1)(2)	91.2%	Type of Security	Fee Simple
Year Built / Latest Renovation	1965 / 2006	Mortgage Rate	3.66940%
Appraised Value	$2,210,000,000	Original Term to Maturity (Months)	120
Appraisal Date	4/1/2017	Original Amortization Term (Months)	NAP
Borrower Sponsor	HNA Group	Original Interest Only Period (Months)	120
Property Management	Brookfield Properties Management LLC	First Payment Date	7/1/2017
Maturity Date	6/1/2027

Underwritten Revenues	$177,756,680
Underwritten Expenses	$62,448,738	Escrows(6)
Underwritten Net Operating Income (NOI)	$115,307,942	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$109,564,903	Taxes	$0	$3,878,518
Cut-off Date LTV Ratio(3)	48.9%	Insurance	$227,000	$113,500
Maturity Date LTV Ratio(3)	48.9%	Replacement Reserve	$47,738	$47,738
DSCR Based on Underwritten NOI / NCF(3)	2.87x / 2.73x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF(3)	10.7% / 10.1%	Other(7)	$11,431,608	$0

Sources and Uses
Sources	$	%	Uses	$	%
Senior Pari Passu Notes	$1,080,000,000	47.1%	Purchase Price	$2,210,000,000	96.4%
Junior Non-Trust Notes	120,000,000	5.2	Closing Costs	70,356,233	3.1
Mezzanine Loan A	236,500,000	10.3	Reserves	11,706,346	0.5
Mezzanine Loan B	221,000,000	9.6
Mezzanine Loan C	110,500,000	4.8
Borrower Sponsor Equity	524,062,579	22.9
Total Sources	$2,292,062,579	100.0%	Total Uses	$2,292,062,579	100.0%

(1)	Based on remeasured net rentable area of 1,779,515 SF in accordance with current Real Estate Board of New York standards, which is the basis for the SF in future leasing. The property’s contractual SF is 1,723,993 SF as leased.

(2)	Occupancy includes HNA Capital USA LLC (an affiliate of the borrower sponsor) and MIO Partners (together, approximately 2.7% of the remeasured net rentable area), which have executed leases but have not yet taken occupancy.

(3)	DSCR, LTV, Debt Yield and Balance / SF calculations are based on the aggregate outstanding principal balance of the 245 Park Avenue Loan Combination Amount (defined below) and excludes the aggregate outstanding principal balance of the 245 Park Avenue Junior Non-Trust Notes (as defined below).

(4)	The 245 Park Avenue Loan Combination (defined below) was co-originated by Deutsche Bank AG, acting through its New York Branch (“DBNY”), JPMorgan Chase Bank, National Association (“JPMorgan Chase Bank”), Natixis Real Estate Capital LLC (“Natixis”), Barclays Bank PLC (“Barclays”), and Société Générale.

(5)	The Cut-off Date Balance of $51,250,000 represents the non-controlling notes A-2-C-1-B and A-2-C-2, which are part of a loan combination evidenced by (1) 20 senior pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $1,080,000,000 and (ii) five junior notes with an aggregate outstanding principal balance as of the Cut-off Date of $120,000,000.

(6)	See “—Escrows” below.

(7)	Other reserves include $10,298,441 for outstanding tenant improvements and leasing commissions and $1,133,167 for free rent. See “—Escrows” below.

■	The Mortgage Loan. The mortgage loan (the “245 Park Avenue Loan”) is part of a loan combination (the “245 Park Avenue Loan Combination”) evidenced by 20 senior pari passu notes (collectively the “245 Park Avenue Senior Pari Passu Notes”) with a combined outstanding principal balance as of the Cut-off Date of $1,080,000,000, and five junior notes (collectively, the “245 Park Avenue Junior Non-Trust Notes”) with a combined outstanding principal balance as of the Cut-off Date of $120,000,000. The 245 Park Avenue Junior Non-Trust Notes are subordinate to the 245 Park Avenue Senior Pari Passu Notes as and to the extent described in “Description of the Mortgage Pool—The Loan Combinations—The 245 Park Avenue Loan Combination” in the Preliminary Prospectus. The aggregate outstanding principal balance as of the Cut-off Date of all the notes evidencing the 245 Park Avenue Loan Combination is $1,200,000,000. The 245 Park Avenue Loan Combination is secured by the borrower’s fee simple interest in a 44-story, remeasured 1,779,515 SF Class A office tower that occupies the entire city block between 46th Street and 47th Street and Park Avenue and Lexington Avenue in Midtown Manhattan, New York (the “245 Park Avenue Property”). The 245 Park Avenue Loan, which is evidenced by the non-controlling notes A-2-C-1-B and A-2-C-2, has an outstanding principal balance as of the Cut-off Date of $51,250,000 and represents approximately 5.5% of the Initial Pool Balance. The related senior companion loans are evidenced by 18 notes (collectively, the “245 Park Avenue Senior Pari Passu Non-Trust Notes”) which have an aggregate outstanding principal balance as of the Cut-off Date of $1,028,750,000 as detailed in the note summary table below. The 245 Park Avenue Loan Combination was originated by DBNY, JPMorgan Chase Bank, Natixis, Barclays and Société Générale on May 5, 2017. Each note evidencing the 245 Park Avenue Loan Combination has an interest rate of 3.66940% per annum. The borrower utilized the proceeds of the 245 Park Avenue Loan Combination along with $524,062,579 equity and $568,000,000 mezzanine loan to finance the acquisition of the 245 Park Avenue Property, fund reserves and pay origination costs.

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LOAN #4: 245 PARK AVENUE

The 245 Park Avenue Street Loan, which is evidenced by the non-controlling notes A-2-C-1-B and A-2-C-2 and will be contributed to the CD 2017-CD5 securitization transaction, received a credit assessment of [TBD] by Moody’s, BBB- by Fitch and BBB by KBRA.

Note Summary

Note	Current or Anticipated Holder of Securitized Note	Cut-off Date Balance
245 Park Avenue Loan
A-2-C-1-B, A-2-C-2	CD 2017-CD5	$51,250,000
245 Park Avenue Senior Pari Passu Non-Trust Notes
A-1-A, A-1-B, A-1-C, A-1-D, A-1-E	245 Park Avenue Trust 2017-245P	$380,000,000
A-2-A-1	JPMCC 2017-JP6	$98,000,000
A-2-A-2, A-2-C-1-A	DBJPM 2017-C6	$93,750,000
A-2-B-1, A-2-B-2, A-2-B-3	Natixis	$210,000,000
A-2-A-3, A-2-A-4	JPMorgan Chase Bank	$107,000,000
A-2-D-1, A-2-D-2, A-2-D-3	Société Générale	$70,000,000
A-2-E-1, A-2-E-2	Barclays	$70,000,000
245 Park Avenue Junior Non-Trust Notes
B-1, B-2, B-3, B-4, B-5	245 Park Avenue Trust 2017-245P	$120,000,000

The 245 Park Avenue Loan Combination had an initial term of 120 months and has a remaining term of 118 months as of the Cut-off Date. The 245 Park Avenue Loan Combination requires payment of interest only until the scheduled maturity date, which is the due date of the 245 Park Avenue Loan Combination in June 2027. Voluntary prepayment of the 245 Park Avenue Loan Combination is permitted on or after the due date in March 2027. Defeasance of the 245 Park Avenue Loan Combination with direct, non-callable obligations of the United States of America or other obligations, which are “government securities” is permitted under the 245 Park Avenue Loan Combination documents at any time after the earlier of (i) the second anniversary of the securitization of the last portion of the 245 Park Avenue Loan Combination and (ii) July 1, 2020.

The Mortgaged Property. The 245 Park Avenue Property is a 44-story Class A office tower located along Park Avenue between 46th Street and 47th Street that consists of remeasured 1,720,136 SF of office space on 42 floors, remeasured 57,799 SF of retail space and remeasured 1,580 SF of lobby retail space in Midtown Manhattan, New York. The 245 Park Avenue Property is one of approximately 12 buildings that feature direct underground access to Grand Central Terminal, Metro North Transit and the 4, 5, 6, 7 and S subway lines. The 245 Park Avenue Property features views of the New York cityscape from the upper floors and is identified as a New York City “trophy” office property due to its location, floor layout, construction quality and long-term credit tenancy, according to the appraisal.

The 245 Park Avenue Property is 91.2% leased (based on remeasured net rentable area) to 19 tenants, including 64.7% leased to investment grade tenants: Société Générale (33.3% of GLA, Moody’s A2/S&P A), which is headquartered at the 245 Park Avenue Property, JPMorgan Chase Bank (13.4% of GLA, Moody’s Aa3/S&P A+/Fitch AA-), Rabobank (6.3% of GLA, Moody’s Aa2/S&P A+/Fitch AA-) and features other institutional tenants, including Major League Baseball (“MLB”) (12.6% of GLA, NR) and Angelo Gordon (6.4% of NRA, NR).

The 245 Park Avenue Property has demonstrated average occupancy of 95.0% since 2007. The following table presents certain information relating to historical leasing at the 245 Park Avenue Property:

Historical Leased %(1)(2)

	2008	2009	2010	2011	2012	2013	2014	2015	2016	As of 2/28/2017
Owned Space	95.1%	92.8%	93.8%	95.6%	95.8%	93.6%	93.6%	93.6%	95.0%	91.2%

(1)	Source: borrower sponsor and third party market reports.

(2)	Represents occupancy as of December 31 for the indicated year unless otherwise specified

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LOAN #4: 245 PARK AVENUE

The following table presents certain information relating to the major tenants at the 245 Park Avenue Property:

Ten Largest Owned Tenants Based on Gross Leasing Area(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA(3)	% of GLA(3)	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF(4)	Lease Expiration
Société Générale(5)(6)(7)	NR/A2/A	593,344	33.3%	$34,584,340	27.4%	$61.50	10/31/2032
JPMorgan Chase Bank(6)(8)	AA-/Aa3/A+	237,781	13.4	11,817,255	9.4	$52.42	10/31/2022
MLB(9)	NR/NR/NR	224,477	12.6	27,515,096	21.8	$124.75	10/31/2022
Angelo Gordon	NR/NR/NR	113,408	6.4	9,185,805	7.3	$81.00	5/31/2026
Rabobank	AA-/Aa2/A+	112,662	6.3	15,132,666	12.0	$138.00	9/30/2026
Ares Capital	BBB/NR/BBB	97,101	5.5	8,231,410	6.5	$83.91	5/31/2026
HNA Capital US LLC(10)	NR/NR/NR	38,382	2.2	2,840,342	2.3	$74.00	1/31/2026
Regus Business Centre	NR/NR/NR	38,383	2.2	3,224,088	2.6	$84.00	9/30/2021
WisdomTree Investments(11)	NR/NR/NR	37,924	2.1	2,768,379	2.2	$73.00	8/31/2029
The Norinchukin Bank	NR/A1/A	37,342	2.1	3,598,254	2.9	$99.00	3/31/2022
Ten Largest Office Tenants		1,530,804	86.0%	$118,897,635	94.2%	$80.31
Other Occupied Office		87,822	4.9	6,950,418	5.5	$81.36
Total Occupied Office		1,618,626	91.0%	125,848,054	99.7%	$80.36
Retail(12)		2,736	0.2	245,446	0.2	$89.71
Lobby Retail		1,580	0.1	84,000	0.1	$61.27
Total Occupied		1,622,942	91.2%	$126,177,500	100.0%	$80.36
Vacant Office		120,299	6.8	0	0.0	$0.00
Vacant Retail		36,274	2.0	0	0.0	$0.00
Total / Wtd. Avg.		1,779,515	100.0%	$126,177,500	100.0%	$80.36

(1)	Based on the underwritten rent roll dated February 28, 2017.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Based on remeasured net rentable SF of 1,779,515, which is the basis for the square footage in future leasing.

(4)	Based on 1,723,993 contractual SF.

(5)	Société Générale, the largest tenant by both net rentable area and base rent at the 245 Park Avenue Property is a French multinational banking and financial services company, which utilizes the 245 Park Avenue Property as its United States headquarters. In 2010, Société Générale executed a sublease from JPMorgan Chase Bank for 562,347 contractual SF through October 31, 2022. Additionally, in 2010, Société Générale executed a 10-year direct lease with the prior owner of the 245 Park Avenue Property for a total of 593,344 remeasured SF which has a start date of November 1, 2022 at (i) approximately $88.00 per SF for the first five years of the term and (ii) a base rent for the second five year period of the term equal to the higher of the rent payable for the first five years and a fair market rental value (not to exceed $110 per SF). Société Générale’s direct lease has a base year of 2013. In addition, Société Générale subleases 36,425 contractual SF to Brunswick Group, LLC and 36,425 contractual SF to MIO Partners, Inc. The terms shown for Société Générale in the table above are based on JPMorgan Chase Bank’s direct lease.

(6)	JPMorgan Chase Bank subleases 562,347 contractual SF to Société Générale through October 31, 2022. In 2010, Société Générale executed a 10-year direct lease with the prior owner for 593,344 remeasured SF which has a start date of November 1, 2022 at (i) approximately $88.00 per SF for the first five years of the term and (ii) a base rent for the second five-year period of the term equal to the higher of the rent payable for the first five years and a fair market rental value (not to exceed $110 per SF). Société Générale’s direct lease has a base year of 2013 and two, five-year renewal options and in addition, Société Générale subleases 36,425 contractual SF to Brunswick Group, LLC and 36,425 contractual SF to MIO Partners, Inc.

(7)	Société Générale has the right to terminate either the highest floor or the highest two full floors that it leases (if such floors are contiguous) under either the related sublease described above or under its direct lease with the borrower, with notice by May 1, 2021. Société Générale may not exercise the option if all or any portion of the termination space is covered by a non-disturbance agreement granted by the borrower.

(8)	In total, JPMorgan Chase Bank currently has a contractual lease for 787,785 SF at the 245 Park Avenue Property. Of JPMorgan Chase Bank’s total leased square footage, a space of 752,033 SF has been subleased to Société Générale, Houlihan Lokey Inc., The Nemec Agency, Pierpont Capital Holdings LLC and JLL. Details of the subleased space are described below. The JPMorgan Chase Bank space does not include the 562,347 SF of space subleased to Société Générale due to the fact that Société Générale has executed a direct lease for this space which begins November 1, 2022. JPMorgan Chase Bank subleases 90,556 contractual SF to Houlihan Lokey Inc., 49,133 contractual SF to The Nemec Agency, 34,058 contractual SF to Pierpont Capital Holdings LLC and 15,939 contractual SF to JLL through October 30, 2022. The JPMorgan Chase Bank space also includes 17,813 contractual SF of retail space that it leases at the 245 Park Avenue Property. The terms shown for JPMorgan Chase Bank in the table above are based on its direct lease. JPMorgan Chase Bank may not extend any portion of its lease currently subleased to Société Générale pursuant to its sublease agreement with Société Générale.

(9)	MLB, which is headquartered at the 245 Park Avenue Property, subleases 37,385 contractual SF to the National Bank of Australia, 24,840 contractual SF to Houlihan Lokey Inc. and 10,525 contractual SF to Anthos USA Inc. through October 30, 2022. MLB does not have any remaining renewal options. The terms shown for MLB in the table above are based on its direct lease. MLB has announced that it plans to vacate its space at the end of its lease term and that it signed a lease at another location and declared its intention to move into that space in 2019, which is approximately three years prior to its lease expiration. If MLB does not renew its lease 12 months before its lease expiration date or if MLB vacates or abandons all or substantially all of its premises, a Cash Sweep Event (as defined below) will occur.

(10)	The HNA Capital US LLC space was originally leased to Heineken Americas Inc. from January 2010 through January 2026. On May 4, 2017, Heineken Americas Inc. assigned its space at the 245 Park Avenue Property to HNA Capital US LLC, an affiliate of the borrower sponsor.

(11)	WisdomTree Investments has the right to terminate its lease effective as of August 20, 2024, with 12 months’ notice and the payment of a termination fee.

(12)	Excludes 17,813 contractual square feet of Retail space leased by JPMorgan Chase Bank.

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LOAN #4: 245 PARK AVENUE

The following table presents the lease rollover schedule at the 245 Park Avenue Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	Expiring Owned GLA(3)	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF(3)	# of Expiring Tenants
MTM	0	0.0%	0.00%	$0	0.00%	$0.00	0
2017	0	0.0	0.0%	0	0.00	0.00	0
2018	13,352	0.8	0.8%	1,282,100	1.0	96.02	2
2019	0	0.0	0.8%	0	0.0	0	0
2020	22,502	1.3	2.1%	1,597,404	1.3	70.99	1
2021	38,382	2.2	4.3%	3,224,088	2.6	84	1
2022(4)	505,781	29.3	33.6%	45,017,995	35.7	89.01	6
2023	0	0.0	33.6%	0	0.0	0	0
2024	0	0.0	33.6%	0	0.0	0	0
2025	0	0.0	33.6%	0	0.0	0	0
2026	376,592	21.8	55.5%	36,765,311	29.1	97.63	6
2027	10,538	0.6	56.1%	937,882	0.7	89	1
2028 & Thereafter	602,931	35.0	91.1%	37,352,719	29.6	61.95	2
Vacant	153,915	8.9	100.0%	0	0.0	0	0
Total / Wtd. Avg.(5)	1,723,993	100.0%		$126,177,500	100.0%	$80.36	19

(1)	Based on the underwritten rent roll dated February 28, 2017 and includes rent steps through April 2018.

(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Expiration Schedule.

(3)	Based on 1,723,993 contractual SF.

(4)	JPMorgan Chase Bank subleases 562,347 SF to Société Générale through October 31, 2022. In 2010, Société Générale executed a direct lease with the prior owner that has a start date of November 1, 2022 and is for an initial term of 10 years, with two five-year extension options. The lease maturity of this space is reflected as 2032 in the table above.

(5)	Includes 2,661 SF of building office space.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 245 Park Avenue Property:

Cash Flow Analysis(1)

	2013	2014	2015	2016	TTM 3/31/2017	Underwritten	Underwritten $ per SF(2)
Base Rent(3)	$115,989,804	$118,736,577	$125,320,974	$128,705,034	$129,095,683	$126,177,500	$73.19
Straight Line Rent(4)	0	0	0	0	0	10,341,838	6.00
Gross Up Vacancy	0	0	0	0	0	16,425,575	9.53
Reimbursements(5)	27,691,051	31,667,499	34,635,748	37,032,022	37,903,249	40,918,609	23.73
Other Income(6)	121,531	488,183	704,333	1,901,893	1,888,513	318,732	0.18
Gross Revenue(7)	$143,802,385	$150,892,259	$160,661,056	$167,638,950	$168,887,445	$194,182,255	$112.64

Vacancy & Credit Loss	0	0	0	0	0	($16,425,575)	(9.53)
Effective Gross Income	$143,802,385	$150,892,259	$160,661,056	$167,638,950	$168,887,445	$177,756,680	$103.11

Real Estate Taxes	$31,228,362	$33,582,407	$38,909,581	$41,944,835	$42,664,886	$46,542,219	$27.00
Insurance	952,957	1,101,838	1,329,464	1,135,167	1,116,805	1,362,000	0.79
Management Fee	2,990,820	3,051,734	3,136,355	3,827,798	3,884,560	1,000,000	0.58
Other Operating Expenses	13,227,004	14,597,974	14,617,951	14,015,188	13,544,519	13,544,519	7.86
Total Operating Expenses	$48,399,143	$52,333,953	$57,993,351	$60,922,988	$61,210,770	$62,448,738	$36.22

Net Operating Income(7)(8)	$95,403,242	$98,558,306	$102,667,705	$106,715,962	$107,676,675	$115,307,942	$66.88
TI/LC	0	0	0	0	0	5,191,362	3.01
Capital Expenditures	0	0	0	0	0	551,678	0.32
Net Cash Flow	$95,403,242	$98,558,306	$102,667,705	$106,715,962	$107,676,675	$109,564,903	$63.55

Occupancy	93.6%	93.6%	93.6%	95.0%	91.2%	91.2%
NOI Debt Yield(9)	8.8%	9.1%	9.5%	9.9%	10.0%	10.7%
NCF DSCR(9)	2.37x	2.45x	2.56x	2.66x	2.68x	2.73x

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Based on 1,723,993 contractual SF.

(3)	Underwritten Base Rent is based on the rent roll as of February 28, 2017 and includes rent steps through April 2018.

(4)	Average rent for investment-grade tenants over the lesser of the 245 Park Avenue Loan Combination term and the applicable lease term. With respect to the Société Générale subleased space, rent steps are underwritten based on the average of the JPMorgan Chase Bank base rent of $61.50 PSF through October 2022 and base rent pursuant to Société Générale’s direct lease of $88.00 PSF through the remainder of the loan term.

(5)	Reimbursements are calculated on a tenant-by-tenant basis according to each tenant’s reimbursement methodology. Reimbursements for the JPMorgan Chase Bank space subleased to Société Générale are underwritten pursuant to the triple-net JPMorgan Chase Bank lease; upon the commencement of Société Générale’s direct modified gross lease in October 2022, the tenant is instead required to reimburse expenses over a base year of 2013.

(6)	Other Income consists of licensing fees, utility fees, generator fees and other miscellaneous items.

(7)	The increase in 2015 Net Operating Income from 2014 Net Operating Income was primarily due to contractual rent increases resulting in an increase in the weighted average base rent per SF from approximately $68.87 per SF to approximately $72.69 per SF. The increase in Underwritten Gross Revenue from TTM 3/31/2017 is primarily due to the inclusion of rent steps, which are underwritten (i) for non-investment-grade tenants, through April 2018 and (ii) for investment-grade tenants, the average base rent over the lesser of the 245 Park Avenue Loan Combination term and the applicable lease term. With respect to the Société Générale subleased space, rent steps are underwritten based on the average of the JPMorgan Chase Bank base rent of $61.50 per SF through October 2022 and base rent pursuant to Société Générale’s direct lease of $88.00 per SF through the remainder of the loan term.

(8)	The increase in 2016 Net Operating Income from 2015 Net Operating Income is primarily due to an increase in occupancy from 93.6% to 95.0% and an increase in the weighted average base rent per SF from approximately $72.69 per SF to approximately $74.66 per SF.

(9)	NOI Debt Yield and NCF DSCR calculations are based on the aggregate outstanding principal balance of the 245 Park Avenue Loan Combination and excludes the aggregate outstanding principal balance of the 245 Park Avenue Junior Non-Trust Notes.

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LOAN #4: 245 PARK AVENUE

■	Appraisal. According to the appraisal, the 245 Park Avenue Property had an “as-is” appraised value of $2,210,000,000 as of April 1, 2017.

Appraisal Approach(1)	Value	Discount Rate	Capitalization Rate
Direct Capitalization Approach	$2,260,000,000	N/A	4.75%
Discounted Cash Flow Approach	$2,200,000,000	6.25%	5.00%(2)
Land Value	$1,040,000,000	N/A	N/A

(1)	Based on the “as-is” appraised value.

(2)	Represents the terminal capitalization rate.

■	Environmental Matters. Based on a Phase I environmental report dated April 19, 2017, the environmental consultant did not identify evidence of any recognized environmental conditions or recommendations for further action at the 245 Park Avenue Property.

■	Market Overview and Competition. The 245 Park Avenue Property is located in Midtown Manhattan, home to numerous national and multinational corporations, such as BlackRock, the Blackstone Group, Colgate-Palmolive, JPMorgan Chase Bank and NBC. The 245 Park Avenue Property is situated on the entire city block bound by Park Avenue and Lexington Avenue between East 46th Street and East 47th Street and is surrounded by many of New York’s landmarks and tourist attractions including Grand Central Terminal, Rockefeller Center, Radio City Music Hall, St. Patrick’s Cathedral as well as a number of luxury hotels such as the Waldorf Astoria, The Four Seasons and the New York Palace. According to the appraisal, Park Avenue is widely considered to be one of the premier office corridors in the United States due to its central location, prestigious tenancy, proximity to Grand Central Station and other amenities.

The 245 Park Avenue Property is situated within the Park Avenue submarket, which includes Park Avenue between 43rd Street and 65th Street. According to the appraisal, the Park Avenue office submarket had approximately 21.8 million SF of office inventory, direct weighted average Class A asking rents of $102.15 per SF and a vacancy rate of 10.5% as of the fourth quarter of 2016.

The appraisal identified 32 comparable buildings totaling approximately 23.5 million SF that exhibited a gross rental range of $65.00 per SF to $200.00 per SF and a weighted average occupancy rate of approximately 90.5% for direct space. The appraisal identified seven of the comparable buildings as directly competitive with the 245 Park Avenue Property in terms of building classification, asking rents, rentable office area and current occupancy. The directly competitive properties exhibited a gross rental range of $85.00 per SF to $125.00 per SF and a weighted average direct occupancy of approximately 96.0%.

Directly Competitive Buildings(1)

Property	Office Area (NRA SF)	Direct Available SF	Sublease Available SF	% Occupied (Direct)	% Occupied (Total)	Direct Asking Rent (per SF)
						Low	High
200 Park Avenue	2,254,274	88,047	0	96.1%	96.1%	$86.00	$96.00
277 Park Avenue	1,529,945	35,420	24,618	97.7%	96.1%	$85.00	$125.00
299 Park Avenue	899,000	83,649	0	90.7%	90.7%	$95.00	$120.00
300 Park Avenue	690,800	0	32,196	100.0%	95.3%	N/A	N/A
320 Park Avenue	716,683	39,436	4,516	94.5%	93.9%	$98.00	$103.00
345 Park Avenue	1,600,519	0	0	100.0%	100.0%	N/A	N/A
350 Park Avenue	500,800	0	17,135	100.0%	96.6%	N/A	N/A
Total/Wtd. Avg.	8,192,021	246,552	78,465	97.0%	96.0%	$88.81	$109.14

(1)	Source: Appraisal.

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LOAN #4: 245 PARK AVENUE

The appraiser identified 11 office rent comparables from other class A buildings in Midtown Manhattan, base rent across approximately 1,716,177 SF of recently executed leases ranging from $79.00 per SF for lower floors to $127.00 per SF for upper floors.

The following table presents certain information relating to recent office leasing activity in the 245 Park Avenue Property’s office market:

Class A Office Rent Comparables(1)
Address	Tenant	NRA (SF)	Floor	Execution Date	Lease Term (Years)	Base Rent	Type	Rent Steps
277 Park Avenue	Visa	24,618	50	April 2016	10	$116.00	Gross	$124 - Year 6
280 Park Avenue	Orix USA Corporation	20,123	40	March 2017	10	110.00	Gross	$117 - Year 6
520 Madison Avenue	CIC Union Europeenne International et Cie	46,822	36-37	Jan 2017	15	127.00	Gross	$136 - Year 6 / $145 - Year 11
Total/ Wtd. Avg.	(Floors 36-50)	91,563				$120.31
1177 Avenue of the Americas	Kramer Levin Naftalis & Frankel LLP	219,000	22-30	March 2017	15	80.00	Gross	$87 - Year 6 / $94 - Year 11
280 Park Avenue	Wells Fargo	49,316	27	Feb 2017	10	110.00	Gross	$117 - Year 6
Total / Wtd. Avg.	(Floors 22-30)	268,316				$85.51
237 Park Avenue	Permanent Mission of Canada to the UN	77,873	19-20	Sept 2016	15	79.00	Gross	$85 - Year 6 / $91 - Year 11
599 Lexington Avenue	Vroom	31,337	17-18	Feb 2017	11	85.00	Gross	$91 - Year 6
90 Park Avenue	Alston & Bird	122,000	12-15	May 2016	10	80.00	Gross	$85 - Year 6
Total / Wtd. Avg.	(Floors 12-20)	231,210				$80.34
75 Rockerfeller Plaza	Merrill Lynch Wealth Management	124,063	GL, 2-5	June 2016	15	82.50	Gross	$85 - Year 6 / $94.50 - Year 11
Total / Wtd. Avg.	(Floors GL-5)	124,063				$82.50
399 Park Avenue	Morgan Stanley	110,025	12, 23-24	July 2016	15	108.50		$118.50 - Year 6 / $128.50 - Year 11
1285 Avenue of the Americas	UBS	891,000	GL, 2-5, 8, 19, 37-39	May 2016	15	79.00		$85 - Year 6 / $93 - Year 11
Total / Wtd. Avg. (Non-Contiguous Floors)		1,001,025				$82.24
Grand Total / Wtd. Avg.		1,716,177				$84.55

(1)	Source: Appraisal.

The following table presents certain information relating to the appraiser’s concluded office rental rate for the 245 Park Avenue Property:

Office Market Rent Conclusion(1)

Market Rent	Floors	Rent per SF
	2 to 5	$85.00
	7 to 20	$88.00
	21 to 26	$92.00
	27 to 35	$100.00
	36 to 42	$110.00
	43 to 44	$120.00
Tenant Category	Minor	Major
Size	Partial Floor	Full Floor
Lease Term (years)	10	15
Tenant Improvements (per SF)	$60.00	$70.00
Lease Type (reimbursements)	Mod. Gross	Mod. Gross
Contract Rent Increase Projection	10.0% in Year 6	10.0% in every 5 years

(1)	Source: Appraisal.

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LOAN #4: 245 PARK AVENUE

The following table presents certain information relating to recent retail leasing activity in the 245 Park Avenue Property’s retail market:

Class A Office Rent Comparables(1)
Address	Tenant	NRA (SF)	Floor	Execution Date	Lease Term (Years)	Base Rent	Type	Rent Steps
485 Lexington Avenue	Gregory’s Coffee	639	Grade	Jan 2017	15	$338.00	Gross	N/A
485 Lexington Avenue	Hudson Allergy	1,363	Grade	Jan 2017	15	275.00	Gross	N/A
485 Lexington Avenue	Dr. Smood	1,612	Grade	Jan 2017	15	310.00	Gross	N/A
330 Madison Avenue	Confidential	642	Grade	Dec 2016	10	330.00	Gross	N/A

374 Park Avenue	Union Bank	2,294	Grade	Sept 2016	10	365.00	Gross	N/A
135 East 50th Street	Irving Farm Coffee Roasters	1,500	Grade	June 2016	10	185.00	Gross	N/A
301 Madison Avenue	Fed Ex	1,890	Grade	March 2016	10	285.00	Gross	N/A
320 Park Avenue	Little Beet	3,400	Grade	Sept 2015	10	150.00	Gross	N/A
Grand Total / Wtd. Avg.		13,340				$259.81

(1)	Source: Appraisal.

The following table presents certain information relating to the appraiser’s concluded retail rental rate for the 245 Park Avenue Property:

Retail Market Rent Conclusion(1)

Tenant Category	Rent per SF
Retail - Lobby	$125.00
Retail (Lexington Grade)	$275.00
Retail (Lexington 2nd Fl)	$85.00
Retail (47 Street)	$110.00
Retail (Park Avenue Large)	$125.00
Retail (Park Avenue Small)	$250.00
Lease Term (years)	10
Lease Type (reimbursements)	Mod. Gross
Contract Rent Increase Projection	10.0% in year 6

(1)	Source: Appraisal

■	The Borrower. The borrower is 245 Park Avenue Property LLC, a Delaware limited liability company structured to be bankruptcy remote with two independent directors in its borrower structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 245 Park Avenue Loan Combination. The nonrecourse carve-out guarantor is 181 West Madison Holding LLC, an affiliate of the borrower sponsor, HNA Group (“HNA”). HNA is a China based global Fortune 500 conglomerate with core divisions of aviation, hospitality, tourism, real estate, retail, finance, logistics, shipbuilding and eco-tech. In 2016, HNA reported total assets of approximately $140.0 billion with reported revenues of approximately $87.0 billion. HNA Finance’s main business is leasing and insurance and it also provides financial services such as securities, banking, futures, fund and investment banking. HNA Real Estate focuses on the development and management of central business district and urban real estate assets and, as of December 31, 2016, it had 34 real estate investments in over 40 cities. HNA owns more than $1.3 billion of United States commercial real estate including 850 Third Avenue, 1180 Sixth Avenue, the Cassa Hotel at 70 West 45th Street and two golf courses, Nicklaus Club Monterey in Monterey, California and Somers Pointe Country Club in Somers, New York. In 2016, HNA purchased a 25% stake in Hilton Worldwide Holdings Inc. from Blackstone Group LP for $6.5 billion.

■	Escrows. In connection with the origination of the 245 Park Avenue Loan Combination, the borrower funded reserves of (i) $10,298,441 for outstanding TI/LC, (ii) $1,133,167 for free rent, (iii) $227,000 for insurance and (iv) $47,738 for a replacement reserve account.

Additionally, on each due date, the borrower is required to fund the following reserves with respect to the 245 Park Avenue Loan Combination, (i) a tax reserve in an amount equal to one-twelfth of the amount that the lender estimates (initially $3,878,518) will be necessary to pay taxes over the then succeeding 12-month period, (ii) an insurance reserve in an amount equal to one-twelfth of the amount that the lender estimates ($113,500 initially) will be necessary to pay insurance premiums upon the expiration of the insurance policies, (iii) a capital expenditures reserve

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LOAN #4: 245 PARK AVENUE

equal to $47,738 (approximately $0.32 per remeasured SF annually), (iv) commencing on May 1, 2025 and continuing on a monthly basis, $446,775 ($3.00 per remeasured SF annually) into a TI/LC rollover reserve. The borrower is also required to deposit any lease modification fees, settlement of claims against third parties related to any lease, any rejection, termination, cancellation or surrender fee and any holdover rents or use and occupancy fees from any current or former tenants. Additionally, during a Cash Sweep Event (as defined below), all excess cash is required to be swept into the lease sweep reserve account.

■	Lockbox and Cash Management. The 245 Park Avenue Loan documents require a hard lockbox with springing cash management. The 245 Park Avenue Loan documents require the borrower to direct tenants to pay rent directly to a lender-controlled lockbox account and require that all other money received by the borrower with respect to the 245 Park Avenue Property be promptly deposited into such lockbox account following receipt. All amounts in the lockbox account are required to be swept to the borrower’s operating account, unless a Cash Sweep Event (as defined below) is continuing, in which event such funds are required to be swept each business day into the cash management account controlled by the lender and disbursed on each payment date in accordance with the 245 Park Avenue Loan documents. The lender has been granted a first priority security interest in the cash management account.

A “Cash Sweep Event” means the occurrence of (a) an event of default under the 245 Park Avenue Loan Combination or an event of default under the mezzanine loans, (b) the bankruptcy or insolvency of the borrower or property manager (in the case of the property manager, to the extent such action results in the cash or bank accounts associated with the 245 Park Avenue Property being subsumed in the action or that has a material adverse effect on the 245 Park Avenue Property or the value or security of the lender’s interests), (c) the date the debt service coverage ratio (as calculated in the 245 Park Avenue Loan documents) for the 245 Park Avenue Loan Combination and mezzanine loans based on underwritten net cash flow falls below 1.15x at the end of any quarter, based on the trailing three-month period or (d) the failure of MLB to renew all or substantially all of its premises at least 12 months before its lease expiration date or if MLB vacates or abandons all or substantially all of its premises (provided that any sweep, in the case of (d), will be capped at $85.00 per SF with respect to the space leased by MLB) (a “Tenant Trigger Event”).

A Cash Sweep Event may be cured in accordance with the following conditions: (i) with respect to a Cash Sweep Event caused solely by clause (a) above, the acceptance of a cure by the applicable lender of the related event of default, (ii) with respect to a Cash Sweep Event caused by clause (b) above, solely with respect to the manager, if the borrower replaces such manager within 60 days of such action in accordance with the 245 Park Avenue Loan documents, (iii) with respect to a Cash Sweep Event caused solely by clause (c) above, either (1) the achievement of a debt service coverage ratio for the 245 Park Avenue Loan Combination and mezzanine loans of at least 1.15x for six consecutive months based on the trailing three-month period or (2) the borrower effects a DSCR Cure (as defined below) or (iv) with respect to a Cash Sweep Event caused solely by a Tenant Trigger Event, the occurrence of a Tenant Trigger Cure (as defined below). Each Cash Sweep Event cure is also subject to the following conditions: (x) no other event of default has occurred and is continuing, (y) a cure may not occur more than five times in the aggregate during the term of the loan (except that there are no limits on the number of times a DSCR Cure may occur and a DSCR Cure is excluded from the foregoing limit) and (z) the borrower may not cure a Cash Sweep Event caused by a bankruptcy or insolvency of the borrower.

A “DSCR Cure” means such time that: (a) the borrower delivers a letter of credit with a notional amount which, if applied to the 245 Park Avenue Loan Combination and each mezzanine loan, would result in a debt service coverage ratio of at least 1.15x based upon the trailing three-month period immediately preceding the date of determination and (b) no Cash Sweep Event resulting from a separate event has occurred which has not been cured; provided that (x) the amount of the letter of credit (together with the amount of any other letters of credit that have been delivered by the borrower under the 245 Park Avenue Loan Combination documents) may not exceed 10% of the 245 Park Avenue Loan Combination, unless an acceptable new non-consolidation opinion is delivered and (y) the borrower has no reimbursement obligations with respect to such letter of credit.

A “Tenant Trigger Cure” means either (x) the replacement of MLB with one or more tenants approved by the lender if required under the 245 Park Avenue Loan documents, leasing not less than 90% of the leasable area of the MLB space (including any portion of the space retained by MLB), which tenant(s) are in occupancy and paying full contractual rent, without right of offset or free rent credit, as evidenced by an estoppel certificate or (y) during the period of any Cash Sweep Event from and after a Tenant Trigger Event, excess cash flow is deposited in the cash management account in an amount equal to or exceeding $85.00 per rentable SF with respect to the space demised under the MLB lease.

37

LOAN #4: 245 PARK AVENUE

■	Property Management: The 245 Park Avenue Property is managed by Brookfield Properties Management LLC, a Delaware limited liability company, a third party and prior owner of the 245 Park Avenue Property. The lender has the right to direct the borrower to terminate the property management agreement and replace the property manager if (i) the property manager becomes insolvent or a debtor in an involuntary bankruptcy or insolvency proceeding not dismissed within 90 days or any voluntary bankruptcy or insolvency proceeding or (ii) an event of default under the 245 Park Avenue Loan documents has occurred and is continuing. The borrower has the right to replace the property manager, provided no event of default is continuing under the 245 Park Avenue Loan documents and upon 60 days’ prior notice to the lender, with a property manager approved by the lender in writing (which may be conditioned upon receipt of a rating agency confirmation). Under the 245 Park Avenue Loan documents, a qualified manager may include certain preapproved parties or, among other criteria, a nationally recognized property management company having at least 7.5 million rentable square feet under management (excluding the 245 Park Avenue Property), including at least 5.0 million rentable square feet under management in office properties in New York City.

■	Mezzanine or Secured Subordinate Indebtedness. In connection with the origination of the 245 Park Avenue Loan Combination, which included the $120,000,000 245 Park Avenue Junior Non-Trust Notes, the originators funded a $568.0 million mezzanine loan that consists of a $236.5 million mezzanine loan A, a $221.0 million mezzanine loan B and a $110.5 million mezzanine loan C. The mezzanine loan A accrues interest at a per annum fixed rate of 5.00000%, the mezzanine loan B accrues interest at a per annum fixed rate of 5.70000% and the mezzanine Loan C accrues interest at a per annum fixed rate of 6.85000%. The mezzanine loans are interest-only for the full term of the loans and are coterminous with the 245 Park Avenue Loan Combination. The mortgage and mezzanine lenders have entered into an intercreditor agreement. Some of the mezzanine loans have been sold, while the remaining are expected to be sold to institutional investors.

■	Release of Collateral. Not permitted.

■	Terrorism Insurance. The borrower is required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to 100% of the full replacement cost of the 245 Park Avenue Property with a waiver of depreciation, with no deductible greater than $250,000, plus a business interruption insurance policy that provides 24 months of business interruption coverage with an additional extended period of indemnity for up to six months after the physical loss has been repaired. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

38

LOAN #5: Starwood capital group hotel portfolio

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	65	Loan Seller		GACC
Location (City/State)	Various	Cut-off Date Balance(5)		$40,000,000
Property Type	Hospitality	Cut-off Date Balance per Room(5)		$90,680.18
Size (Rooms)	6,366	Percentage of Initial Pool Balance		4.3%
Total Occupancy as of 3/31/2017	74.6%	Number of Related Mortgage Loans		None
Owned Occupancy as of 3/31/2017	74.6%	Type of Security(6)		Fee Simple / Leasehold
Year Built / Latest Renovation	Various / Various	Mortgage Rate		4.48600%
Appraised Value(1)	$956,000,000	Original Term to Maturity (Months)		120
Appraisal Date	4/23/2017	Original Amortization Term (Months)		NAP
Borrower Sponsor	SCG Hotel Investors Holdings, L.P	Original Interest Only Period (Months)		120
Property Management(2)	Westminster Management, LLC	First Payment Date		7/1/2017
		Maturity Date		6/1/2027

Underwritten Revenues	$213,600,210
Underwritten Expenses	$142,270,818	Escrows(7)
Underwritten Net Operating Income (NOI)(3)	$71,329,392		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$71,329,392	Taxes	$0	$0
Cut-off Date LTV Ratio(1)(3)	60.4%	Insurance	$0	$0
Maturity Date LTV Ratio(1)(4)	60.4%	FF&E	$0	$727,736
DSCR Based on Underwritten NOI / NCF(3)(4)	2.72x / 2.72x	Larkspur Landing Capital Work	$6,385,000	$0
Debt Yield Based on Underwritten NOI / NCF(3)(4)	12.4% / 12.4%	Other(8)	$5,883,991	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Combination Amount	$577,270,000	100.0%	Loan Payoff	$425,033,863	73.6%
			Reserves	12,268,991	2.1
			Closing Costs	8,975,399	1.6
			Principal Equity Distribution	130,991,748	22.7
Total Sources	$577,270,000	100.0%	Total Uses	$577,270,000	100.0%

(1)	The “As Portfolio” Appraised Value of $956.0 million for the Starwood Capital Group Hotel Portfolio Properties as a whole reflects an 8.1% premium to the aggregate “As is” value of the individual properties. The sum of the “As is” and “As Renovated” values, as applicable, for each of the properties on an individual basis is $889.2 million, which represents a Cut-off Date LTV Ratio and a Maturity Date LTV Ratio of 64.9%. Additionally, the aggregate “As is” value for the individual properties as of April 23, 2017 is $884.7 million, which results in a Cut-off Date LTV Ratio and a Maturity Date LTV Ratio of 65.3%

(2)	Property Management companies include Hersha Hospitality Management L.P., First Hospitality Group, Inc., TMI Property Management, L.L.C., Schulte Hospitality Group, Inc. and Pillar Hotels and Resorts, LLC.

(3)	Underwritten Net Operating Income (NOI) is calculated net of the FF&E reserve. Inclusive of the FF&E reserve, NOI would be $80,062,223, and DSCR and Debt Yield calculations based on Underwritten NOI would be 3.05x and 13.9% respectively.

(4)	DSCR, LTV, Debt Yield, and Balance / Room calculations are based on the approximately $577.3 million Starwood Capital Group Hotel Portfolio Loan Combination.

(5)	The Starwood Capital Group Hotel Portfolio Loan Combination is comprised of (i) the Starwood Capital Group Hotel Portfolio Loan (comprised of two pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $40,000,000), and (ii) the related companion loans, which are pari passu with the Starwood Capital Group Hotel Portfolio Loan (comprised of 18 pari passu notes) with an aggregate outstanding principal balance as of the Cut-off Date of $537,270,000.

(6)	One of the 65 properties - Hilton Garden Inn Edison Raritan Center - is secured by the applicable borrower’s leasehold interest. See “Ground Leases” herein.

(7)	See “—Escrows” below.

(8)	Other reserves include $5,883,991 upfront for general capital work and springing for capital work and ground rent. See “—Escrows” below.

■	The Mortgage Loan. The mortgage loan (the “Starwood Capital Group Hotel Portfolio Loan”) is part of a loan combination (the “Starwood Capital Group Hotel Portfolio Loan Combination”) evidenced by 18 pari passu notes that are collectively secured by the borrowers’ fee simple, leasehold and operating leasehold interests in a hospitality portfolio consisting of 65 properties and 6,366 rooms located across 21 states throughout the continental United States (the “Starwood Capital Group Hotel Portfolio Property”). The Starwood Capital Group Hotel Portfolio Loan which is evidenced by notes A-8 and A-10, represents a non-controlling interest in the Starwood Capital Group Hotel Portfolio Loan Combination, had an aggregate original principal balance of $40,000,000, has an outstanding principal balance as of the Cut-off Date of $40,000,000 and represents approximately 4.3% of the Initial Pool Balance. The related companion loans (collectively, the “Starwood Capital Group Hotel Portfolio Companion Loans”) had an aggregate original principal balance of $537,270,000, have an aggregate outstanding principal balance as of the Cut-off Date of $532,270,000. The Starwood Capital Group Hotel Portfolio Loan Combination was originated by Deutsche Bank AG acting through its New York Branch (an affiliate of German American Capital Corporation) (“DBNY”), JPMorgan Chase Bank, National Association (“JPMorgan Chase Bank”), Barclays Bank PLC (“Barclays”) and Bank of America, National Association on May 24, 2017, and had an original principal balance of $577,270,000, has an outstanding principal balance as of the Cut-off Date of $577,270,000 and accrues interest at an interest rate of 4.48600% per annum. The borrowers utilized the proceeds of the Starwood Capital Group Hotel Portfolio Loan Combination to retire the existing debt of the Starwood Capital Group Hotel Portfolio Property, return equity to the borrower sponsor, fund reserves and pay origination costs.

39

LOAN #5: Starwood capital group hotel portfolio

Note Summary

Note	Current or Anticipated Holder of Securitized Note	Cut-off Date Balance
Starwood Capital Group Hotel Portfolio Loan
A-8, A-10	CD 2017-CD5	$40,000,000
Senior Pari Passu Non-Trust Notes
A-1, A-7	DBJPM 2017-C6	$80,000,000
A-3	BANK 2017-BNK5	$72,500,000
A-5	WFCM 2017-C38	$50,000,000
A-2, A-9, A-14	JPMorgan Chase Bank	$91,817,500
A-6, A-17	Barclays	$81,817,500
A-4	Bank of America, N.A.	$59,317,500
A-11, A-12, A-13	DBNY	$51,817,500
A-15, A-16-1, A-16-2	Starwood Mortgage Funding II LLC(1)	$50,000,000
(1)	Starwood Capital Mortgage Funding II LLC is an affiliate of the Starwood Capital Hotel Portfolio Borrowers. The related co-lender agreement provides that Starwood Capital Mortgage Funding II LLC will have no non-controlling noteholder rights.

The Starwood Capital Group Hotel Portfolio Loan Combination had an initial term of 120 months and has a remaining term of 118 months as of the Cut-off Date. The Starwood Capital Group Hotel Portfolio Loan requires interest only payments on each due date. The scheduled maturity date of the Starwood Capital Group Hotel Portfolio Loan Combination is the due date in June 2027. Following the lockout period in September 2019, provided that no event of default has occurred and is continuing under the Starwood Capital Group Hotel Portfolio Loan documents, the borrowers have the right to prepay the Starwood Capital Group Hotel Portfolio Loan Combination in whole or in part on any date before April 1, 2027, provided that the borrowers pay the greater of a yield maintenance premium or a prepayment premium equal to 1.0% of the principal amount being prepaid. In addition, the Starwood Capital Group Hotel Portfolio Loan Combination Loan is pre-payable without penalty on or after April 1, 2027.

■	The Mortgaged Properties. The Starwood Capital Group Hotel Portfolio Loan Combination is secured by the fee simple, leasehold and operating leasehold interests in 65 hospitality properties located across 21 states, totaling 6,366 rooms (each a “Property” and together, the “SCG Hotel Portfolio Properties” or the “SCG Hotel Portfolio”).

A summary detailing the composition of the portfolio by property sub-type is provided below:

Property Sub-Type
Property Sub-Type	# Hotels	Rooms	% Rooms	UW NCF	% of Total UW NCF	Appraised Value(1)	Per Room	TTM RevPAR Penetration(2)
Extended Stay	22	2,244	35.2%	$35,078,267	49.2%	$441,700,000	$196,836	112.5%
Limited Service	40	3,734	58.7%	32,572,979	45.7%	403,300,000	108,007	131.5%
Full Service	3	388	6.1%	3,678,146	5.2%	44,200,000	113,918	106.4%
Total / Wtd. Avg.	65	6,366	100.0%	$71,329,392	100.0%	$956,000,000	$150,173	123.3%

(1)	The “As Portfolio” Appraised Value of $956.0 million for the SCG Hotel Portfolio Properties as a whole reflects an 8.1% premium to the aggregate “As is” value of the individual properties. The sum of the value of the “As is” and “As Renovated” values, as applicable, for the individual properties is $889.2 million. Additionally, the aggregate “As is” value for the individual properties as of April 23, 2017 is $884.7 million.

(2)	TTM RevPAR Penetration is calculated based on operating statements provided by the borrowers and competitive set data provided by a third party hospitality research report. The individual property sub-types and the SCG Hotel Portfolio weighted averages are weighted based on total room count.

40

LOAN #5: Starwood capital group hotel portfolio

A summary of each individual Starwood Capital Group Hotel Portfolio property is provided below:

Starwood Capital Group Hotel Portfolio Property Summary
Property Name	City / State	Rooms	Year Built / Renovated	Allocated Loan Amount	% Allocated Loan Amount	Appraised Value(1)	UW NCF	%UW NCF	TTM Occupancy	TTM RevPAR Penetration(2)
Larkspur Landing Sunnyvale(3)	Sunnyvale, CA	126	2000 / NAP	$34,068,063	5.9%	$52,100,000	$4,171,961	5.8%	83.8%	105.3%
Larkspur Landing Milpitas(3)	Milpitas, CA	124	1998 / NAP	28,706,103	5.0	43,900,000	3,562,157	5.0%	85.7%	111.6%
Larkspur Landing Campbell(3)	Campbell, CA	117	2000 / NAP	25,240,446	4.4	38,600,000	3,199,426	4.5%	84.3%	93.3%
Larkspur Landing San Francisco(3)	South San Francisco, CA	111	1999 / NAP	20,793,943	3.6	31,800,000	2,426,585	3.4%	84.9%	83.6%
Larkspur Landing Pleasanton(3)	Pleasanton, CA	124	1997 / NAP	20,336,214	3.5	31,100,000	2,438,362	3.4%	82.9%	87.8%
Larkspur Landing Bellevue(3)	Bellevue, WA	126	1998 / NAP	18,112,963	3.1	27,700,000	2,173,526	3.0%	78.8%	108.6%
Larkspur Landing Sacramento(3)	Sacramento, CA	124	1998 / NAP	13,535,680	2.3	20,700,000	1,816,912	2.5%	83.0%	110.0%
Hampton Inn Ann Arbor North	Ann Arbor, MI	129	1988 / 2015	13,208,731	2.3	20,200,000	1,836,126	2.6%	73.9%	123.7%
Larkspur Landing Hillsboro(3)	Hillsboro, OR	124	1997 / NAP	13,208,731	2.3	20,200,000	1,708,763	2.4%	74.1%	77.6%
Larkspur Landing Renton(3)	Renton, WA	127	1998 / NAP	13,077,951	2.3	20,000,000	1,694,132	2.4%	80.3%	103.3%
Holiday Inn Arlington Northeast Rangers Ballpark	Arlington, TX	147	2008 / 2013	12,554,833	2.2	19,200,000	1,537,247	2.2%	78.3%	100.5%
Residence Inn Toledo Maumee	Maumee, OH	108	2008 / 2016	12,424,054	2.2	19,000,000	1,468,871	2.1%	81.7%	142.7%
Residence Inn Williamsburg	Williamsburg, VA	108	1999 / 2012	11,900,936	2.1	18,200,000	1,358,744	1.9%	73.0%	158.8%
Hampton Inn Suites Waco South	Waco, TX	123	2008 / 2013	10,985,479	1.9	16,800,000	1,414,791	2.0%	77.7%	116.2%
Holiday Inn Louisville Airport Fair Expo	Louisville, KY	106	2008 / NAP	10,789,310	1.9	16,500,000	1,388,767	1.9%	72.9%	102.1%
Courtyard Tyler	Tyler, TX	121	2010 / 2016	10,593,141	1.8	16,200,000	1,253,360	1.8%	58.8%	125.6%
Hilton Garden Inn Edison Raritan Center(4)	Edison, NJ	132	2002 / 2014	10,593,141	1.8	16,200,000	1,317,397	1.8%	78.1%	135.7%
Hilton Garden Inn St Paul Oakdale	Oakdale, MN	116	2005 / 2013	10,462,361	1.8	16,000,000	1,689,847	2.4%	80.0%	141.9%
Residence Inn Grand Rapids West(5)	Grandville, MI	90	2000 / 2017	10,331,582	1.8	15,800,000	1,106,127	1.6%	72.6%	115.2%
Peoria, AZ Residence Inn	Peoria, AZ	90	1998 / 2013	10,266,192	1.8	15,700,000	1,158,027	1.6%	80.8%	145.9%
Hampton Inn Suites Bloomington Normal	Normal, IL	128	2007 / 2015	10,200,802	1.8	15,600,000	1,396,943	2.0%	70.8%	123.5%
Courtyard Chico	Chico, CA	90	2005 / 2015	10,004,633	1.7	15,300,000	1,439,185	2.0%	84.6%	157.5%
Hampton Inn Suites Kokomo	Kokomo, IN	105	1997 / 2013	9,677,684	1.7	14,800,000	1,255,566	1.8%	77.9%	158.5%
Hampton Inn Suites South Bend	South Bend, IN	117	1997 / 2014	9,677,684	1.7	14,800,000	1,232,210	1.7%	69.9%	113.2%
Courtyard Wichita Falls	Wichita Falls, TX	93	2009 / 2017	9,219,956	1.6	14,100,000	1,095,610	1.5%	77.4%	106.0%
Hampton Inn Morehead(5)	Morehead City, NC	118	1991 / 2017	8,958,397	1.6	13,700,000	1,094,065	1.5%	66.6%	139.7%
Residence Inn Chico	Chico, CA	78	2005 / 2014	8,696,838	1.5	13,300,000	1,208,180	1.7%	88.0%	166.0%
Courtyard Lufkin(5)	Lufkin, TX	101	2009 / 2017	8,304,499	1.4	12,700,000	738,285	1.0%	64.9%	105.9%
Hampton Inn Carlisle	Carlisle, PA	97	1997 / 2014	8,239,109	1.4	12,600,000	1,116,905	1.6%	76.1%	175.6%
Springhill Suites Williamsburg	Williamsburg, VA	120	2002 / 2012	8,239,109	1.4	12,600,000	876,108	1.2%	71.7%	106.8%
Fairfield Inn Bloomington	Bloomington, IN	105	1995 / 2015	8,173,720	1.4	12,500,000	1,271,230	1.8%	87.1%	106.3%
Waco Residence Inn	Waco, TX	78	1997 / 2012	7,977,550	1.4	12,200,000	912,234	1.3%	82.0%	112.5%
Holiday Inn Express Fishers(5)	Fishers, IN	115	2000 / 2012	7,454,432	1.3	11,400,000	951,428	1.3%	67.1%	90.5%
Larkspur Landing Folsom(3)	Folsom, CA	84	2000 / NAP	7,258,263	1.3	11,100,000	858,864	1.2%	86.4%	98.1%
Springhill Suites Chicago Naperville Warrenville	Warrenville, IL	128	1997 / 2013	6,865,924	1.2	10,500,000	667,822	0.9%	67.1%	96.1%
Holiday Inn Express & Suites Paris	Paris, TX	84	2009 / NAP	6,800,535	1.2	10,400,000	798,480	1.1%	72.6%	126.5%
Toledo Homewood Suites(5)	Toledo, OH	78	1997 / 2014	6,800,535	1.2	10,400,000	944,205	1.3%	82.2%	123.0%
Grand Rapids Homewood Suites(5)	Grand Rapids, MI	78	1997 / 2013	6,604,365	1.1	10,100,000	739,572	1.0%	84.1%	113.7%
Cheyenne Fairfield Inn and Suites	Cheyenne, WY	60	1994 / 2013	6,146,637	1.1	9,400,000	753,591	1.1%	74.6%	117.6%
Fairfield Inn Laurel	Laurel, MD	109	1988 / 2013	6,146,637	1.1	9,400,000	657,471	0.9%	79.9%	139.2%
Courtyard Akron Stow	Stow, OH	101	2005 / 2014	6,015,858	1.0	9,200,000	886,115	1.2%	65.9%	98.4%
Larkspur Landing Roseville(3)	Roseville, CA	90	1999 / NAP	5,688,909	1.0	8,700,000	786,149	1.1%	79.5%	96.9%
Towneplace Suites Bloomington	Bloomington, IN	83	2000 / 2013	5,688,909	1.0	8,700,000	850,105	1.2%	89.1%	101.3%
Hampton Inn Danville	Danville, PA	71	1998 / 2013	5,623,519	1.0	8,600,000	728,609	1.0%	80.0%	222.0%
Holiday Inn Norwich	Norwich, CT	135	1975 / 2013	5,558,129	1.0	8,500,000	752,132	1.1%	56.7%	116.3%
Hampton Inn Suites Longview North	Longview, TX	91	2008 / 2013	5,492,740	1.0	8,400,000	650,443	0.9%	63.8%	129.8%
Springhill Suites Peoria Westlake	Peoria, IL	124	2000 / 2013	5,492,740	1.0	8,400,000	470,046	0.7%	63.3%	89.1%
Hampton Inn Suites Buda	Buda, TX	74	2008 / NAP	5,427,350	0.9	8,300,000	853,603	1.2%	74.5%	139.5%
Shawnee Hampton Inn(5)	Shawnee, OK	63	1996 / 2013	5,427,350	0.9	8,300,000	618,775	0.9%	77.6%	146.0%
Racine Fairfield Inn(5)	Racine, WI	62	1991 / 2016	5,296,570	0.9	8,100,000	603,823	0.8%	68.6%	154.1%
Hampton Inn Selinsgrove Shamokin Dam	Shamokin Dam, PA	75	1996 / 2013	5,165,791	0.9	7,900,000	687,279	1.0%	75.6%	184.0%
Holiday Inn Express & Suites Terrell	Terrell, TX	68	2007 / 2013	4,904,232	0.8	7,500,000	605,485	0.8%	84.0%	183.5%
Westchase Homewood Suites(5)	Houston, TX	96	1998 / 2016	4,746,774	0.8	9,800,000	379,742	0.5%	63.4%	142.9%
Holiday Inn Express & Suites Tyler South	Tyler, TX	88	2000 / 2015	4,708,062	0.8	7,200,000	599,880	0.8%	65.9%	132.5%
Holiday Inn Express & Suites Huntsville	Huntsville, TX	87	2008 / 2013	4,511,893	0.8	6,900,000	689,387	1.0%	65.5%	243.3%
Hampton Inn Sweetwater	Sweetwater, TX	72	2009 / NAP	4,119,555	0.7	6,300,000	400,369	0.6%	62.9%	132.2%
Comfort Suites Buda Austin South	Buda, TX	72	2009 / NAP	3,465,657	0.6	5,300,000	541,569	0.8%	76.8%	109.7%
Fairfield Inn & Suites Weatherford	Weatherford, TX	86	2009 / 2016	3,269,488	0.6	5,000,000	311,718	0.4%	63.4%	91.1%
Holiday Inn Express & Suites Altus	Altus, OK	68	2008 / 2013	2,649,352	0.5	4,600,000	211,948	0.3%	67.4%	151.2%
Comfort Inn & Suites Paris	Paris, TX	56	2009 / NAP	2,354,031	0.4	3,600,000	251,060	0.4%	67.4%	146.2%
Hampton Inn Suites Decatur	Decatur, TX	74	2008 / 2013	2,252,646	0.4	3,600,000	180,212	0.3%	64.6%	228.4%
Holiday Inn Express & Suites Texarkana E.	Texarkana, AR	88	2009 / NAP	2,086,036	0.4	4,100,000	166,883	0.2%	66.5%	100.5%
Mankato Fairfield Inn	Mankato, MN	61	1997 / 2016	1,869,354	0.3	3,600,000	149,548	0.2%	58.0%	100.2%
Candlewood Suites Texarkana	Texarkana, TX	80	2009 / 2014	1,445,301	0.3	2,600,000	115,624	0.2%	75.0%	110.1%
Country Inn & Suites Houston Intercontinental Airport East(6)	Humble, TX	62	2001 / 2017	1,372,592	0.2	3,200,000	109,807	0.2%	54.1%	86.8%
Total / Weighted Average		6,366		$577,270,000	100.0%	$889,200,000	$71,329,392	100.0%	74.6%	123.3%
Total w/ Portfolio Premium						$956,000,000

(1)	The “As Portfolio” Appraised Value of $956.0 million for the SCG Hotel Portfolio Properties as a whole reflects an 8.1% premium to the aggregate “As is” value of the individual properties. The sum of the value of the “As is” and “As Renovated” values, as applicable, for the individual properties is $889.2 million. Additionally, the aggregate “As is” value for the individual properties as of April 23, 2017 is $884.7 million.

(2)	TTM RevPAR Penetration is calculated based on operating statements provided by the borrowers and competitive set data provided by a third party hospitality research report. The SCG Hotel Portfolio weighted average is weighted based on total room count.

(3)	The Larkspur Landing properties operate pursuant to a licensing agreement with an affiliate of the borrower sponsor, which may be cancelled by either party on 60 days’ notice.

(4)	Hilton Garden Inn Edison Raritan Center is subject to a ground lease, which commenced in September 2001 for a term of 75 years with current annual ground rent of $275,517.

(5)	“As-Renovated” appraised values are shown for nine properties, the Residence Inn Grand Rapids West, Hampton Inn Morehead, Courtyard Lufkin, Waco Residence Inn, Toledo Homewood Suites, Grand Rapids Homewood Suites, Westchase Homewood Suites, Shawnee Hampton Inn, and Racine Fairfield Inn Properties, which values assume the completion of certain property improvements, for which the lender has fully reserved. Country Inn & Suites Houston Intercontinental Airport East was out of service due to flood damage from May 2016 through January 2017. The borrowers used insurance proceeds of nearly $1,100,000 to renovate the property, which is currently back online.

41

LOAN #5: Starwood capital group hotel portfolio

(6)	As-Renovated” appraised values are shown for nine properties, which values assume the completion of certain property improvements, for which the lender has fully reserved. [Please footnote the nine properties with footnote 6—believe they are Residence Inn Grand Rapids West, Hampton Inn Morehead, Courtyard Lufkin, Holiday Inn Express Fishers, Toledo Homewood Suites, Grand Rapids Homewood Suites, Shawnee Hampton Inn, Racine Fairfield Inn, Westchase Homewood Suites.

The SCG Hotel Portfolio Properties are comprised of 65 hotels offering a range of amenities, spanning the limited service, full service and extended stay varieties. The hotels range in size from 56 to 147 rooms with an average count of 98 rooms. The portfolio benefits from geographic diversity, in addition to an overall granular property mix. No individual portfolio property accounts for more than 2.3% of total rooms or 5.8% of underwritten net cash flow. Further, the top 10 properties based on allocated loan amount account for 19.4% of total rooms and 35.1% of underwritten net cash flow. All 65 hotels in the SCG Hotel Portfolio are operated pursuant to management agreements with: Hersha (39 hotels), First Hospitality (nine hotels), TMI (nine hotels), Schulte (six hotels) or Pillar (two hotels). The summary of SCG Hotel Portfolio Properties’ six brands and 14 flags is provided below:

Starwood Capital Group Hotel Portfolio Brand Summary
Brand	# Hotels	Rooms	% of Rooms	Allocated Loan Amount ($)	Allocated Loan Amount ($)/Room	Appraised Value(1)	LTV(1)	UW NCF	% UW NCF
Larkspur Landing(2)
Larkspur Landing	11	1,277	20.1%	$200,027,266	$156,638	$305,900,000	65.4%	$24,836,836	34.8%
Total Larkspur Landing	11	1,277	20.1%	$200,027,266	$156,638	$305,900,000	65.4%	$24,836,836	34.8%
Marriott(2)
Residence Inn	6	552	8.7%	$61,597,152	$111,589	$94,200,000	65.4%	$7,212,183	10.1%
Courtyard	5	506	7.9%	44,138,087	$87,229	67,500,000	65.4%	5,412,556	7.6%
Fairfield Inn & Suites	6	483	7.6%	30,902,406	$63,980	48,000,000	64.4%	3,747,382	5.3%
SpringHill Suites	3	372	5.8%	20,597,773	$55,370	31,500,000	65.4%	2,013,975	2.8%
TownePlace Suites	1	83	1.3%	5,688,909	$68,541	8,700,000	65.4%	850,105	1.2%
Total Marriot	21	1,996	31.4%	$162,924,327	$81,625	$249,900,000	65.2%	$19,236,201	27.0%
Hilton
Hampton Inn & Suites	14	1,337	21.0%	$104,456,837	$78,128	$159,900,000	65.3%	$13,465,895	18.9%
Hilton Garden Inn	2	248	3.9%	21,055,502	$84,901	32,200,000	65.4%	3,007,244	4.2%
Homewood Suites	3	252	4.0%	18,151,674	$72,030	30,300,000	59.9%	2,063,519	2.9%
Total Hilton	19	1,837	28.9%	$143,664,013	$78,206	$222,400,000	64.6%	$18,536,658	26.0%
IHG
Holiday Inn Express	7	598	9.4%	$33,114,542	$55,375	$52,100,000	63.6%	$4,023,491	5.6%
Holiday Inn	3	388	6.1%	28,902,272	$74,490	44,200,000	65.4%	3,678,146	5.2%
Candlewood	1	80	1.3%	1,445,301	$18,066	2,600,000	55.6%	115,624	0.2%
Total IHG	11	1,066	16.7%	$63,462,115	$59,533	$98,900,000	64.2%	$7,817,261	11.0%
Choice
Comfort Inn	2	128	2.0%	$5,819,688	$45,466	$8,900,000	65.4%	$792,628	1.1%
Total Choice	2	128	2.0%	$5,819,688	$45,466	$8,900,000	65.4%	$792,628	1.1%
Carlson
Country Inn & Suites	1	62	1.0%	$1,372,592	$22,139	$3,200,000	42.9%	$109,807	0.2%
Total Carlson	1	62	1.0%	$1,372,592	$22,139	$3,200,000	42.9%	$109,807	0.2%
Total	65	6,366	100.0%	$577,270,000	$90,680	$956,000,000	60.4%	$71,329,392	100.0%

(1)	The “As Portfolio” Appraised Value of $956.0 million of the SCG Hotel Portfolio Properties as a whole reflects an 8.1% premium to the aggregate “As is” value of the individual properties. The sum of the value of the “As is” and “As Renovated” values, as applicable, for the individual properties is $889.2 million. Additionally, the aggregate “As is” value for each individual property as of April 23, 2017 is $884.7 million.

(2)	The Marriott and Larkspur Landing brand/flag are affiliated with Starwood Capital Group, L.P. The Larkspur Landing properties operate pursuant to licensing agreements with an affiliate of the borrower sponsor, which may be terminated by either party upon 60 days’ notice, as further described below.

The hotels range in age from seven to 42 years old with an average age of approximately 16 years and 59.0% of the portfolio based on underwritten net cash flow has been renovated since 2012. Approximately $84.8 million ($13,319 per room) of capital expenditures have been made since 2012 in order to update the portfolio and maintain competitiveness within each property’s market. Going forward, the borrowers have budgeted for approximately $28.8 million ($4,519 per room) in capital expenditures through 2019, of which approximately $5.9 million ($924 per room) is related to brand mandated property improvement plans. At origination, the borrowers reserved the approximately $5.9 million in capital expenditures related to brand mandated property improvement plans. Additionally, at origination, the borrowers reserved approximately $6.4 million ($5,000 per Larkspur Landing branded room) for any future capital work or FF&E associated with the Larkspur Landing properties. The Larkspur Landing properties operate pursuant to licensing agreements with an affiliate of the borrower sponsor, which may be terminated upon 60 days’ notice, as further described below. The remaining budgeted capital expenditures have not been reserved for and the borrower is not required under the Starwood Capital Hotel Portfolio Loan Combination to complete the related capital improvements.

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LOAN #5: Starwood capital group hotel portfolio

A summary of both historical and budgeted capital expenditures at the property is provided below:

Historical & Budgeted Capital Expenditures(1)
	2012	2013	2014	2015	2016	2017B(2)	2018B(2)	2019B(2)	Total(2)
Total	$15,974,481	$28,295,183	$14,870,099	$10,258,955	$15,388,521	$11,852,877	$5,093,750	$11,818,750	$113,552,617
Per Room	$2,509	$4,445	$2,336	$1,612	$2,417	$1,862	$800	$1,857	$17,837

(1)	Source: Borrowers.

(2)	The budgeted capital expenditures have not been reserved for and the borrower is not required under the Starwood Capital Hotel Portfolio Loan Combination to complete the related capital improvements.

A summary of franchise agreement expirations during the term of the loan is provided below:

Franchise Expiration Rollover
Year Ending December 31	Expiring # Hotels	Expiring Rooms	Expiring % Rooms	UW NCF	% of Total UW NCF	Cumulative Rooms Expiring	Cumulative % of Rooms Expiring	Cumulative UW NCF Expiring	Cumulative % of UW NCF Expiring
2017	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2018	1	90	1.8	1,158,027	2.5	90	1.8	$1,158,027	2.5
2019	3	337	6.6	2,892,322	6.2	427	8.4	$4,050,349	8.7
2020	0	0	0.0	0	0.0	427	8.4	$4,050,349	8.7
2021	1	62	1.2	603,823	1.3	489	9.6	$4,654,173	10.0
2022	21	2,025	39.8	18,055,211	38.8	2,514	49.4	$22,709,384	48.8
2023	0	0	0.0	0	0.0	2,514	49.4	$22,709,384	48.8
2024	0	0	0.0	0	0.0	2,514	49.4	$22,709,384	48.8
2025	4	378	7.4	4,634,247	10.0	2,892	56.8	$27,343,631	58.8
2026	1	128	2.5	1,396,943	3.0	3,020	59.3	$28,740,574	61.8
2027	2	140	2.8	1,022,042	2.2	3,160	62.1	$29,762,616	64.0
2028 & Beyond	21	1,929	37.9	16,729,941	36.0	5,089	100.0	$46,492,556	100.0
Total(1)	54	5,089	100.0%	$46,492,556	100.0%

(1)	The above Franchise Expiration Rollover is exclusive of the Larkspur Landing properties, which operate pursuant to a licensing agreement with an affiliate of the borrower sponsor, which is subject to cancellation by either party upon 60 days’ notice. The Larkspur Landing brand/flag is owned by an affiliate of Starwood Capital Group. At origination, the borrowers reserved approximately $6.4 million for any future capital work or FF&E expenditures associated with the Larkspur Landing properties.

The SCG Hotel Portfolio benefits from well-known brand and flag affiliations, as well as related customer loyalty programs. Approximately 60.2% based on room count and 53.0% based on underwritten net cash flow of the portfolio properties are associated with Marriott or Hilton affiliated flags, providing the portfolio with institutional brand affiliations across the majority of the portfolio properties. Approximately 20.1% based on room count and 34.8% by underwritten new cash flow of the portfolio properties are associated with the Larkspur Landing brand, all of which are located on the west coast. Larkspur Landing is an upscale select service and extended stay brand, which began operation in the 1990s. The Larkspur Landing properties operate pursuant to a licensing agreement between the related operating companies (as licensee) and an affiliate of Starwood Capital Group (as licensor), which effectively owns the licensing rights to the Larkspur Landing brand/flag. The Larkspur Landing licensing agreement for each individual property, as applicable, calls for an annual license fee in the amount of $10 and may be terminated upon 60 days’ notice of termination by either the licensor or the licensee. Per the terms of the loan documents, the Larkspur Landing licensing agreements may not be terminated by the licensor during the term of the loan unless the borrowers replace the Larkspur Landing flag with a qualified franchisor (as defined in the loan documents).

In the event of any franchise or license agreement expiration, termination or cancellation in violation of the loan documents, a full excess cash flow sweep will be triggered, as further described in “Lockbox / Cash Management” herein. Additionally, there is a recourse carve-out for any material amendment, modification, expiration, cancellation or termination of any franchise or Larkspur Landing license agreement in violation of the loan documents without the prior written consent of the lender.

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LOAN #5: Starwood capital group hotel portfolio

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Starwood Capital Group Hotel Portfolio Properties:

Cash Flow Analysis
	2014	2015	2016	TTM 3/31/2017(1)	Underwritten	Underwritten per Room(2)

Room Revenue	$192,509,535	$202,927,905	$206,707,091	$205,120,564	$206,046,538	$32,367
Food & Beverage Revenue	4,481,265	5,413,425	5,367,185	5,436,865	5,449,118	856
Other Revenue	2,518,145	1,839,946	2,161,754	2,093,187	2,104,554	331
Total Revenue	$199,508,945	$210,181,276	$214,236,030	$212,650,616	$213,600,210	$33,553

Room Expense	$43,419,428	$44,601,150	$46,539,452	$46,836,463	$47,702,619	$7,493
Food & Beverage Expense	3,731,961	4,181,990	3,877,875	3,826,532	3,826,294	601
Other Expense	2,076,802	754,103	883,759	857,468	857,390	135
Total Departmental Expense	$49,228,191	$49,537,243	$51,301,086	$51,520,462	$52,386,303	$8,229
Total Undistributed Expense	$56,768,412	$60,404,169	$61,876,151	$62,127,172	$62,263,971	$9,781
Total Management Fee	$6,387,948	$6,809,293	$6,853,190	$6,818,728	$7,967,134	$1,252
Total Fixed Charges	10,592,272	10,840,419	10,979,711	10,915,631	10,920,578	1,715
Total Operating Expense	122,976,823	127,591,124	131,010,138	131,381,993	133,537,986	20,977

Hotel EBITDA	$76,532,121	$82,590,153	$83,225,892	$81,268,623	$80,062,224	$12,577

FF&E	7,980,358	8,583,513	8,756,495	8,693,699	8,732,831	1,372
Net Operating Income/ Net Cash Flow	$68,551,763	$74,006,639	$74,469,397	$72,574,924	$71,329,392	$11,205

(1)	Country Inn & Suites Houston Intercontinental Airport East was out of service due to flood damage from May 2016 through January 2017. The borrowers used insurance proceeds of nearly $1,100,000 to renovate the property, which is currently back online and in ramp up.

(2)	Underwritten per Room is based on a total of 6,366 rooms.

■	Appraisal. According to the appraisal, the Starwood Capital Group Hotel Portfolio Properties had an “As Portfolio” appraised value of $956,000,000 as of April 23, 2017. The “As Portfolio” value applies an 8.1% premium to the aggregate “As is” value of the individual properties. The sum of the “As is” and “As Renovated” values, as applicable, for each of the properties on an individual basis is $889.2 million.

Appraisal Approach	Value	Discount Rate	Terminal Capitalization Rate
Mortgage-Equity	$947,000,000	NAP	8.0%
EBITDA Multiple Based on First-Year EBITDA	958,000,000	11.50%	NAP
EBITDA Multiple Based on Second-Year EBITDA	959,000,000	11.25%	NAP
Direct Capitalization	962,000,000	7.75%	NAP
Discounted-Cash-Flow Analysis	943,000,000	10.25%	NAP
Reconciled “As Is” Market Value of Subject Portfolio	$956,000,000	7.72%	8.0%

■	Environmental Matters. The Phase I environmental reports dated between March and April 2017 (each, an “ESA”) recommended no further action at the SCG Hotel Portfolio Properties, with the exception of the Hampton Inn Morehead and Hampton Inn Carlisle properties. With respect to the Hampton Inn Morehead property, the ESA recommended that certain surveys and limited subsurface investigations be conducted. With respect to the Hampton Inn Carlisle property, the ESA recommended that a regulatory file review be conducted. The borrowers obtained an environmental insurance policy in lieu of any post-origination remediation work for the Hampton Inn Morehead and Hampton Inn Carlisle properties. The policy was issued by Great American E&S Insurance Company with individual and aggregate claim limits of $1.0 million and a $25,000 deductible. The policy names the lender as a named insured, was paid in full on the origination date, and has an expiration date of May 22, 2030. The loan documents require that such environmental insurance include the same coverages, terms, conditions and endorsements (and may not be amended without the prior written consent of the lender) as the lender environmental policy approved at origination.

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LOAN #5: Starwood capital group hotel portfolio

■	Market Overview and Competition. The SCG Hotel Portfolio Properties are located across 21 states and 56 cities, covering a broad geographical area with no individual state accounting for more than 16.8% of the portfolio’s total rooms or 30.7% of underwritten net cash flow. California represents the largest exposure to a single state, with 10 properties totaling 30.7% of underwritten net cash flow. Texas represents the second largest exposure to a single state, with 20 properties totaling 7.8% of total underwritten net cash flow. No other state accounts for more than 18.8% of total underwritten net cash flow.

The following table presents certain information relating to occupancy, ADR and RevPAR at the Starwood Capital Group Hotel Portfolio Properties:

Regional Summary
Region	# Hotels	Rooms	% of Rooms	TTM Occupancy(1)	TTM ADR(1)	TTM RevPAR(1)	TTM RevPAR Penetration(1)	UW NCF	% of UW NCF
California	10	1,068	16.8%	84.2%	$145.56	$122.71	108.5%	$21,907,781	30.7%
Texas	20	1,753	27.5%	70.2%	$104.82	$73.59	131.2%	13,438,906	18.8
Indiana	5	525	8.2%	77.4%	$109.06	$83.34	114.0%	5,560,538	7.8
Washington	2	253	4.0%	79.6%	$122.67	$97.56	105.9%	3,867,658	5.4
Michigan	3	297	4.7%	76.2%	$131.21	$99.85	118.5%	3,681,825	5.2
Ohio	3	287	4.5%	76.3%	$121.58	$92.95	121.8%	3,299,191	4.6
Illinois	3	380	6.0%	67.1%	$104.93	$70.56	103.1%	2,534,810	3.6
Pennsylvania	3	243	3.8%	77.1%	$123.01	$94.83	191.7%	2,532,793	3.6
Virginia	2	228	3.6%	72.3%	$118.96	$86.15	131.4%	2,234,852	3.1
Minnesota	2	177	2.8%	72.4%	$120.21	$89.03	127.6%	1,839,395	2.6
Oregon	1	124	1.9%	74.1%	$115.72	$85.79	77.6%	1,708,763	2.4
Kentucky	1	106	1.7%	72.9%	$135.94	$99.11	102.1%	1,388,767	1.9
New Jersey	1	132	2.1%	78.1%	$126.40	$98.76	135.7%	1,317,397	1.8
Arizona	1	90	1.4%	80.8%	$120.72	$97.54	145.9%	1,158,027	1.6
North Carolina	1	118	1.9%	66.6%	$108.23	$72.10	139.7%	1,094,065	1.5
Oklahoma	2	131	2.1%	72.3%	$94.31	$68.74	148.7%	830,723	1.2
Wyoming	1	60	0.9%	74.6%	$118.88	$88.74	117.6%	753,591	1.1
Connecticut	1	135	2.1%	56.7%	$131.41	$74.49	116.3%	752,132	1.1
Maryland	1	109	1.7%	79.9%	$97.48	$77.87	139.2%	657,471	0.9
Wisconsin	1	62	1.0%	68.6%	$115.68	$79.34	154.1%	603,823	0.8
Arkansas	1	88	1.4%	66.5%	$75.50	$50.18	100.5%	166,883	0.2
Total / Wtd. Avg.	65	6,366	100.0%	74.6%	$119.07	$88.81	123.3%	$71,329,392	100.0%

(1)	TTM Occupancy, TTM ADR and TTM RevPAR are based on borrower-provided operating statements dated as of March 31, 2017, and weighted based on available rooms and occupied rooms, as applicable. TTM RevPAR Penetration is calculated based on operating statements provided by the borrowers and competitive set data for each property provided by a third party hospitality research report, and weighted based on total rooms. The variances between the underwriting, the hospitality research report and the above table with respect to Occupancy, ADR and RevPAR at the SCG Hotel Portfolio Properties are attributable to variances in reporting methodologies and/or timing differences.

Historically, the portfolio as a whole has outperformed its competitive set with occupancy, ADR and RevPAR penetration rates each in excess of 100.0% for 2014 through the trailing 12-month period ending March 31, 2017. Additionally, on a more granular level, the portfolio generally has outperformed on an individual basis, with 80.1% of the portfolio based on room count achieving a RevPAR penetration in excess of 100.0% for the trailing 12-month period ending March 31, 2017.

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LOAN #5: Starwood capital group hotel portfolio

The following table presents certain information relating to historic occupancy, ADR and RevPAR at Starwood Capital Group Hotel Portfolio Properties:

Historical Statistics(1)

	Starwood Capital Group Hotel Portfolio			Competitive Set(3)			Penetration(4)
	Occupancy(2)	ADR(2)	RevPAR(2)	Occupancy(2)	ADR(2)	RevPAR(2)	Occupancy(2)	ADR(2)	RevPAR(2)
2014	73.7%	$112.28	$82.80	66.0%	$103.25	$67.56	111.7%	108.7%	122.6%
2015	74.8%	$116.76	$87.29	66.6%	$108.28	$71.42	112.2%	107.8%	122.2%
2016	74.7%	$119.48	$89.23	65.9%	$110.28	$71.95	113.4%	108.3%	124.0%
T-12 Mar 2017	74.6%	$119.07	$88.81	65.9%	$110.31	$72.05	113.1%	107.9%	123.3%

(1)	The variances between the underwriting, the hospitality research report and the above table with respect to Occupancy, ADR and RevPAR at the SCG Hotel Portfolio are attributable to variances in reporting methodologies and/or timing differences.

(2)	Based on operating statements provided by the borrowers and weighted based on available rooms and occupied rooms, as applicable.

(3)	Competitive Set data for each individual property provided from a third party hospitality research report.

(4)	Penetration Factor data for each individual property is calculated based on operating statements provided by the borrowers and competitive set data provided by a third party hospitality research report. Portfolio level statistics are weighted based on total room count.

■	The Borrowers. The borrowers consists of 92 single purpose, Delaware limited liability companies and 36 single purpose, Delaware limited partnerships, each structured to be bankruptcy remote, with two independent directors in its organizational structure. See the “Footnotes to Annex A-1” to the Preliminary Prospectus for more information. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Starwood Capital Group Hotel Portfolio Loan Combination.

The sponsor of the borrowers and nonrecourse carve-out guarantor is SCG Hotel Investors Holdings, L.P., an affiliate of Starwood Capital Group (“SCG”). The aggregate recourse to the guarantor related to bankruptcy or insolvency actions may not exceed an amount equal to 20% of the principal balance of the SCG Hotel Portfolio Loan Combination outstanding at the time of the occurrence of such event, plus reasonable third-party costs incurred by the lender in connection with the enforcement of its rights. For additional information, see “Description of the Mortgage Pool–Non-Recourse Carveout Limitations” in the Preliminary Prospectus. SCG is a private alternative investment firm with a primary focus on global real estate. Since its inception in 1991, SCG has raised over $40 billion of equity capital and currently manages over $51 billion in assets. Over the past 26 years, SCG has acquired over $86.5 billion of assets across virtually every major real estate asset class, opportunistically shifting asset classes, geographies and positions in the capital stack as it perceives risk/reward dynamics to be evolving. SCG directly employs over 2,200 professionals and approximately 16,000 additional employees through various portfolio operating companies through offices in Atlanta, Chicago, Greenwich, Hong Kong, London, Los Angeles, Luxembourg, Miami, San Francisco and Washington D.C.

■       Escrows. At origination, the borrowers deposited (i) $6,385,000 into a Larkspur Landing capital and FF&E work reserve account to be used towards capital work and FF&E expenditures only at the Larkspur Landing flagged properties and (ii) $5,883,991 into a general capital work reserve account to be used towards existing capital improvement and property improvement plan work as described in the loan documents.

Upon the occurrence and during the continuance of a Trigger Period (as defined below), on a monthly basis, the borrowers are required to make deposits of (i) one-twelfth of the required annual taxes, (ii) one-twelfth of the annual insurance premiums if, among other things, (a) an acceptable blanket policy is no longer in place or (b) an event of default has occurred and is continuing, and (iii) one-twelfth of the ground rent that lender reasonably estimates will be payable under the ground lease encumbering the single leasehold property.

On a monthly basis, regardless of whether a Trigger Period has occurred and is continuing, the borrowers are required to make deposits equal to one-twelfth of the greater of (a) 4.0% of gross revenue for the calendar month that is two months prior to the applicable payment date and (b) the amount required under the franchise agreement for FF&E work.

Lockbox and Cash Management. The Starwood Capital Group Hotel Portfolio Loan Combination is structured with a soft springing hard lockbox and in place cash management. At origination, the borrowers established seven lender-controlled lockbox accounts. Prior to the occurrence of a Cash Management Trigger Period (as defined below), all sums payable to the borrowers under the related property management agreements, after the property managers have paid all amounts required to be paid under such agreements, are required to be deposited directly into the applicable lender-controlled lockbox account within two business days of receipt. Upon the occurrence and during the continuance of a Cash Management Trigger Period, the borrowers or managers are required to (i) deposit all revenues received by the borrowers and property managers directly into such lockbox accounts within two business days of receipt and (ii) cause all credit card companies or clearing banks to deliver all receipts directly into the applicable lender-controlled lockbox account. All funds in the clearing account are required to be transferred on a daily

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LOAN #5: Starwood capital group hotel portfolio

basis into the applicable lender-controlled cash management account and then to the applicable borrower’s operating account, unless a Trigger Period (as defined below) has occurred and is continuing, in which case such funds are required to be swept each business day into the applicable lender-controlled cash management account and disbursed on each payment date as set forth in the Starwood Capital Group Hotel Portfolio Loan documents. Upon the occurrence and during the continuance of a Trigger Period, all excess cash flow is required to be swept into the applicable cash management account and held by the lender as additional collateral for the Starwood Capital Group Hotel Portfolio Loan Combination.

A “Cash Management Trigger Period” will commence upon the debt service coverage ratio (as calculated in the loan documents) for the SCG Hotel Portfolio Loan Combination falling below 2.00x. A Cash Management Trigger Period will cease to exist upon the debt service coverage ratio (as calculated in the loan documents) being at least 2.00x for two consecutive calendar quarters.

A “Trigger Period” will commence upon (i) an event of default under the loan documents, (ii) any bankruptcy or insolvency action of any property manager, (iii) any termination, expiration or cancellation of a franchise agreement or the Larkspur Landing license agreement in violation of the loan documents, (iv) the debt service coverage ratio (as calculated in the loan documents) for the SCG Hotel Portfolio Loan Combination falling below 1.75x or (v) any borrower is subject to an involuntary bankruptcy or insolvency action.

A Trigger Period will cease to exist upon: (a) with respect to clause (i) above, a cure of the event of default being accepted by the lender in its sole and absolute discretion, (b) with respect to clause (ii) above, the borrowers entering into a replacement management agreement with a qualified manager within 60 days of the initial bankruptcy or insolvency action (provided that such 60-day period may be extended an additional 30 days upon borrowers’ written request at lender’s reasonable discretion), (c) with respect to clause (iii) above, the borrowers entering into a replacement franchise agreement with a qualified franchisor within 60 days of the of the existing franchise agreement expiration, cancellation or termination (provided that such 60-day period may be extended an additional 30 days upon borrowers’ written request at lender’s reasonable discretion), (d) with respect to clause (iv) above, the debt service coverage ratio (as defined in the loan documents) being at least 1.75x for two consecutive calendar quarters, which may be achieved at any (provided such prepayment is to be accompanied by applicable yield maintenance premium) by a prepayment of principal or deposit of cash in an amount such that the debt service coverage ratio is at least 1.75x for two consecutive calendar quarters. In addition, a Trigger Period related to one individual property can be cured by the release of that individual property in accordance with the conditions set forth below under “Partial Release of Collateral”.

■       Property Management. The Starwood Capital Group Hotel Portfolio Properties are subject to operating agreements (“Operating Agreements”) with affiliates of SCG Hotel Investors Holdings, L.P. (the “Operators”) pursuant to which the Operators are responsible for the management of the SCG Hotel Portfolio Properties. The Operators subcontract such management responsibilities under management agreements with the following five managers: Hersha Hospitality Management L.P. (“Hersha”), First Hospitality Group, Inc. (“First Hospitality”), Schulte Hospitality Group, Inc. (“Schulte”), TMI Property Management, L.L.C. (“TMI”) and Pillar Hotels and Resorts, LLC (“Pillar”).

Management Company Distribution
Management Company	# Hotels	Rooms	% Rooms	UW NCF	% of Total UW NCF	Appraised Value(1)	Per Room
Hersha	39	3,859	60.6%	$44,857,243	62.9%	$565,900,000	$146,644
First Hospitality	9	981	15.4	12,107,023	17.0	137,400,000	$140,061
TMI	9	666	10.5	6,259,518	8.8	87,600,000	$131,532
Schulte	6	692	10.9	5,458,243	7.7	69,700,000	$100,723
Pillar	2	168	2.6	2,647,365	3.7	28,600,000	$170,238
Total	65	6,366	100.0%	$71,329,392	100.0%	$956,000,000	$150,173

(1)	The “As Portfolio” Appraised Value of $956.0 million for the SCG Hotel Portfolio Properties as a whole reflects an 8.1% premium to the aggregate “As is” value of in the individual properties. The sum of the value of the “As is” and “As Renovated” values, as applicable, for each of the properties on an individual basis is $889.2 million. Additionally, the aggregate “As is” value for each individual property as of April 23, 2017 is $884.7 million.

■	Current Mezzanine or Secured Subordinate Indebtedness. None

■	Future Mezzanine or Secured Subordinate Indebtedness. From and after the date that is the earlier of (i) May 24, 2018 and (ii) the date that all notes comprising of the SCG Hotel Portfolio Loan Combination have been securitized, certain direct and indirect owners of the borrowers are permitted to obtain mezzanine financing secured by the direct or indirect ownership interests in the borrowers upon satisfaction of certain terms and conditions including, among others, (i) no event of default has occurred and is continuing, (ii) the combined loan-to-value ratio does not exceed 64.9%, (iii) the combined debt service coverage ratio (calculated as described in the mortgage loan documents) is not less than 2.65x, (iv) in the event that the mezzanine loan bears a floating rate of interest, the mezzanine borrowers

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LOAN #5: Starwood capital group hotel portfolio

have obtained an interest rate cap agreement from a provider reasonably acceptable to the mortgage lender containing a strike rate that provides for a debt service coverage ratio of not greater than 1.75x, (v) the mezzanine lenders have entered into an intercreditor agreement reasonably acceptable to the mortgage lender, and (vi) the borrowers deliver a rating agency confirmation.

■	Ground Lease. The Hilton Garden Inn Edison Raritan Center property is subject to a ground lease, which has a current annual net rent of $275,517 (and is subject to increases every five years under the ground lease) and expires on September 30, 2076, with no extension options. Please see “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Leasehold Interests; Ground Leases”, as well as representation and warranty number 34 under “Annex E-2-A Sponsor Representations and Warranties (German American Capital Corporation)” and the exceptions thereto in the Preliminary Prospectus for additional information regarding the risks associated with this ground lease.

■	Partial Release of Collateral. After June 1, 2018, the borrowers may obtain the release of an individual property or properties from the lien of the mortgage loan subject to, among other terms and conditions: (i) no monetary event of default has occurred and is continuing, (ii) the remaining collateral has a DSCR (as calculated in the loan documents) no less than the greater of (a) 2.65x and (b) the DSCR in place immediately prior to the release and (iii) payment of a Release Price (as defined below), together with the related yield maintenance premium associated with the Release Price, provided the DSCR test may be satisfied with an additional prepayment of principal (with the related yield maintenance premium, as applicable) or a cash deposit with the lender in an amount reasonably determined by the lender to meet such test.

The “Release Price” is an amount equal to (a) if less than $57,727,000 has been prepaid to date, 105% of the allocated loan amount of each such individual property, (b) if less than $86,590,500 has been prepaid to date, 110% of the allocated loan amount of each such individual property, (c) if less than $115,454,000 has been prepaid to date, 115% of the allocated loan amount of each such individual property and (d) (x) for all amounts prepaid in excess of $115,454,000 or (y) if any release property is to be conveyed to an affiliate of the borrowers, principals, operating companies or guarantors, 120% of the allocated loan amount of each such individual property.

In addition, with respect to the Holiday Inn Express & Suites Terrell property, pursuant to a recorded declaration, Tanger Properties Limited Partnership, together with its successors and assignees, have the right to purchase the property. In the event that such purchase option is exercised, the applicable borrower entity is required to promptly cause the release of the property in compliance with the release provisions described above (except that the applicable borrower entity may release the property during the lockout period with payment of the applicable yield maintenance premium). The SCG Hotel Portfolio Loan Combination documents require that any release of such property in connection with the exercise of the purchase option be in compliance with the release provisions described above (except that the release may occur on or prior to June 1, 2018 with payment of the applicable yield maintenance premium). The SCG Hotel Portfolio Loan Combination is recourse to the guarantor for any losses suffered by the lender if and when the purchase option is exercised.

■	Terrorism Insurance. The Starwood Capital Group Hotel Portfolio Loan documents require that the “all risks” insurance policy required to be maintained by the borrowers provide coverage for terrorism in an amount equal to the full replacement cost of the Starwood Capital Group Hotel Portfolio Property. Terrorism coverage is provided under a stand-alone policy for both foreign and domestic acts with a sublimit of $500,000,000 per occurrence and in the annual aggregate, subject to a $25,000 deductible. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

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LOAN #6: brookwood self storage la-ms portfolio

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	13	Loan Seller		CREFI
Location (City/State)	Various, Various	Cut-off Date Balance(2)		$40,000,000
Property Type	Self Storage	Cut-off Date Balance per SF(2)		$63.39
Size (SF)	1,262,106	Percentage of Initial Pool Balance		4.3%
Total Occupancy as of 4/30/2017	85.5%	Number of Related Mortgage Loans		2
Owned Occupancy as of 4/30/2017	85.5%	Type of Security		Fee Simple
Year Built / Latest Renovation	Various / Various	Mortgage Rate		3.94000%
Appraised Value	$161,150,000	Original Term to Maturity (Months)		120
Appraisal Date	Various	Original Amortization Term (Months)		NAP
Borrower Sponsor	Brookwood Properties, L.L.C.	Original Interest Only Term (Months)	120
Property Management	CubeSmart Asset Management, LLC	First Payment Date Maturity Date	8/6/2017 7/6/2027

Underwritten Revenues	$12,361,669
Underwritten Expenses	$3,348,463
Underwritten Net Operating Income (NOI)	$9,013,206	Escrows
Underwritten Net Cash Flow (NCF)	$8,879,611		Upfront	Monthly
Cut-off Date LTV Ratio(1)	49.6%	Taxes	$264,376	$44,063
Maturity Date LTV Ratio(1)	49.6%	Insurance	$0	$0
DSCR Based on Underwritten NOI / NCF(1)	2.82x / 2.78x	Replacement Reserves	$0	$0
Debt Yield Based on Underwritten NOI / NCF(1)	11.3% / 11.1%	Other(3)	$5,625	$0

Sources and Uses(2)
Sources	$	%	Uses	$	%
Loan Combination Amount	$80,000,000	100.0%	Loan Payoff	$52,721,617	65.9%
			Principal Equity Distribution	25,912,792	32.4
			Closing Costs	1,095,591	1.4
			Reserves	270,001	0.3
Total Sources	$80,000,000	100.0%	Total Uses	$80,000,000	100.0%

(1)	Calculated based on the aggregate outstanding principal balance of the Brookwood Self Storage LA-MS Portfolio Loan Combination.

(2)	The Cut-off Date Balance of $40,000,000 represents the controlling note A-1 which is part of a loan combination evidenced by two pari passu notes having an aggregate outstanding principal balance as of the Cut-off Date of $80,000,000. The related companion loan, which is evidenced by the non-controlling note A-2, has an outstanding principal balance as of the Cut-off Date of $40,000,000, is currently held by Citi Real Estate Funding Inc. and is expected to be contributed to one or more future securitization transactions. See “— The Mortgage Loan” below.

(3)	Other escrow represents $5,625 for immediate repairs,

■	The Mortgage Loan. The mortgage loan (the “Brookwood Self Storage LA-MS Portfolio Loan”) is part of a loan combination (the “Brookwood Self Storage LA-MS Portfolio Loan Combination”) evidenced by two pari passu notes that are together secured by a first mortgage encumbering the borrowers’ fee interest in a 13 building self storage portfolio located in Louisiana and Mississippi (the “Brookwood Self Storage LA-MS Portfolio Properties”). The Brookwood Self Storage LA-MS Portfolio Loan, which is evidenced by note A-1 and represents the controlling interest in the Brookwood Self Storage LA-MS Portfolio Loan Combination, had an original principal balance of $40,000,000, and has a Cut-off Date Balance of $40,000,000. The Brookwood Self Storage LA-MS Portfolio Loan represents approximately x.x% of the Initial Pool Balance. The related companion loan (the “Brookwood Self Storage LA-MS Portfolio Companion Loan”), which is evidenced by the non-controlling note A-2, had an original principal balance of $40,000,000, has an outstanding principal balance as of the Cut-off Date of $40,000,000 is currently held by Citi Real Estate Funding Inc. (“CREFI”) and is expected to be contributed to one or more future securitization transaction(s). The Brookwood Self Storage LA-MS Portfolio Loan Combination was originated by CREFI on June 29, 2017, had an original principal balance of $80,000,000 and has an outstanding principal balance as of the Cut-off Date of $80,000,000. The Brookwood Self Storage LA-MS Portfolio Loan Combination accrues interest at an interest rate of 3.94000% per annum. The proceeds of the Brookwood Self Storage LA-MS Portfolio Loan Combination were primarily used to refinance a prior debt secured by the Brookwood Self Storage LA-MS Portfolio Properties, pay origination costs and fund reserves.

The Brookwood Self Storage LA-MS Portfolio Loan Combination had an initial term of 120 months and has a remaining term of 119 months as of the Cut-off Date. The Brookwood Self Storage LA-MS Portfolio Loan requires payments of interest only during its term. The scheduled maturity date of the Brookwood Self Storage LA-MS Portfolio Loan Combination is the due date in July 2027. Voluntary prepayment of the Brookwood Self Storage LA-MS Portfolio Loan Combination without payment of any prepayment premium is permitted on or after the due date in May 2027. In the event the lender does not make net proceeds from an individual property available to the borrowers for restoration and such proceeds are applied to the debt in accordance with the Brookwood Self Storage LA-MS Portfolio Loan documents, the borrowers may prepay the debt for such individual property (and satisfy the other conditions of the Brookwood Self Storage LA-MS Portfolio Loan documents) and obtain a release of such individual property. See “—Release of Collateral”) below. At any time after the earlier to occur of (i) the second anniversary of the last securitization of any portion of the Brookwood Self Storage LA-MS Portfolio Loan Combination and (ii) the fourth anniversary of the origination date of the Brookwood Self Storage LA-MS Portfolio Loan Combination, the Brookwood Self Storage LA-MS Portfolio Loan Combination may be defeased in full with certain direct full faith and credit obligations of the United States of America or other obligations which are “government securities” permitted under the Brookwood Self Storage LA-MS Portfolio Loan documents.

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LOAN #6: brookwood self storage la-ms portfolio

■	The Mortgaged Properties. The Brookwood Self Storage LA-MS Portfolio Properties consist of 13 self storage properties located in various suburban communities, which were built between 1997 and 2009. The Brookwood Self Storage LA-MS Portfolio Properties total 9,847 units, of which 3,607 units are traditional, non-climate controlled and 6,175 units are climate controlled. Typical amenities across the Brookwood Self Storage LA-MS Portfolio Properties include an electronic gate, keypad entry, video cameras, on-site managers and exterior lighting.

The weighted average occupancy of the Brookwood Self Storage LA-MS Portfolio Properties peaked at 92% in August 2016 predominantly due to a flood in Baton Rouge, Louisiana and to a lesser extent, Lafayette, Louisiana. The August 2016 flood affected 18,750 homes and over 50,000 people throughout the state of Louisiana. During the week of the flood, the Brookwood Self Storage LA-MS Portfolio Properties experienced 1,417 move-ins, which represent 27% of the units located in Baton Rouge. However, since that time, over 57% of those units have moved out. The remaining flood tenants comprise of 11.5% of the overall Baton Rouge units and 6.1% of the total units. As of April 30, 2017, the weighted average occupancy of the Brookwood Self Storage LA-MS Portfolio Properties was 85.5%.

The following table presents certain information relating to the Brookwood Self Storage LA-MS Portfolio Properties:

Property Name	City	State	Cut-off Date Allocated Loan Amount	Total GLA	Year Built / Renovated	Occupancy As of 4/30/2017	Appraised Value	UW NCF
Balis Self Storage	Baton Rouge	LA	$6,041,000	93,075	2001	90.9%	$22,300,000	$1,321,296
Feu Follet Self Storage	Lafayette	LA	4,455,000	157,765	1997, 2000, 2008	82.6%	16,500,000	995,112
Belle Chasse Self Storage	Gretna	LA	3,910,000	130,203	2004	84.9%	14,500,000	867,957
Oak Villa Self Storage	Baton Rouge	LA	3,510,000	121,935	2006	82.4%	13,000,000	791,470
Harding Self Storage	Baton Rouge	LA	3,349,500	87,135	2009	93.6%	12,400,000	720,080
Florida Boulevard Self Storage	Baton Rouge	LA	3,105,000	80,900	2004	94.4%	11,500,000	704,821
Industriplex Self Storage	Baton Rouge	LA	2,917,500	89,300	2007	82.6%	10,800,000	665,338
Ambassador Self Storage	Lafayette	LA	2,794,500	93,110	1998	74.9%	10,350,000	592,011
Interline Self Storage	Baton Rouge	LA	2,620,000	90,963	2006	85.9%	9,700,000	592,799
Flowood Self Storage	Flowood	MI	2,242,500	76,850	2008	92.5%	8,300,000	503,806
Pearl Self Storage	Pearl	MI	1,865,000	74,970	2008	93.2%	6,900,000	420,292
Airway Self Storage	Baton Rouge	LA	1,785,000	82,925	2007	82.9%	6,600,000	405,608
Highway 18 Self Storage	Jackson	MI	1,405,000	82,975	2008	76.8%	5,200,000	299,021
Total / Wtd. Avg.			$40,000,000(1)	1,262,106		85.5%	$148,050,000(2)	$8,879,611

(1)	The Brookwood Self Storage LA-MS Portfolio Loan has a Cut-off Date Balance of $40,000,000 and is evidenced by the controlling note A-1 which is part of a loan combination evidenced by two pari passu notes having an aggregate outstanding principal balance as of the Cut-off Date of $80,000,000. The related companion loan, which is evidenced by the non-controlling note A-2, has an outstanding principal balance as of the Cut-off Date of $40,000,000, is currently held by CREFI and is expected to be contributed to one or more future securitization transactions.

(2)	$148,050,000 represents the sum of the individual appraisal values of the Brookwood Self Storage LA-MS Portfolio Properties. The bulk appraisal value for the Brookwood Self Storage LA-MS Portfolio Properties is $161,150,000.

The following table presents certain information relating to the climate controlled versus non-climate controlled units at the Brookwood Self Storage LA-MS Portfolio Properties:

Property Name	Total GLA	Number of Floors	Number of Units	Number of Climate Controlled Units	% of Climate Controlled Units
Balis Self Storage	93,075	3	922	922	100%
Feu Follet Self Storage	157,765	3	989	577	58%
Belle Chasse Self Storage	130,203	2	1,031	569	55%
Oak Villa Self Storage	121,935	2	870	370	43%
Harding Self Storage	87,135	3	665	310	47%
Florida Boulevard Self Storage	80,900	2	649	231	36%
Industriplex Self Storage	89,300	3	772	772	100%
Ambassador Self Storage	93,110	1	753	344	46%
Interline Self Storage	90,963	2	682	414	61%
Flowood Self Storage	76,850	2	617	617	100%
Pearl Self Storage	74,970	2	584	317	54%
Airway Self Storage	82,925	1	676	364	54%
Highway 18 Self Storage	82,975	1	637	368	58%
Total / Wtd. Avg.	1,262,106		9,847	6,175	63%

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LOAN #6: brookwood self storage la-ms portfolio

The following table presents certain information relating to historical leasing at the Brookwood Self Storage LA-MS Portfolio Properties:

Historical Leased %(1)

Property Name	2014	2015	2016	As of 4/30/2017
Balis Self Storage	75.0%	78.0%	88.0%	90.9%
Feu Follet Self Storage	62.0%	63.6%	71.6%	82.6%
Belle Chasse Self Storage	52.7%	68.3%	81.1%	84.9%
Oak Villa Self Storage	49.9%	54.0%	72.6%	82.4%
Harding Self Storage	68.2%	75.9%	87.7%	93.6%
Florida Boulevard Self Storage	73.2%	76.9%	86.9%	94.4%
Industriplex Self Storage	42.6%	50.1%	73.7%	82.6%
Ambassador Self Storage	72.4%	79.3%	82.3%	74.9%
Interline Self Storage	50.9%	58.4%	77.5%	85.9%
Flowood Self Storage	64.9%	78.9%	91.5%	92.5%
Pearl Self Storage	62.2%	78.8%	91.5%	93.2%
Airway Self Storage	36.5%	41.0%	66.8%	82.9%
Highway 18 Self Storage	32.8%	46.9%	64.8%	76.8%
Total / Wtd. Avg.	57.2%	65.0%	79.0%	85.5%

(1)	As provided by the borrowers and which represents occupancy as of December 31 for the indicated year unless otherwise specified.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the Brookwood Self Storage LA-MS Portfolio Properties:

Cash Flow Analysis(1)

	2013	2014	2015	2016	TTM 5/31/2017	Underwritten	Underwritten $ per SF
Base Rent	$7,511,531	$7,800,716	$8,665,780	$10,228,862	$10,959,064	$11,740,854	$9.30
Gross Up Vacancy	0	0	0	0	0	1,922,161	1.52
Total Rent	$7,511,531	$7,800,716	$8,665,780	$10,228,862	$10,959,064	$13,663,015	$10.83
Other Income	650,833	706,176	857,250	1,229,665	1,402,605	1,402,605	1.11
Vacancy & Credit Loss	0	0	0	0	0	(2,703,951)	(2.14)
Effective Gross Income	$8,162,364	$8,506,891	$9,523,030	$11,458,526	$12,361,669	$12,361,669	$9.79

Real Estate Taxes	$493,155	$502,218	$509,533	$525,437	$526,383	$523,516	$0.41
Insurance	103,944	136,955	138,413	144,214	148,162	154,834	0.12
Management Fee	0	41,322	124,749	167,771	222,695	$618,083	0.49
Other Operating Expenses	1,274,494	1,399,331	1,589,554	1,709,485	1,868,687	$2,052,030	1.63
Total Operating Expenses	$1,871,593	$2,079,826	$2,362,249	$2,546,907	$2,765,927	$3,348,463	$2.65

Net Operating Income	$6,290,771	$6,427,066	$7,160,781	$8,911,619	$9,595,742	$9,013,206	$7.14
Replacement Reserves	0	0	0	0	0	133,596	0.11
Net Cash Flow	$6,290,771	$6,427,066	$7,160,781	$8,911,619	$9,595,742	$8,879,611	$7.04

(1)	Certain items such as interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were are not considered for the Underwritten Net Cash Flow.

■	Appraisal. As of the appraisal valuation dates ranging from May 9, 2017 to May 15, 2017, the Brookwood Self Storage LA-MS Portfolio Properties had an aggregate “as-is” appraised value of $148,050,000. The bulk appraisal value for the Brookwood Self Storage LA-MS Portfolio Properties is $161,150,000 which includes a portfolio premium of $13,100,000.

■	Environmental Matters. According to the Phase I environmental reports dated May 19, 2017, there were no recommendations for further action at the Brookwood Self Storage LA-MS Portfolio Properties.

■	Market Overview and Competition. The Brookwood Self Storage LA-MS Portfolio Properties consist of 13 self storage facilities which are all part of the Southwest Sector as defined by the 2016 Self Storage Almanac. The Southwest Sector has a total of 6,384 facilities which comprise a total of 331,968,000 SF. The second quarter 2016 vacancy for the Southwest Sector was 9.1%.

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LOAN #6: brookwood self storage la-ms portfolio

The following table presents the local demographics data at the Brookwood Self Storage LA-MS Portfolio Properties:

Local Demographics Summary

Property Name	City	State	2016 Population (within 1-mi. / 3-mi. / 5-mi. Radius) (1)	2016 Average Household Income (within 1-mi. / 3-mi. / 5-mi. Radius) (2)
Balis Self Storage	Baton Rouge	LA	7,843 / 84,966 / 178,677	$104,623 / $68,991 / $67,148
Feu Follet Self Storage	Lafayette	LA	7,011 / 58,452 / 145,277	$86,478/ $90,038/ $79,349
Belle Chasse Self Storage	Gretna	LA	15,341 /106,688 / 247,882	$69,272 / $63,735 / $66,470
Oak Villa Self Storage	Baton Rouge	LA	4,887 / 67,756 / 192,843	$56,655 / $59,694 / $62,431
Harding Self Storage	Baton Rouge	LA	4,094 / 58,341 / 119,388	$39,693 / $43,411 / $44,359
Florida Boulevard Self Storage	Baton Rouge	LA	10,770 / 84,008 / 209,962	$52,449/ $62,760/ $62,187
Industriplex Self Storage	Baton Rouge	LA	3,271 / 63,073 / 148,978	$94,192 / $93,021 / $91,785
Ambassador Self Storage	Lafayette	LA	10,814 / 65,162 / 135,111	$65,588 / $80,607 $78,980
Interline Self Storage	Baton Rouge	LA	7,465 / 72,187 / 206,054	$80,520 / $79,022 / $78,559
Flowood Self Storage	Flowood	MI	311 / 15,001 / 84,162	$82,777 / $93,801 / $80,281
Pearl Self Storage	Pearl	MI	1,410 / 23,324 / 57,453	$66,463 / $68,096 / $70,650
Airway Self Storage	Baton Rouge	LA	4,990 / 75,813 / 210,818	$67,577 / $64,701 / $65,501
Highway 18 Self Storage	Jackson	MI	2,107 / 39,220 / 102,883	$35,054 / $43,249 /$46,907

(1)	Figures represent the 2016 population within the 1-, 3-, 5-mile radius from the referenced property.
(2)	Figures represent the 2016 average household income within the 1-, 3-, 5-mile radius from the referenced property.

The following table presents certain information relating to certain office lease comparables provided in the appraisal for the Brookwood Self Storage LA-MS Portfolio Properties:

Competitive Set Summary(1)

Property Name	Occupancy Rates As of 4/30/2017	Competitive Set Average Occupancy Rates	Competitive Set Gross Average Asking Rent
Balis Self Storage	90.9%	90.9%	$0.76 per SF - $2.40 per SF
Feu Follet Self Storage	82.6%	85.5%	$0.49 per SF - $2.00 per SF
Belle Chasse Self Storage	84.9%	86.0%	$0.30 per SF - $1.96 per SF
Oak Villa Self Storage	82.4%	83.9%	$0.30 per SF - $3.12 per SF
Harding Self Storage	93.6%	86.7%	$0.50 per SF - $3.12 per SF
Florida Boulevard Self Storage	94.4%	86.3%	$0.41 per SF - $3.12 per SF
Industriplex Self Storage	82.6%	90.1%	$0.38 per SF - $3.08 per SF
Ambassador Self Storage	74.9%	83.2%	$0.42 per SF - $2.40 per SF
Interline Self Storage	85.9%	86.6%	$0.41 per SF - $2.84 per SF
Flowood Self Storage	92.5%	82.5%	$0.62 per SF - $2.44 per SF
Pearl Self Storage	93.2%	85.0%	$0.36 per SF - $2.36 per SF
Airway Self Storage	82.9%	86.5%	$0.47 per SF - $2.60 per SF
Highway 18 Self Storage	76.8%	80.4%	$0.42 per SF - $1.86 per SF
Total / Wtd. Avg.	85.5%

(1)	Source: Appraisal.

■	The Borrowers. The borrowers are Brookwood Holdings LA, L.L.C. and Brookwood Holdings MS, L.L.C., each a single-purpose Delaware limited liability company. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Brookwood Self Storage LA-MS Portfolio Loan. The non-recourse carveout guarantor for the Brookwood Self Storage LA-MS Portfolio Loan is Brookwood Properties, L.L.C., a Louisiana limited liability company (“Brookwood”).

Brookwood is a closely held real estate company that was founded by Robert Craig Smith in 1986 and is currently headquartered in Baton Rouge, Louisiana. Brookwood develops, acquires, and manages self-storage properties in Louisiana, Mississippi, and Texas. Brookwood has developed the majority of its portfolio and maintains a long-term ownership strategy. Brookwood’s current portfolio consists of over 35 properties and 3.2 million SF of self-storage.

■	Escrows. On the origination date of the Brookwood Self Storage LA-MS Portfolio Loan Combination, the borrowers funded a reserve of (i) $264,376 for real estate taxes, and (ii) $5,625 for immediate repairs.

On each due date, the borrowers are required to fund (i) one-twelfth of the taxes that the lender estimates will be payable over the then-succeeding 12-month period, initially estimated to be $44,063, (ii) at any time the required insurance is not on an approved blanket policy (which it is as of the closing date), one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums over the then-succeeding 12-month period, (iii) $11,133 for replacement reserves, provided, however that such replacement reserve deposits are conditionally waived so long as the debt service coverage ratio is at least 1.40x, and at any time monthly deposits are not waived

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pursuant to the foregoing, the replacement reserve is capped at an amount equal to 36 months’ worth of deposits (which based on the current monthly payment amount is $400,788), and (iv) upon the occurrence and continuance of a Brookwood Self Storage LA-MS Portfolio Trigger Period (as defined below), an operating expenses reserve and the excess cash flow generated by the Brookwood Self Storage LA-MS Portfolio Properties for the immediately preceding interest accrual period.

■	Lockbox and Cash Management. The Brookwood Self Storage LA-MS Portfolio Loan documents require a springing lockbox with springing cash management, provided that, upon a Brookwood Self Storage LA-MS Portfolio Trigger Period occurring after the termination of the first Brookwood Self Storage LA-MS Portfolio Trigger Period following origination, the lockbox remains in place. During the continuance of a Brookwood Self Storage LA-MS Portfolio Trigger Period, all amounts in the lockbox account are required to be swept into a lender-controlled cash management account on a daily basis and, provided no event of default under the Brookwood Self Storage LA-MS Portfolio Loan documents is continuing, applied to payment of debt service, payment of operating expenses, and funding of required reserves, with the remainder being deposited into an excess cash flow reserve. Provided no event of default under the Brookwood Self Storage LA-MS Portfolio Loan documents is continuing, funds in the excess cash flow reserve are required (i) to the extent a Brookwood Self Storage LA-MS Portfolio Trigger Period is continuing, to be held by the lender as additional collateral for the Brookwood Self Storage LA-MS Portfolio Loan and (ii) to the extent no Brookwood Self Storage LA-MS Portfolio Trigger Period is continuing, to be swept into the borrowers’ operating account. Upon the occurrence and during the continuance of an event of default under the Brookwood Self Storage LA-MS Portfolio Loan documents, the lender may apply any funds in the cash management account to amounts payable under the Brookwood Self Storage LA-MS Portfolio Loan (and/or toward the payment of expenses of the Brookwood Self Storage LA-MS Portfolio Properties), in such order of priority as the lender may determine.

A “Brookwood Self Storage LA-MS Portfolio Trigger Period” means a period (i) commencing upon the occurrence of an event of default under the Brookwood Self Storage LA-MS Portfolio Loan documents and continuing until such event of default is cured and (ii) commencing if the debt service coverage ratio calculated based on a 30-year amortization schedule (“DSCR”) is less than 1.15x for one calendar quarter and continuing until the DSCR is equal to or greater than 1.20x for two consecutive calendar quarters. Notwithstanding the foregoing, no Brookwood Self Storage LA-MS Portfolio Trigger Period will be deemed to expire in the event any other triggering event is then ongoing.

■	Property Management. The Brookwood Self Storage LA-MS Portfolio Properties are currently managed by CubeSmart Asset Management, LLC, an unaffiliated third party. Under the Brookwood Self Storage LA-MS Portfolio Loan documents, the borrowers may terminate the property management agreement and replace the property manager without the lender’s consent if, among other conditions no event of default is continuing and the applicable replacement property manager is approved by the lender in writing (which approval may be conditioned upon the lender’s receipt of a rating agency confirmation). The lender has the right to terminate the management agreement and replace the property manager or require that the borrowers terminate the property management agreement and replace the property manager (i) upon an event of default under the property management agreement, (ii) upon any involuntary bankruptcy or insolvency proceeding that is not dismissed within ninety days of the filing thereof or any voluntary bankruptcy or insolvency proceeding with respect to the property manager, (iii) if there exists a Brookwood Self Storage LA-MS Portfolio Trigger Period or (iv) if the property manager has engaged in fraud, willful misconduct, gross negligence or misappropriation of funds.

■	Mezzanine or Subordinate Indebtedness. Not permitted.

■	Release of Collateral. In the event the lender does not make net proceeds from an individual property available to the borrowers for restoration and such proceeds are applied to the debt in accordance with the Brookwood Self Storage LA-MS Portfolio Loan documents, the borrowers may prepay the debt for such individual property (and obtain a release of such individual property upon the satisfaction of certain conditions, including, among others: (i) no event of default has occurred and is continuing under the Brookwood Self Storage LA-MS Portfolio Loan documents, (ii) the borrowers have delivered a REMIC opinion with respect to the release in form and substance acceptable to the lender and the rating agencies and such release otherwise satisfies then applicable REMIC rules and regulations, (iii) payment of a release price equal to 115% of the allocated loan amount, (iv) the individual property is conveyed to an entity other than the borrowers, and (v) delivery of a rating agency confirmation if required by the lender.

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LOAN #6: brookwood self storage la-ms portfolio

■	Terrorism Insurance. The borrowers are required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the Brookwood Self Storage LA-MS Portfolio Properties (plus 15 months of rental loss and/or business interruption coverage plus an additional period of indemnity covering (i) the six months following restoration or (ii) the period of time until such income returns to the same level it was at prior to the loss, whichever occurs first). No deductible will be in excess of $25,000, provided, however, that with respect to windstorm or named storm, such insurance shall provide for no deductible in relation to such coverage in excess of 5% of the total insurable value of the Brookwood Self Storage LA-MS Portfolio Properties. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

54

LOAN #7: midlink business park

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		GACC
Location (City/State)	Kalamazoo, Michigan	Cut-off Date Balance		$37,208,049
Property Type	Industrial	Cut-off Date Balance per SF		$22.06
Size (SF)	1,687,012	Percentage of Initial Pool Balance		4.0%
Total Occupancy as of 5/1/2017	87.1%	Number of Related Mortgage Loans		None
Owned Occupancy as of 5/1/2017	87.1%	Type of Security		Fee Simple
Year Built / Latest Renovation	1963-1966 / 2003; 2015	Mortgage Rate(1)		4.016779%
Appraised Value	$49,700,000	Original Term to Maturity (Months)		120
Appraisal Date	4/19/2017	Original Amortization Term (Months)		360
Borrower Sponsors	Hackman Capital Partners, LLC; Michael D. Hackman	Original Interest Only Term (Months)	None
Property Management	Hackman Capital Partners, LLC	First Payment Date	8/6/2017
		Maturity Date	7/6/2027

Underwritten Revenues	$7,657,783
Underwritten Expenses	$3,266,039	Escrows(2)
Underwritten Net Operating Income (NOI)	$4,391,743		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$3,919,557	Taxes	$140,109	$18,652
Cut-off Date LTV Ratio	74.9%	Insurance	$0	$0
Maturity Date LTV Ratio	61.3%	Replacement Reserve(3)	$0	$14,058
DSCR Based on Underwritten NOI / NCF	2.14x / 1.91x	TI/LC(4)	$461,530	$25,264
Debt Yield Based on Underwritten NOI / NCF	11.8% / 10.5%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$37,250,000	86.8%	Loan Payoff	$41,808,618	97.4%
Mezzanine Loan	4,750,000	11.1	Reserves	601,639	1.4
Borrower Equity	932,301	2.2	Closing Costs	522,044	1.2

Total Sources	$42,932,301	100.0%	Total Uses	$42,932,301	100.0%

(1)	The Midlink Business Park Loan has a 10-year term and pays fixed principal and interest payments on a 30-year schedule. See “Annex G- Midlink Business Park Mortgage Loan Amortization Schedule” in the Preliminary Prospectus.

(2)	See “—Escrows” below.

(3)	Replacement Reserve is subject to a cap of $337,402.

(4)	TI/LC rollover reserve is subject to a cap of $700,000.

■	The Mortgage Loan. The mortgage loan (the “Midlink Business Park Loan”) is evidenced by a note in the original principal amount of $37,250,000 and is secured by a first mortgage encumbering the borrower’s fee simple interest in an industrial building located in Kalamazoo, Michigan (the “Midlink Business Park Property”). The Midlink Business Park Loan was originated by Deutsche Bank AG, acting through its New York Branch (an affiliate of German American Capital Corporation) (“DBNY”) on June 14, 2017 and represents approximately 4.0% of the Initial Pool Balance. The note evidencing the Midlink Business Park Loan has an outstanding principal balance as of the Cut-off Date of $37,208,049 and an interest rate of 4.016779% per annum. The proceeds of the Midlink Business Park Loan along with a $4,750,000 mezzanine loan and $1,007,301 of borrower equity were primarily used to refinance existing debt secured by the Midlink Business Park Property, pay off preferred equity, fund reserves and pay origination costs.

The Midlink Business Park Loan had an initial term of 120 months and has a remaining term of 119 months as of the Cut-off Date. The Midlink Business Park Loan requires fixed monthly payments of interest and principal sufficient to amortize the Midlink Business Park Loan on a 30-year amortization schedule. The scheduled maturity date of the Midlink Business Park Loan is the due date in July 2027. Provided that no event of default has occurred and is continuing under the Midlink Business Park Loan documents, at any time after the earlier of the third anniversary of the origination of the Midlink Business Park Loan and the second anniversary of the securitization Closing Date of the Midlink Business Park Loan, the Midlink Business Park Loan may be defeased with certain direct full faith and credit obligations of the United States of America or other obligations which are “government securities” permitted under the Midlink Business Park Loan documents. Provided that no event of default has occurred and is continuing under the Midlink Business Park Loan documents, voluntary prepayment of the Midlink Business Park Loan without a prepayment premium or yield maintenance charge is permitted on or after the due date in April 2027.

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LOAN #7: midlink business park

■	The Mortgaged Property. The Midlink Business Park Property is comprised of a 1,687,012 SF multi-tenant industrial property located in Kalamazoo, Michigan. The Midlink Business Park Property was developed from 1963 to 1966 on a 93.9-acre site as a General Motors stamping plant. The non-recourse carveout guarantor, Hackman Capital Partners, LLC (“Hackman Capital Partners”), acquired the Midlink Business Park Property in 1999 for approximately $23.0 million. Between 2003 and 2005 Hackman Capital Partners repositioned the previous single tenant property into multi-tenant layout by sub-dividing the main building that featured 44 acres under one roof into two buildings separated by a 1,200’ by 240’ truck plaza to accommodate up to 110 bays truck court separating the two buildings. Based on information provided by Hackman Capital Partners, it also reworked the utilities, electrical, HVAC, fire sprinklers, rail systems, loading docks, among other items, to make the site practical for multiple users for a total capital investment of approximately $55.2 million. The total cost basis is approximately $80.7 million ($48 per SF) inclusive of the $2.5 million spent on renovations in 2015. The Midlink Business Park Property is comprised of three buildings. Midlink East is primarily a manufacturing facility containing 857,175 SF (50.8% NRA) of which 93.2% is occupied by three tenants and features 38 foot to 42 foot clear ceiling heights, 19 dock-high doors and high-capacity cranes that carry up to 50 tons as well as interior and exterior dual rail spur. Midlink West is primarily a warehouse facility containing 811,297 SF (48.1% NRA) of which 80.4% is occupied by 13 tenants and features 20 foot clear ceiling heights, 27 dock-high doors and access to a rail line. Park Circle is an 18,540 SF building (4.7% NRA) which is 100% leased to a single tenant and features 20 foot clear ceiling heights.

As of May 1, 2017, the Midlink Business Park Property was 87.1% leased to 18 tenants, including two publically traded companies, Kaiser Aluminum Fab Prod (“Kaiser Aluminum”) (NASDAQ: KALU) and Graphic Packaging Intl Inc (NYSE: GPK). Since January of 2016, 408,785 SF of space has been leased at the Midlink Business Park Property, inclusive of expansions by two of its top tenants, namely Landscape Forms (second largest tenant based on net rentable area) expanded by 91,280 SF in February 2017 and Sigma Machines Inc (third largest tenant based on net rentable area) expanded by 56,000 SF in January 2017, respectively. Additionally, Graphic Packaging Intl Inc, the third largest tenant by square footage, has renewed its lease on the existing 148,000 SF space in June 2017 for three years. Tenants at the Midlink Business Park Property have a weighted average remaining lease term of 8.1 years as of July 2017.

The following table presents certain information relating to the major tenants at the Midlink Business Park Property:

Ten Largest Owned Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Kaiser Aluminum Fab Prod(3)	NR/Ba2/BB+	464,519	27.5%	$1,527,687	29.7%	$3.29	8/31/2033	2, 10-year options
Landscape Forms(4)	NR/NR/NR	256,280	15.2	850,025	16.5	$3.32	Various(5)	2, 5-year options
Sigma Machine Inc	NR/NR/NR	115,264	6.8	459,327	8.9	$3.98	Various(6)	2, 5-year options
Graphic Packaging Intl Inc	NR/NR/NR	150,400	8.9	458,800	8.9	$3.05	11/30/2020	NA
W Soule and Company(7)	NR/NR/NR	78,130	4.6	343,437	6.7	$4.40	Various(8)	NA
HP Products Corporation(9)	NR/NR/NR	62,400	3.7	202,800	3.9	$3.25	11/30/2023	2, 5-year options
Fabri-Kal Corporation	NR/NR/NR	60,000	3.6	195,000	3.8	$3.25	5/31/2020	NA
Tekna Solutionas Inc	NR/NR/NR	51,430	3.0	190,702	3.7	$3.71	11/30/2020	1, 5-year option
Erickson Flooring	NR/NR/NR	52,800	3.1	163,680	3.2	$3.10	4/30/2021	N/A
Softball Fans Inc	NR/NR/NR	33,600	2.0	161,940	3.2	$4.82	3/30/2021	2, 5-year options
Largest Owned Tenants		1,324,823	78.5%	$4,553,398	88.6%	$3.44
Remaining Owned Tenants		144,835	8.6	585,759	11.4	$4.04
Vacant Spaces (Owned Space)		217,354	12.9	0	0.0	$0.00
Total / Wtd. Avg. All Owned Tenants		1,687,012	100.0%	$5,139,157	100.0%	$3.50

(1)	Based on the underwritten rent roll dated May 1, 2017.

(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(3)	The largest tenant at the Midlink Business Park Property, Kaiser Aluminum is a producer of fabricated aluminum products for aerospace/high strength, general engineering, automotive and custom industrial applications. The tenant has been at the Midlink Business Park Property since 2008 and operates pursuant to a lease that expires in August 2033, over six years beyond the loan maturity date. The tenant has a right of first offer to purchase the Midlink Business Park Property. The right of first offer was waived with respect to the lender’s foreclosure in a recorded subordination, non-disturbance and attornment agreement.

(4)	Landscape Forms, a designer and manufacturer of outdoor furnishings for college, healthcare, corporate campuses, transit, living and recreational spaces, has a termination option any time after August 1, 2022, requiring written notice not less than 180 days prior to the termination date and a termination fee of (a) one half of all rent obligations payable over the remainder of the lease term (including the proportionate share of recoveries) and (b) the unamortized portion of (i) the cost of all improvements contemplated with connection with the lease and (ii) all leasing commissions paid in connection with the lease.

(5)	Landscape Forms occupies two spaces, collectively representing approximately 15.2% of the net rentable area with various lease expirations. There are approximately 120 employees within the two suites on site according to the property manager. The expiration date with respect to 165,000 SF (9.8% of the Midlink Business Park Property’s net rentable area) is July 31, 2025. The expiration date with respect to 91,280 (5.4% of the Midlink Business Park Property’s net rentable area) is January 31, 2020.

(6)	Sigma Machine, Inc., a tier 1 Tesla supplier occupies approximately 6.8% of the net rentable area with various lease expirations. The expiration date with respect to 56,000 SF (3.3% of the Midlink Business Park Property’s net rentable area) is December 31, 2021. The expiration date with respect to 53,664 SF (3.2% of the Midlink Business Park Property’s net rentable area) is April 30, 2024. The expiration date with respect to 5,600 SF (0.3% of the Midlink Business Park Property’s net rentable area) was May 1, 2016 and the tenant is currently occupying such space on a month to month basis.

(7)	W Soule and Company, a full-service custom fabricator and industrial mechanical company, has a termination option as of March 14, 2018, with written notice at least four months prior to the termination date, subject to a termination fee of $66,957.

(8)	W Soule and Company occupies approximately 4.6% of the net rentable area with various lease expirations. The expiration date with respect to 67,805 SF (4.0% of the Midlink Business Park Property’s net rentable area) is March 14, 2021. The expiration date with respect to 10,325 SF (0.6% of the Midlink Business Park Property’s net rentable area) is February 3, 2018.

(9)	HP Products Corporation, a janitorial equipment supplier with 9 locations across the U.S., has a termination option as of if May 31, 2020, with written notice at least nine months prior to the termination date, subject to a termination fee of $100,000.

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LOAN #7: midlink business park

The following table presents certain information relating to the lease rollover schedule at the Midlink Business Park Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants(2)
MTM	40,000	2.4%	2.4%	$197,033	3.8%	$4.93	6
2017	14,400	0.9	3.2%	61,200	1.2	$4.25	1
2018	10,325	0.6	3.8%	50,772	1.0	$4.92	1
2019	44,735	2.7	6.5%	240,986	4.7	$5.39	3
2020	353,110	20.9	27.4%	1,147,552	22.3	$3.25	4
2021	210,205	12.5	39.9%	828,285	16.1	$3.94	4
2022	0	0.0	39.9%	0	0.0	$0.00	0
2023	62,400	3.7	43.6%	202,800	3.9	$3.25	1
2024	53,664	3.2	46.8%	220,487	4.3	$4.11	1
2025	216,300	12.8	59.6%	680,355	13.2	$3.15	2
2026	0	0.0	59.6%	0	0.0	$0.00	0
2027	0	0.0	59.6%	0	0.0	$0.00	0
2028 & Thereafter	464519	27.5	87.1%	1509687	29.4	$3.25	1
Vacant	217,354	12.9	100.0%	0	0.0	$0.00	0
Total / Wtd. Avg.	1,687,012	100.0%		$5,139,157	100.0%	$3.50	24

(1)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(2)	Reflects the number of leases expiring in a given year, whereas a single tenant has one to three leases expiring in various years.

The following table presents certain information relating to historical leasing at the Midlink Business Park Property:

Historical Leased%(1)

	2014	2015	2016	As of 5/1/2017(2)
Owned Space	100.0%	79.6%	80.7%	87.1%

(1)	As provided by the borrower and which represents occupancy as of December 31 for the indicated year unless otherwise specified.

(2)	Based on underwritten rent roll dated May 1, 2017.

■	Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the Midlink Business Park Property:

Cash Flow Analysis(1)

	2014	2015	2016	TTM 4/30/2017	Underwritten	Underwritten $ per SF
Base Rent	$5,122,588	$4,932,685	$4,988,758	$5,099,725	$5,139,157	$3.05
Contractual Rent Steps(2)	0	0	0	0	93,548	0.06
Gross Up Vacancy	0	0	0	0	978,093	0.58
Total Reimbursement Revenue	1,872,665	1,852,457	1,968,959	2,246,198	2,425,077	1.44
Other Income	78,097	74,163	174,851	303,807	0	0.00
Vacancy & Credit Loss	0	0	0	0	(978,093)	(0.58)
Effective Gross Income	$7,073,350	$6,859,305	$7,132,569	$7,649,730	$7,657,783	$4.54

Real Estate Taxes	133,593	124,620	178,439	203,812	281,909	0.17
Insurance	132,277	136,470	139,574	115,045	115,009	0.07
Management Fee	346,059	332,400	435,453	427,938	306,311	0.18
Other Operating Expenses	2,412,319	2,205,130	2,261,922	2,362,028	2,562,810	1.52
Total Operating Expenses	3,024,248	2,798,620	3,015,388	3,108,823	3,266,039	$1.94

Net Operating Income	$4,049,102	$4,060,685	$4,117,181	$4,540,907	$4,391,743	$2.60
TI/LC	-	-	-	-	$303,485	0.18
Capital Expenditures	-	-	-	-	168,701	0.10
Net Cash Flow	$4,049,102	$4,060,685	$4,117,181	$4,540,907	$3,919,557	$2.32

Occupancy	88.1%	79.5%	80.7%	87.1%	86.4%
NOI Debt Yield	10.9%	10.9%	11.1%	12.2%	11.8%
NCF DSCR	1.97x	1.97x	2.00x	2.21x	1.91x

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Includes contractual rent increases through April 1, 2018.

57

LOAN #7: midlink business park

■	Appraisal. According to the appraisal, the Midlink Business Park Property had an “as-is” appraised value of $49,700,000 as of April 19, 2017.

Appraisal Approach	Value	Discount Rate	Capitalization Rate
Direct Capitalization Approach	$49,700,000	N/A	9.00%

■	Environmental Matters. The Phase I environmental report dated February 13, 2017 identified soil and groundwater contamination as a recognized environmental condition at the Midlink Business Park Property in connection with the historical industrial activities by the General Motors plant at the Midlink Business Park Property prior to 1999 and noted that there is an ongoing Resource Conservation and Recovery Act (“RCRA”) investigation being conducted at the Midlink Business Park Property and modification of a due care plan as necessary. The report recommended continuing to monitor the RCRA compliance investigation. The borrower sponsor’s environmental consultant estimated the anticipated cost of RCRA corrective actions to be approximately $185,000 over the next three years until the RCRA matter is fully resolved. The lender’s environmental consultant determined such estimate was reasonable, but also provided a “reasonable worst case scenario” estimate of $1,500,000. No environmental reserve was provided at loan closing. The borrower purchased a premises environmental liability insurance policy from Great American E & S Insurance Company in favor of the lender with an aggregate and per incident limit of $3,000,000 and a self-insured retention of $50,000 per incident and a thirteen year term expiring June 14, 2030. In addition, the borrower sponsor currently has a 10-year pollution liability policy in place with $5,000,000 in limits which is set to expire in 2021 (but is not obligated to retain or renew such policy).

The Phase I environmental report also identified a controlled recognized environmental condition at the Midlink Business Park Property related to polychlorinated biphenyls (“PCBs”) found in the concrete floors in the basement of the Midlink East building. The approval for the risk-based disposal request for PCB Remediation Waste was received in a letter from the Environmental Protection Agency that outlines steps to be taken for disposal of PCB contaminated waste if future construction or demolition activities take place in the basement of the Midlink East building and that indoor air quality testing be effected during construction or demolition.

■	Market Overview and Competition. The Midlink Business Park Property is located in Kalamazoo County in Michigan, approximately 40 miles from the Indiana border and 50 miles from the coast of Lake Michigan. The Midlink Business Park Property is positioned along the Midwest Interstate 94, a major highway that crosses the Kalamazoo area and is less than three miles from the Kalamazoo Battle Creek International Airport. Major employers within 10-miles of the Midlink Business Park Property represent significant concentration in the pharmaceuticals, healthcare and education industries including Pfizer, Bronson Hospital and Western Michigan University. The Midlink Business Park Property is within 60 miles south of Grand Rapids, 130 miles west of Detroit, 140 miles east of Chicago and 190 miles north of Indianapolis.

The Midlink Business Park Property is located within the Grand Rapids Metro industrial market according to the appraisal. As of the first quarter of 2017, the Grand Rapids market had a total industrial supply of 326.1 million SF within 8,867 buildings and a total vacancy rate of 2.1% and net market rents of $3.78 per SF. More specifically, the Midlink Business Park Property is located within the Kalamazoo County industrial submarket. As of the first quarter of 2017, the Kalamazoo County industrial submarket had a total industrial supply of 27.4 million SF within 783 buildings and a total vacancy rate of 1.9% and net market rents of $4.66 per SF.

The following table presents certain information relating to sales comparables for the Midlink Business Park Property:

Office Building Sales Comparables(1)

Property Name	Property Location	Rentable Area (SF)	Sale Date	Sale Price (in millions)
Midlink Business Park Property	Kalamazoo, MI	1,687,012(2)	NA	$49.7(3)
5050 Kendrick St SE	Grand Rapids, MI	301,317	12/2015	$9.40
4400 Matthew Drive	Flint, MI	407,500	11/2015	$10.8
Northline Industrial Center	Romulus, MI	1,089,312	9/2015	$23.3
Plymouth Industrial Property	Plymouth, MI	414,670	8/2015	$11.5
ABB Robotics	Auburn Hills, MI	542,800	4/2014	$23.2
Airport Distribution Center	Romulus, MI	312,000	3/2014	$10.9

(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated May 1, 2017.

(3)	Represents the appraised value as of April 19, 2017.

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LOAN #7: midlink business park

Office Lease Comparables(1)

Property Name	Property Location	Tenant Name	Lease Date	GLA (SF)	Lease Term (years)	Base Rent per SF	Lease Type
Midlink Business Park Property	Kalamazoo, MI	Various	Various	1,687,012	14.2(2)	$3.50(2)	Net
Crossroads Distribution Center	Belleville, Wayne County, MI	Bridgestone Americas Tire	4/2016	52,924	10.3	$5.02	Net
28420-28488 Highland Road	Romulus, Wayne County, MI	Matrix Quality Services	4/2016	18,300	5.0	$6.85	Net
28825 Goddard Road	Romulus, Wayne County, MI	Red Bull Distribution	4/2016	31,250	5.0	$7.75	Net
Crossroads Distribution Center	Belleville, Wayne County, MI	C Z Cartage	11/2015	78,300	4.1	$3.60	Net
Crossroads Distribution Center	Belleville, Wayne County, MI	Excel	10/2015	76,504	4.2	$3.60	Net
28420-28488 Highland Road	Romulus, Wayne County, MI	Morse Moving & Storage	5/2015	18,300	5.0	$3.40	Net
24501 Brest Road	Taylor, Wayne County, MI	Motor City Solutions	2/2015	32,000	2.4	$4.50	Net
27050 Trolley Industrial Drive	Taylor, Wayne County, MI	3S International	1/2015	67,200	5.7	$3.46	Net

(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated May 1, 2017.

■	Michigan Tax Free Renaissance Zone: The Midlink Business Park Property is located within a Renaissance Zone, in which taxes are abated for local real property taxes, local personal property taxes, 6-mill state education tax and single business tax. Midlink Business Park Property’s designation as Kalamazoo’s Renaissance Zone expires in 2018 and the taxes were phased in at 25% in 2015, 50% in 2016 and 75% in 2017. Underwritten tax expense reflects the unabated tax amount for the Midlink Business Park Property.

■	The Borrower. The borrower is Midlink Business Park, LLC, a single-purpose, single-asset entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Midlink Business Park Loan. The non-recourse carve-out guarantors are Hackman Capital Partners, LLC (“Hackman Capital Partners”) and Michael D. Hackman, on a joint and several basis.

Hackman Capital Partners is a privately-held, real estate investment firm, based in Los Angeles. Founded in 1986, Hackman Capital Partners focuses on the acquisition and management of commercial properties. Hackman Capital Partners has conducted real estate transactions across 41 states-having owned, through affiliated entities, over 400 buildings totaling 35-plus million SF and 24,000 acres of developable land. The firm’s current portfolio includes 30 properties across eight states.

Michael Hackman, the founder of Hackman Capital Partners, began his real estate career in 1978 at Majestic Realty, one of the nation’s largest developers of industrial and commercial real estate headquartered in Los Angeles. Between 1983 and 1986, Michael Hackman joined CB Richard Ellis where he was an industrial broker in the Los Angeles Inland Empire, specializing in industrial building sales, leasing and land transactions before leaving to start Hackman Capital in 1986.

■	Escrows. In connection with the origination of the Midlink Business Park Loan, the borrower funded reserves of (i) $140,109 for real estate taxes and (ii) $461,530 for future leasing expenses.

Additionally, on each due date, the borrower is required to fund the following reserves with respect to the Midlink Business Park Loan: (i) a tax reserve in an amount equal to one-twelfth of the amount that the lender estimates (initially $18,652) will be necessary to pay taxes over the then succeeding 12-month period, (ii) a capital expenditures reserve equal to $14,058 and subject to a cap of $337,402, (iii) a TI/LC rollover reserve equal to $25,264 and subject to a cap of $700,000 and (iv) an insurance reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums upon the expiration of the insurance policies. Notwithstanding the foregoing, insurance escrows are waived so long as the Midlink Business Park Property is covered by an acceptable blanket policy (at closing, insurance was maintained under an acceptable blanket policy). Additionally, during a Lease Sweep Period (as defined below), all excess cash is required to be swept into the lease sweep reserve account.

■	Lockbox and Cash Management. The Midlink Business Park Loan documents require a hard lockbox with in-place cash management. The Midlink Business Park Loan documents require the borrower to direct tenants to pay rent directly to a lender-controlled lockbox account and require that all other money received by the borrower with respect to the Midlink Business Park Property be promptly deposited into such lockbox account following receipt. All amounts in the lockbox account are required to be swept to a lender-controlled cash management account every business day and applied on each payment date to the payment of taxes and insurance, debt service and required reserves, approved property operating expenses and mezzanine debt service (see “Current Mezzanine or Subordinate Indebtedness” below) and, during a Lease Sweep Period (as defined below) and provided no Trigger Period (as defined below) is continuing, excess cash in the deposit account is required to be disbursed to the borrower in

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accordance with the Midlink Business Park Loan documents. If a Trigger Period is continuing (other than a Trigger Period due to a Lease Sweep Period), excess cash in the deposit account is required to be transferred to an account held by the lender as additional collateral for the Midlink Business Park Loan.

A “Trigger Period” will commence upon the occurrence of (i) an event of default under the Midlink Business Park Loan, (ii) a Low Debt Service Period (as defined below), (iii) a mezzanine loan default or (iv) a Lease Sweep Period (as defined below) and will end upon (a) with respect to clause (i), the date on which such event of default is cured, (b) with respect to clause (ii), the Low Debt Service Period has ended, (c) with respect to clause (iii), the date on which such mezzanine loan default is cured and (d) with respect to clause (iv), such Lease Sweep Period has ended.

A “Low Debt Service Period” will commence if (i) the debt service coverage ratio, as of any calculation date, falls below (a) if the current mezzanine loan is outstanding, 1.15x based on the total debt (i.e. the combined Midlink Business Park Loan balance and mezzanine loan balance) or (b) if the current mezzanine loan is not outstanding, 1.45x based on the Midlink Business Park Loan balance (excluding the mezzanine loan balance) and will end when either (x) if the current mezzanine loan is outstanding, the debt service coverage ratio is at least 1.20x based on the total debt and if the current mezzanine loan is not outstanding, 1.50x based on the Midlink Business Park Loan balance for two consecutive calendar quarters or if (y) the borrower deposits the DSCR Collateral (defined below) with the lender (which DSCR Collateral is required to be released to the borrower if the Low Debt Service Period is cured without giving credit to such DSCR Collateral).

“DSCR Collateral” means cash or an acceptable letter of credit in an amount which, if applied to the payment of the principal amount of the Midlink Business Park Loan, would cause the debt service coverage ratio to be or (a) if the current mezzanine loan is not outstanding, at least 1.50x based on the Midlink Business Park Loan balance (excluding the mezzanine loan balance) and (b) if the current mezzanine loan is outstanding, 1.20x based on the total debt.

A “Lease Sweep Period” will commence upon the date on which, with respect to a Lease Sweep Lease (defined below), (a) the Lease Sweep Lease (or any material portion thereof ) is surrendered, cancelled or terminated prior to the then current expiration date or receipt of notice from the tenant of its intent to cancel, surrender or terminate the Lease Sweep Lease (or any material portion thereof); (b) the date on which a tenant under a Lease Sweep Lease goes dark at all of its space (or any material portion thereof) at the Midlink Business Park Property, provided, however, that if the tenant under a Lease Sweep Lease is (x) an investment grade entity and (y) continues to pay rent when due, a Lease Sweep Period will not commence; (c) a default by the tenant in the payment of rent, another material monetary obligation or a material non-monetary default, under a Lease Sweep Lease that continues beyond any applicable notice and cure period; (d) the occurrence of certain bankruptcy or insolvency proceedings or events of a tenant under a Lease Sweep Lease or (e) the date that is nine months prior to (1) the termination date of the term of a Lease Sweep Lease if such termination date is to occur on or prior to the stated maturity date of the Midlink Business Park Loan and (2) the stated maturity date of the Midlink Business Park Loan if the termination date of the term of a Lease Sweep Lease is to occur after such stated maturity date and prior to the date that is 24 months after such stated maturity date.

A Lease Sweep Period will end with respect to clauses (a), (b) and (e) above once the applicable event has been cured or the space demised under the Lease Sweep Lease (or applicable portion thereof) has been re-tenanted pursuant to one or more “qualified leases” as defined in the Midlink Business Park Loan documents and, in the lender’s reasonable judgment, sufficient funds (subject to the maximum amount below) have been accumulated in the lease sweep reserve to cover all anticipated tenant improvement and leasing commissions and free and/or abated rent in connection therewith (and any operating shortfalls relating to a delay in the commencement of full rent payments). With respect to clause (b) above, a Lease Sweep Period will end on the date on which the applicable tenant re-commences the operating of its space (or applicable portion thereof). With respect to clause (c) above, a Lease Sweep Period will end on the date on which the subject default has been cured and no other default under such Lease Sweep Lease occurs for a period of three consecutive months following such cure. With respect clause to (d) above, a Lease Sweep Event will end on the date the bankruptcy or insolvency event has terminated and the applicable lease has been affirmed, assumed or assigned in a manner reasonably satisfactory to the lender. With respect to clauses (a) through (e) above, a Lease Sweep Period will end on the date on which $1,625,817 has accumulated in the lease sweep reserve.

A “Lease Sweep Lease” is the Kaiser Aluminum lease or any replacement lease or leases which cover at least 50% of the rentable SF demised under the Kaiser Aluminum lease as of July 14, 2017.

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■	Property Management. The Midlink Business Park Property is managed by Hackman Capital Partners, a borrower affiliate. Provided that no event of default is occurring under the Midlink Business Park Loan documents, rating agency and lender approval is not required for the appointment of a manager that meets the requirements for a qualified manager set forth in the Midlink Business Park Loan documents. The lender may require the borrower to replace the manager with (x) an unaffiliated manager selected by the borrower that meets the requirements for a qualified manager set forth in the Midlink Business Park Loan documents or (y) another property manager chosen by borrower and approved by the lender upon the occurrence of: (i) an event of default under the Midlink Business Park Loan; (ii) a default under the management agreement beyond the cure period; (iii) the insolvency of or commencement of insolvency or bankruptcy proceedings involving the manager; or (iv) if at any time the manager has engaged in gross negligence, fraud, willful misconduct or misappropriation of funds.

■	Current Mezzanine or Subordinate Indebtedness. A mezzanine loan, with an original principal balance of $4,750,000, was funded after the funding of the Midlink Business Park Loan. The mezzanine loan accrues interest at a rate of 10.50000% per annum, is coterminous with the Midlink Business Park Loan and requires scheduled principal and interest payments based on a fixed 30-year amortization schedule. The mezzanine loan is held by MSC - Midlink Holdco, LLC.

■	The Condominium. One of the parcels of the land included in the Midlink Business Park Property is a condominium unit in the Midlink Industrial Site Condominiums, a horizontal land condominium containing 20 units. The borrower owns Unit 3, which includes the 18,540 SF (4.7% NRA) Park Circle building with an undivided 9.73% interest in the Common Elements. Currently, 5 units (Units 4, 8, 10, 14 and 22, compromising a total of approximately 41.53% of the condominium) have been conveyed to third parties. The borrower sponsor currently controls the board, which has three members. Pursuant to the condominium documents, the board is required to have one member that is not appointed by the borrower. The borrower sponsor has advised that such an election will be held, but has not yet been completed. A conditional resignation from the borrower sponsor-appointed board members was received at or before closing. Upon a sale of 75% or more of the units, the non-developer co-owners will have the right to elect all directors; provided that the developer will have the right to designate one director so long as it owns at least 10% of the units.

■	Future Mezzanine or Subordinate Indebtedness. Not permitted.

■	Release of Collateral. The borrower is permitted to transfer, grant an easement or right of way, or otherwise encumber to or in favor of the Road Commission of Kalamazoo County or any other applicable governmental authority an intersection parcel that does not contain any portion of the improvements and constitutes not more than 0.1 acres) in accordance with the terms of a certain agreement relating to such intersection parcel, without prepayment or defeasance of the Midlink Business Park Loan.

■	Terrorism Insurance. The Midlink Business Park Loan documents require that the “all risks” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Midlink Business Park Property. Any such insurance may be provided through a blanket insurance policy, provided that such policy is required to provide the same protection that a separate policy insuring only the Midlink Business Park Property would provide, as determined by the lender. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

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LOAN #8: Residence inn long beach

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		GACC
Location (City/State)	Long Beach, California	Cut-off Date Balance		$33,959,929
Property Type	Hospitality	Cut-off Date Balance per Room		$190,786
Size (Rooms)	178	Percentage of Initial Pool Balance		3.6%
Total TTM Occupancy as of 3/31/2017	77.6%	Number of Related Mortgage Loans		None
Owned TTM Occupancy as of 3/31/2017	77.6%	Type of Security		Leasehold
Year Built / Latest Renovation	2009 / 2017	Mortgage Rate		4.55000%
Appraised Value	$48,500,000	Original Term to Maturity (Months)		120
Appraisal Date	4/3/2017	Original Amortization Term (Months)		360
Borrower Sponsor	Ensemble Investments, LLC	Original Interest Only Period (Months)		NAP
Property Management	Residence Inn by Marriott, LLC	First Payment Date		8/6/2017
		Maturity Date		7/6/2027

Underwritten Revenues	$8,970,269
Underwritten Expenses	$4,982,084
Underwritten Net Operating Income (NOI)	$3,988,185	Escrows(1)
Underwritten Net Cash Flow (NCF)	$3,614,172		Upfront	Monthly
Cut-off Date LTV Ratio	70.0%	Taxes	$0	$0
Maturity Date LTV Ratio	56.8%	Insurance	$0	$0
DSCR Based on Underwritten NOI / NCF	1.92x / 1.74x	FF&E	$0	$0
Debt Yield Based on Underwritten NOI / NCF	11.7% / 10.6%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$34,000,000	100.0%	Loan Payoff	$29,339,020	86.3%
			Principal Equity Distribution	4,420,543	13.0
			Closing Costs	240,438	0.7

Total Sources	$34,000,000	100.0%	Total Uses	$34,000,000	100.0%

(1)	Monthly escrows set forth under this heading are springing. See “—Escrows” below.

■	The Mortgage Loan. The mortgage loan (the “Residence Inn Long Beach Loan”) is secured by a first mortgage encumbering the borrower’s leasehold interest in a 178-room extended stay hotel located in Long Beach, California (the “Residence Inn Long Beach Property”). The Residence Inn Long Beach Loan had an original principal balance of $34,000,000, has an outstanding balance of as of the Cut-off Date of $33,959,929 and represents 3.6% of the Initial Pool Balance. The Residence Inn Long Beach Loan, which has an interest rate of 4.55000% per annum, was originated by Deutsche Bank AG, acting through its New York Branch (“DBNY”) (an affiliate of German American Capital Corporation) on June 9, 2017. The proceeds of the Residence Inn Long Beach Loan were primarily used to refinance existing debt on the Residence Inn Long Beach Property, pay loan origination costs and return equity to the borrower sponsor.

The Residence Inn Long Beach Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires payments of principal and interest based on a 30-year amortization schedule. The scheduled maturity date of the Residence Inn Long Beach Loan is the due date in July 2027. Voluntary prepayment of the Residence Inn Long Beach Loan is permitted (in whole, but not in part) without penalty on or after the due date in April 2027. Defeasance of the Residence Inn Long Beach Loan with direct, non-callable obligations of the United States of America or other obligations which are government securities is permitted under the Residence Inn Long Beach Loan documents at any time after the second anniversary of the securitization of the last portion of the Residence Inn Long Beach Loan.

■	The Mortgaged Property. The Residence Inn Long Beach Property is an extended stay hotel containing 178 all-suite rooms located in Long Beach, California. The 11-story hotel building is situated on a 2.34 acre site along the banks of the Port of Long Beach and features views of the Pacific Ocean, the Long Beach marina and the Long Beach Downtown. The Residence Inn Long Beach Property operates under a Marriott International, Inc. (“Marriott”) hotel management agreement that expires in December 2034 and has two successive ten-year renewal options.

The borrower developed the Residence Inn Long Beach Property in 2009 and has a total cost basis of $41.9 million which includes the $2.6 million (approximately $14,427 per room) property improvement plan (“PIP”). The sponsor completed Phase I of the renovation in April 2017, which included updates to all of the guestrooms and corridors. Phase II is projected to take place during the month of October 2017 with a focus on common areas.

The Residence Inn Long Beach Property offers complimentary breakfast and evening reception within its 42-seat breakfast area. The hotel also features a fitness center, an outdoor pool, a business center, a sundry shop and four meeting rooms with approximately 1,689 aggregate SF of meeting space. The guestrooms offer apartment-like accommodations and include a mix of 139 studio suites, 29 one-bedroom suites and 10 two-bedroom suites. Each of the guestrooms features a flat-screen television, a desk with a chair, a dresser, nightstands, a couch and a lounge chair. Each room also features a full kitchen with a sink, microwave, full-sized refrigerator, oven and cook top, dishwasher, cookware, dishes and silverware. One- and two-bedroom suites feature separate living and sleeping

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rooms. The Residence Inn Long Beach Property has 120 parking spaces at the hotel property and 38 leased spaces within a parking lot located a less than half a mile away at the Doubletree Hotel Maya. See”—Parking Lease Agreement” below.

The Residence Inn Long Beach Property is subject to a hotel management agreement with Marriott (as opposed to a traditional franchise agreement). Accordingly, Marriott controls revenues, operates the hotel and pays/collects the majority of costs, including, but not limited to taxes, FF&E, insurance, and minor capital repairs. The lender has entered into a subordination, non-disturbance and attornment agreement (“SNDA”) with Marriott subordinating Marriott’s interest in the Residence Inn Long Beach Property to the lien of the mortgage securing the Residence Inn Long Beach Loan and has provided for springing reserves in certain circumstances. See “—Hotel Management” below.

The following table presents certain information relating to the 2016 demand analysis with respect to the Residence Inn Long Beach Property based on market segmentation, as provided in the appraisal for the Residence Inn Long Beach Property:

2016 Accommodated Room Night Demand(1)

Property	Commercial	Meeting and Group	Leisure
Residence Inn Long Beach Property	49%	14%	37%
Doubletree Hotel Maya	40%	15%	45%
Holiday Inn Long Beach Downtown Area	30%	20%	50%
Hilton Long Beach	40%	45%	15%
Crowne Plaza Los Angeles Harbor Hotel	30%	10%	60%
Courtyard Long Beach Downtown	35%	40%	25%
Hyatt Centric The Pike Long Beach	35%	20%	45%
Residence Inn Long Beach	50%	15%	35%

(1)	Source: Appraisal.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow, on an aggregate basis and per room, at the Residence Inn Long Beach Property:

Cash Flow Analysis(1)

	2014	2015	2016	TTM 3/31/2017(2)	Underwritten	Underwritten $ per Room
Room Revenue	$7,374,689	$8,315,218	$8,363,578	$8,240,879	$8,340,686	$46,858
Food & Beverage Revenue	16,698	14,126	76,280	50,944	76,280	429
Other Revenue	531,195	469,726	553,303	517,748	553,303	3,108
Total Revenue	$7,922,582	$8,799,070	$8,993,161	$8,809,571	$8,970,269	$50,395

Room Expense	$1,764,605	$1,825,860	$1,870,032	$1,881,498	$1,864,914	$10,477
Food & Beverage Expense	872	586	17,159	16,042	17,159	96
Other Expense	53,712	63,865	60,932	61,704	60,932	342
Total Departmental Expense	$1,819,189	$1,890,311	$1,948,123	$1,959,244	$1,943,005	$10,916
Total Undistributed Expense	2,113,939	2,399,725	2,434,387	2,451,277	2,452,976	13,781
Total Fixed Charges	584,602	597,503	585,167	586,343	586,104	3,293
Total Operating Expenses	$4,517,730	$4,887,539	$4,967,677	$4,996,864	$4,982,084	$27,989

Net Operating Income	$3,404,852	$3,911,531	$4,025,484	$3,812,707	$3,988,185	$22,406
FF&E	212,211	273,210	252,379	243,200	374,013	2,101
Net Cash Flow	$3,192,641	$3,638,321	$3,773,105	$3,569,507	$3,614,172	$20,304

Occupancy(3)	77.5%	81.6%	79.8%	77.6%	80.7%
NOI Debt Yield	10.0%	11.5%	11.9%	11.2%	11.7%
NCF DSCR	1.54x	1.75x	1.81x	1.72x	1.74x

(1)	Certain items such as interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	During the trailing 12 months, the Residence Inn Long Beach Property was impacted by Phase I of the in place PIP which commenced in the second half of January 2017 and ended in April 2017. In March 2017, approximately 54 rooms were out of inventory each day (1,674 total room nights).

(3)	Occupancy declined between 2015 and TTM 3/31/2017. During such period there were ongoing PIP renovations at the Residence Inn Long Beach Property, as guestrooms were taken off line for renovation between January 2017 through April 2017.

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LOAN #8: Residence inn long beach

■	Appraisal. According to the appraisal, the Residence Inn Long Beach Property had an “as-is” appraised value of $48,500,000 as of April 3, 2017. The “as stabilized” appraised value is $53,100,000 as of April 3, 2019. The “as stabilized” value assumes a projected stabilized ADR of $182.77 and a projected stabilized occupancy of 79.0%. Both the “as-is” and “as stabilized” appraised values account for the TOT (as defined below) reimbursements.

Appraisal Approach	Value	Discount Rate	Terminal Capitalization Rate
Discounted Cash Flow Approach	$48,500,000	10.00%	9.16%

■	Environmental Matters. According to a Phase I environmental report, dated April 11, 2017, there are no recommendations for further action at the Residence Inn Long Beach Property.

■	Market Overview and Competition. The Residence Inn Long Beach Property is located in Long Beach, California approximately 25 miles south of the Los Angeles CBD. According to the appraisal, Los Angeles County is one of the most densely populated areas in the nation and is a major hub for the international trade, business, entertainment, technology, tourism and manufacturing sectors. The area is served by Interstate 710 (Long Beach Freeway) and Interstate 405 (San Diego Freeway), both of which are located within seven miles of the Residence Inn Long Beach Property and facilitate access throughout the region. The Los Angeles International Airport is located approximately 23 miles northwest of the Residence Inn Long Beach Property.

The overall segmentation of the Residence Inn Long Beach Property is 49.0% commercial, as reflected in the “2016 Accommodated Room Night Demand” table above. According to the appraisal, most of the corporate demand generators in the market are within close proximity to the Residence Inn Long Beach Property and include port-related companies as well as corporate users in the aerospace, oil and gas, and health care industries. The ports of Long Beach and Los Angeles, both of which are located within six miles of the Residence Inn Long Beach Property. Together, the ports form the largest import/export center on the West Coast and are among the largest commercial patrons of Long Beach hotels. Aerospace is another significant commercial demand generator in Long Beach and includes companies such as Boeing, Gulfstream Aerospace Corporation and RBH Aerospace, all of which are located within 11 miles of the Residence Inn Long Beach Property. Oil refineries, namely Valero, Tesoro and Phillips 66 are located within 10 miles of the Residence Inn Long Beach Property and bring in corporate travelers to the area. Molina Healthcare, which is located 1.2 miles north of the Residence Inn Long Beach Property, is one of the top employers in the Long Beach area and contributes to the corporate demand as well. The appraisal also included airline crew in the commercial segment, which according to market participants, accounted for approximately 7.5% of total demand for the downtown Long Beach hotels in 2016.

The location of the Residence Inn Long Beach Property provides access to tourist destinations including the Long Beach cruise ship terminal, which is located approximately one mile southeast and is on the same side of Los Angeles River. Carnival Corporation owns and launches its cruises from the Long Beach cruise ship terminal, which features the Queen Mary shop, while other major cruise line companies leave from neighboring Los Angeles Harbor. Cruise ship guests embarking or disembarking cruise ships drive leisure demand in the market. In addition, Aquarium of the Pacific and Long Beach Memorial Hospital, both of which are located within five miles of Residence Inn Long Beach Property, also drive leisure demand to the area.

The appraiser identified three hotel projects, totaling 366 rooms, which are under construction in Long Beach. However, only two hotels, located more than 10 miles northeast from the Residence Inn Long Beach Property and near the airport are expected to compete directly with the Residence Inn Long Beach Property based on their extended stay market orientations. A 98-room extended-stay Homewood Suites Long Beach Airport is expected to open in the first quarter of 2018 and a 125-room Staybridge Suites Long Beach Airport is planned to replace the west wing of the Holiday Inn Long Beach Airport that currently functions as an independent hotel and is expected to open in the second quarter of 2019.

Despite the addition of the new supply, the appraisal forecast commercial hotel demand in the Long Beach market to increase 1.0% in 2017, 4.0% in 2018, and 3.0% in 2019, before stabilizing at 1.0% in 2020 and each year thereafter. The appraisal forecasts additional demand derived from the improved organic growth from the addition of new hotel rooms that was constrained in recent years due to the dearth of new supply as well as the completion of three infrastructure projects in 2019. The infrastructure projects include the Gerald Desmond Bridge that is expected to accommodate today’s tallest cargo ships and have an extra vehicle lane in each direction as well as a bicycle and pedestrian path with three scenic overlooks; the $520 million design-build-finance-operate-maintain project on the Long Beach Civic Center, a 400,00 SF convention center located within 2 miles of the property; and the addition of

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LOAN #8: Residence inn long beach

Shoreline Gateway a two-tower retail and residential project with approximately 7,000 SF of retail space and 300 residential units.

The following table presents certain information relating to historical occupancy, ADR and RevPAR at the Residence Inn Long Beach Property and its competitive set, as provided in a market research report for the Residence Inn Long Beach Property:

Historical Statistics(1)

	Residence Inn Long Beach			Competitive Set			Penetration
	2015	2016	TTM 3/31/2017	2015	2016	TTM 3/31/2017	2015	2016	TTM 3/31/2017
Occupancy	77.3%	81.0%	77.6%	78.7%	77.2%	81.7%	98.2%	104.9%	94.9%
ADR	$148.11	$161.12	$163.56	$124.86	$137.53	$145.22	118.6%	117.1%	112.6%
RevPAR	$114.45	$130.51	$126.84	$98.22	$106.22	$118.70	116.5%	122.9%	106.9%

(1)	Source: March 2017 travel research report.

Residence Inn Long Beach Property Competitive Set(1)

Property	Number of Rooms	Year Built
Residence Inn Long Beach	178	2009
Doubletree Hotel Maya	199	1975
Holiday Inn Long Beach Downtown Area	134	1990
Hilton Long Beach	398	1992
Crowne Plaza Los Angeles Harbor Hotel	244	1990
Doubletree Carson	225	1990
Extended Stay America Los Angeles Long Beach Airport	134	1997
Ayres Hotel Seal Beach	112	2002
Total(2)	1,446

(1)	Source: March 2017 travel research report.

(2)	Total excludes the Residence Inn Long Beach Property.

■	The Borrower. The borrower is Portside Partners Holdco, LLC, a single-purpose, single-asset entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Residence Inn Long Beach Loan. The non-recourse carve-out guarantor is Ensemble Investments, LLC, a company involved in the investment, management and development of commercial real estate for approximately 30 years.

■	Escrows. No upfront reserves were taken at origination for the Residence Inn Long Beach Loan. The requirement for the borrower to make monthly deposits for taxes, insurance, and FF&E is waived so long as the borrower has reserved such amounts with Marriott pursuant to the hotel management agreement. In the event that the borrower is no longer reserving such amounts with the hotel manager, the borrower will be required, on a monthly basis, to make monthly deposits of (i) the greater of (x) 4.0% of the projected rents for the prior month and (y) the then-current amount required by the hotel management agreement for approved capital expenditures and the repair and replacement of FF&E (to the extent the hotel management agreement is still in effect) and (ii) one-twelfth of the estimated annual real estate taxes and insurance premiums. However, the requirement to deposit the monthly amount for insurance premiums is waived so long as the borrower is insured under an acceptable blanket policy.

■	Lockbox and Cash Management. The Residence Inn Long Beach Loan is structured with a soft lockbox and springing cash management. All rents and other payments that are due to the borrower from Marriott (after application of such rents as permitted under the hotel management agreement to pay operating expenses, FF&E expenses, Marriott fees, reserves and other costs ) are required to be deposited by the hotel manager directly into a clearing account controlled by lender. Unless a Trigger Period (as defined below) is continuing, all amounts on deposit in the clearing account will be swept daily into the borrower’s account. During the continuance of a Trigger Period, all amounts on deposit in the clearing account are required to be swept daily into an account controlled by the lender and applied in accordance with the Residence Inn Long Beach loan documents.

A “Trigger Period” will commence upon the occurrence of (i) an event of default; (ii) a Low Debt Service Period (as defined below); (iii) (a) for so long as the hotel management agreement with Marriott is in effect, a PIP required by Marriott (other than the PIP in effect) and not reserved for by Marriott or (b) if the hotel management agreement with Marriott is not in effect or Marriott is not reserving for the costs of such PIP, a PIP required by the then franchisor or property manager; (iv) an approved mezzanine loan is outstanding, and will continue until, (a) in the case of clause (i), a cure of such event of default has been accepted by the lender, (b) in the case of clause (ii), the Low Debt Service

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LOAN #8: Residence inn long beach

Period has ended, (c) in the case of clause (iii), (x) for so long as the hotel management agreement with Marriott is in place and Marriott is reserving the required PIP, or (y) if the hotel management agreement with Marriott is not in effect or Marriott is not reserving for the costs of such PIP, an amount equal to 125% of the estimated cost of the PIP is being reserved in a PIP deposit account with the lender, and (d) in the case of clause (iv), the mezzanine loan is no longer outstanding.

A “Low Debt Service Period” occurs upon any date the net cash flow debt service coverage ratio based on the end of the quarter is less than 1.30x, until such time that the debt service coverage ratio based on the 1.35x or more for two consecutive quarters.

■	Hotel Management. The property is subject to a hotel Management Agreement with Marriott (as opposed to a traditional franchise agreement). Accordingly, Marriot controls revenues, operates the hotel and collects and pays for the majority of costs, including, but not limited to taxes, FF&E, insurance, and minor capital repairs. The lender has entered into an SNDA with Marriott. The lender has included springing reserves under the Residence Inn Long Beach Loan documents for taxes, insurance, FF&E and any future PIPs in the event that the hotel management agreement with Marriott is no longer in effect, Marriott is not reserving an amount sufficient to pay such expenses, or (except in the case of a future PIP) the borrower does not deliver evidence satisfactory to the lender that such expenses are being timely paid. The hotel management agreement expires in December 2034 and has two successive ten-year renewal options.

■	Mezzanine or Subordinate Indebtedness. Not Permitted.

■	Future Mezzanine or Subordinate Indebtedness. The Residence Inn Long Beach Loan permits an approved mezzanine loan provided, among other things, (i) the mezzanine loan results in combined debt yield of no less than 10.14%, (ii) the combined debt service coverage ratio is no less than 1.66x and (iii) the combined loan-to-value ratio is no more than 70.1%.

■	Ground Lease. The Residence Inn Long Beach Property is subject to a ground lease with the City of Long Beach, as ground lessor. The term of the ground lease expires on September 30, 2071 with no extension options. The borrower prepaid all future ground rent payments to the City of Long Beach through the ground lease expiration for $798,500. No future ground rent payments are required under the ground lease.

■	Transient Occupancy Tax Reimbursement. The Residence Inn Long Beach Property benefits from a tax reimbursement under the Transient Occupancy Tax Agreement (“TOT Agreement”), under which the City of Long Beach agreed to compensate the borrower for approximately $1,500,000 in necessary environmental remediation work to the soil at the site of the Residence Inn Long Beach Property when the borrower entered into the ground lease to build the hotel in 2005. Under the TOT Agreement, the City of Long Beach is required to pay the borrower a partial refund of the transient occupancy tax paid to the city for the operation of the Marriott. The tax benefit is the lesser of: (a) 25% of the most recent annual transient occupancy tax collected by the hotel and paid to the city and (b) $150,000 for the year. According to the sponsor, the outstanding balance of the reimbursement as of January 1, 2017 was $701,000. At the termination of the TOT Agreement, which is expected in October 2019, the City of Long Beach can either (i) pay the remaining balance with all due interest or (ii) extend the agreement to allow for continued annual payments. The TOT cash flows are transferrable to a new owner and the lender’s interest is captured by the assignment of agreements that contains an assignment of the proceeds, which the City of Long Beach has acknowledged. The underwritten cash flow from the TOT Agreement reflects a 10-year straight line average of the tax benefit over the 10 year loan term. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in the Preliminary Prospectus.

■	Parking Lease Agreement. The borrower entered into a parking lease agreement in order to meet zoning requirements, under which the Residence Inn Long Beach Property is 37 parking stalls short. The parking lease agreement provides the hotel with an additional 38 additional parking spaces located at the competing Doubletree Hotel Maya, which is less than half a mile from the Residence Inn Long Beach Property and owned by an affiliate of the borrower sponsor. The lender has taken an assignment of the parking lease and received a parking lease estoppel. The parking lessor also has a ground lease with the City of Long Beach, and the city has agreed that, in the event that the affiliate ground lease is ever terminated, the city will provide a direct lease to the borrower.

■	Terrorism Insurance. The borrower is required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

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Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	CREFI
Location (City/State)	Orange, California	Cut-off Date Balance	$33,000,000
Property Type	Hospitality	Cut-off Date Balance per Room	$143,478.26
Size (Rooms)	230	Percentage of Initial Pool Balance	3.5%
Total TTM Occupancy as of 4/30/2017	89.2%	Number of Related Mortgage Loans	None
Owned TTM Occupancy as of 4/30/2017	89.2%	Type of Security	Fee Simple
Year Built / Latest Renovation	1989 / 2014	Mortgage Rate	4.41000%
Appraised Value(1)	$58,700,000	Original Term to Maturity (Months)	120
Appraisal Date(1)	4/1/2018	Original Amortization Term (Months)	360
Borrower Sponsor	National Hotel Investor, LLC	Original Interest Only Period (Months)	60
Property Management	Embassy Suites Management LLC	First Payment Date	7/6/2017
Maturity Date	6/6/2027
Underwritten Revenues	$13,697,478
Underwritten Expenses	$9,302,612	Escrows
Underwritten Net Operating Income (NOI)	$4,394,866
Underwritten Net Cash Flow (NCF)	$3,846,967	Upfront	Monthly
Cut-off Date LTV Ratio(1)	56.2%	Taxes	$155,326	$51,775
Maturity Date LTV Ratio(1)	51.4%	Insurance	$0	$0
DSCR Based on Underwritten NOI / NCF	2.21x / 1.94x	FF&E(2)	$0	$45,196
Debt Yield Based on Underwritten NOI / NCF	13.3% / 11.7%	Other(3)	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$33,000,000	57.0%	Purchase Price	$56,500,000	97.5%
Principal’s New Cash Contribution	16,920,000	29.2	Closing Costs	1,287,274	2.2
Mezzanine Debt	8,000,000	13.8	Reserves	155,326	0.3
Other Sources	22,600	0.0
Total Sources	$57,942,600	100.0%	Total Uses	$57,942,600	100.0%

(1)	The Appraised Value represents the “as-complete” appraised value of $58,700,000 as of April 1, 2018 which assumes the completion of a change-of-ownership PIP that was required in connection with the acquisition of the Embassy Suites Anaheim Orange Property. The sponsor posted a letter of credit in the amount of $658,845 which represents 110% of the estimated cost of the change-of-ownership PIP. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio for the Embassy Suites Anaheim Orange Loan are calculated using the “as-complete” appraised value. The “as-is” appraised value for the Embassy Suites Anaheim Orange Property was $57,000,000 as of April 4, 2017. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio calculated using the “as-is” appraised value are 57.9% and 52.9%, respectively.

(2)	The Embassy Suites Anaheim Orange Loan documents require monthly deposits into the FF&E Reserve equal to the greater of (i) the amount required to be deposited pursuant to the franchise agreement and (ii) one-twelfth of 4% of the greater of (x) gross revenue for the prior year and (y) projected gross revenue for the then current year (initially $45,196). See “—Escrows” below.

(3)	At origination of the Embassy Suites Anaheim Orange Loan, the sponsor posted a letter of credit in the amount of $658,845 which represents 110% of the estimated cost of the change-of-ownership PIP ($598,950) required in connection with the acquisition of the Embassy Suites Anaheim Orange Property.

■	The Mortgage Loan. The mortgage loan (the “Embassy Suites Anaheim Orange Loan”) is evidenced by a note in the original principal amount of $33,000,000 and is secured by a first mortgage encumbering the borrower’s fee simple interest in a 230-room full service hotel located in the city of Orange, California (the “Embassy Suites Anaheim Orange Property”). The Embassy Suites Anaheim Orange Loan was originated by Citi Real Estate Funding Inc. on May 9, 2017 and represents approximately 3.5% of the Initial Pool Balance. The note evidencing the Embassy Suites Anaheim Orange Loan had an original principal balance of $33,000,000, has an outstanding principal balance as of the Cut-off Date of $33,000,000 and accrues interest at an interest rate of 4.41000% per annum. The proceeds of the Embassy Suites Anaheim Orange Loan were used to acquire the Embassy Suites Anaheim Orange Property, fund reserves and pay origination costs.

The Embassy Suites Anaheim Orange Loan had an initial term of 120 months and has a remaining term of 119 months as of the Cut-off Date. The Embassy Suites Anaheim Orange Loan requires interest only payments on each due date through and including the due date occurring in June 2022 and thereafter requires monthly payments of $165,446, which payments include interest and principal based on a 30-year amortization schedule. The scheduled maturity date of the Embassy Suites Anaheim Orange Loan is the due date in June 2027. Provided that no event of default has occurred and is continuing under the Embassy Suites Anaheim Orange Loan documents, at any time after the second anniversary of the securitization Closing Date, the Embassy Suites Anaheim Orange Loan may be defeased with certain direct full faith and credit obligations of the United States of America or other obligations which are “government securities” permitted under the Embassy Suites Anaheim Orange Loan documents. Provided that no event of default has occurred and is continuing under the Embassy Suites Anaheim Orange Loan documents, voluntary prepayment of the Embassy Suites Anaheim Orange Loan without a prepayment premium or yield maintenance charge is permitted on or after the due date in March 2027.

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■	The Mortgaged Property. The Embassy Suites Anaheim Orange Property is a 230-room, full service hotel located on approximately 3.0 acres in the city of Orange, California. Built in 1989, the Embassy Suites Anaheim Orange Property underwent an $8.5 million renovation in 2014 when it was converted from a Hilton Suites flag to the current Embassy Suites flag. Following the conversion of the Embassy Suites Anaheim Orange Property to an Embassy Suites flag, the Embassy Suites Anaheim Orange Property experienced gains in occupancy and ADR resulting in a 25.6% increase in room revenue from 2014 to 2016. Per a March 2017 travel research report, the Embassy Suites Anaheim Orange Property ranked first out of the seven properties in its competitive set for both RevPAR and occupancy for the March 31, 2017 trailing twelve month period.

The Embassy Suites Anaheim Orange Property features a 10-story atrium lobby and amenities which include a restaurant and lounge, 5,176 SF of event space, a fitness center, indoor and outdoor swimming pools and a business center. Guestrooms average 520 SF and include 42-inch flat screen high definition TVs, work desks, high-speed internet, a coffee maker, a microwave and a mini fridge. In connection with the acquisition of the Embassy Suites Anaheim Orange Property, the sponsor is completing a change of ownership PIP with an estimated cost of approximately $598,950. At origination of the Embassy Suites Anaheim Orange Loan, the sponsor posted a letter of credit in the amount of $658,845, which represents 110% of the expected cost of the PIP. The three largest areas the PIP money is expected to be spent on are mechanical and electrical items, fire safety items, and the elevators and stairwells, as the Embassy Suites Anaheim Property underwent an $8.5 million renovation in 2014. The top 10 corporate accounts at the Embassy Suites Anaheim Orange Property include Danaher, St. Joseph Hospital of Orange, Chapman University, Home Depot and General Electric, with no single account except for Danaher individually contributing to more than 0.9% of total room revenue in 2016.

The following tables present certain information relating to historical Occupancy, ADR and RevPAR at the Embassy Suites Anaheim Orange Property and its competitive set, as provided in a market report:

Historical Statistics(1)

	Embassy Suites Anaheim Orange				Competitive Set				Penetration
	TTM 12/31/2014	TTM 12/31/2015	TTM 12/31/2016	TTM 3/31/2017	TTM 12/31/2014	TTM 12/31/2015	TTM 12/31/2016	TTM 3/31/2017	TTM 12/31/2014	TTM 12/31/2015	TTM 12/31/2016	TTM 3/31/2017
Occupancy	77.1%	83.8%	86.8%	88.5%	79.6%	81.9%	82.1%	82.6%	96.8%	102.3%	105.8%	107.2%
ADR	$140.92	$152.82	$156.75	$156.05	$122.75	$129.99	$133.75	$133.70	114.8%	117.6%	117.2%	116.7%
RevPAR	$108.66	$128.00	$136.10	$138.11	$97.75	$106.45	$109.80	$110.39	111.2%	120.2%	124.0%	125.1%

(1)	Source: travel research report.

The following table presents certain information relating to the 2016 demand analysis with respect to the Embassy Suites Anaheim Orange Property based on market segmentation, as provided in the appraisal for the Embassy Suites Anaheim Orange Property:

2016 Accommodated Room Night Demand(1)

Transient	Meeting and Group
87%	13%

(1)	Source: Appraisal.

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■	Operating History and Underwritten Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow, on an aggregate basis and per room, at the Embassy Suites Anaheim Orange Property:

Cash Flow Analysis(1)

	2014	2015	2016	TTM 4/30/2017	Underwritten	Underwritten $ per Room
Room Revenue	$9,120,894	$10,729,248	$11,457,218	$11,741,448	$11,741,448	$51,050
Food & Beverage Revenue	1,018,673	1,199,116	1,346,400	1,322,513	1,322,513	5,750
Other Revenue(2)	468,443	633,676	593,039	633,517	633,517	2,754
Total Revenue(3)	$10,608,010	$12,562,040	$13,396,657	$13,697,478	$13,697,478	$59,554

Room Expense	2,468,243	2,878,887	3,206,322	3,291,317	3,291,317	14,310
Food & Beverage Expense	902,631	1,041,813	1,161,873	1,161,930	1,161,930	5,052
Other Expense	53,290	9,011	68,472	71,870	71,870	312
Total Departmental Expense	$3,424,164	$3,929,711	$4,436,667	$4,525,117	$4,525,117	$19,674
Total Undistributed Expense	3,389,351	3,853,271	4,064,952	4,136,599	3,925,798	17,069
Total Fixed Charges	446,406	736,709	838,862	831,573	851,697	3,703
Total Operating Expenses	$7,259,921	$8,519,692	$9,340,481	$9,493,289	$9,302,612	$40,446

Net Operating Income	$3,348,089	$4,042,349	$4,056,176	$4,204,189	$4,394,866	$19,108
FF&E	432,133	398,710	560,486	570,894	547,899	2,382
Net Cash Flow	$2,915,956	$3,643,639	$3,495,690	$3,633,295	$3,846,967	$16,726

Occupancy	77.1%	83.8%	86.8%	89.2%	89.2%
NOI Debt Yield	10.1%	12.2%	12.3%	12.7%	13.3%
NCF DSCR	1.47x	1.84x	1.76x	1.83x	1.94x

(1)	Certain items such as interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten net cash flow.

(2)	Other Revenue consists of parking, gift shop, laundry, vending machines, in-house movies, and other miscellaneous sources of revenue.

(3)	The Embassy Suites Anaheim Orange Property was converted from a Hilton Suites flag to its current Embassy Suites flag in 2014, resulting in increases to occupancy and ADR which in turn increased Total Revenue beginning in 2015.

■	Appraisal. According to the appraisal, the Embassy Suites Anaheim Orange Property had an “as-is” appraised value of $57,000,000 as of April 4, 2017 and is expected to have a “when complete” appraised value of $58,700,000 as of April 1, 2018. The “when complete” appraised value of $58,700,000 assumes the completion of a change-of-ownership PIP which was agreed to in connection with the acquisition of the Embassy Suites Anaheim Orange Property.

■	Environmental Matters. According to the Phase I environmental report, dated May 4, 2017, there were no recognized environmental conditions or recommendations for further action at the Embassy Suites Anaheim Orange Property except for the continued implementation of the existing asbestos O&M plan.

■	Market Overview and Competition. The Embassy Suites Anaheim Orange Property is located in the city of Orange, California, approximately 8 miles southeast of Anaheim and 32 miles southeast of Los Angeles. According to the appraisal, the 2017 estimated population within a one-, three- and five-mile radius of the Embassy Suites Anaheim Orange Property was 25,623, 250,825 and 789,053, respectively. According to the appraisal, 2017 estimated average household income within a one-, three- and five-mile radius of the Embassy Suites Anaheim Orange Property was $79,722, $78,583 and $77,693, respectively. Tourism is one of the leading industries in Anaheim, with Disneyland and Knott’s Berry Farm located within 3.5 and 10 miles of the Embassy Suites Anaheim Orange Property, respectively. Star Wars Land, a Disney owned theme park, is currently under construction and is expected to open in early 2019, providing an additional demand driver for the area. The Anaheim Convention Center, which is the largest convention center on the west coast, is located within 2.5 miles of the Embassy Suites Anaheim Orange Property, and averaged approximately 399 conventions and 1,000,000 delegates per year between 2009 and 2015. In March 2015, construction began on an expansion of the convention center that will add 200,000 SF of exhibit and meeting space, as well as a 1,350-space underground parking structure. The expansion of the Anaheim Convention Center is slated for completion in September 2017.

The Embassy Suites Anaheim Orange Property is located within 1.5 miles of the stadiums for both the Los Angeles Angels of Anaheim and Anaheim Ducks. The sponsor has owned the DoubleTree Anaheim property, which is located 0.4 miles from the Embassy Suites Anaheim Orange Property, since 2007. The two largest group accounts at the DoubleTree Anaheim property are visiting MLB and NHL teams. With the acquisition of the Embassy Suites Anaheim Orange Property, the sponsor intends to move some bookings of the visiting MLB and NHL teams from the DoubleTree Anaheim property to the Embassy Suites Anaheim Orange Property. The Embassy Suites Anaheim Orange Property is located adjacent to the platinum triangle district, an 820-acre, mixed-use urban environment that upon full development will include over 17,000 residential units, 13.7 million SF of office space and 4.8 million SF of

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retail space. Corporate tenants located within the platinum triangle district include CalPERs, Wells Fargo, UC Irvine Medical Center and Amerisource Bergan.

The appraiser identified four properties with varying degrees of competitiveness to the Embassy Suites Anaheim Orange Property. The following table presents certain information related to the competitive properties identified in the appraisal for the Embassy Suites Anaheim Orange Property:

Embassy Suites Anaheim Orange Property Competitive Set(1)

Property	Year Opened	Number of Rooms(2)	Distance (in miles)	Transient Demand	Meeting & Group Demand	Appraiser’s Estimated 2016 Occupancy	Appraiser’s Estimated 2016 ADR	Appraiser’s Estimated 2016 RevPAR
Embassy Suites Anaheim Orange	1989	230	—	87.0%	13.0%	87.1%	$156.75	$136.48
DoubleTree by Hilton Anaheim Orange County	1984	461	0.4	80.0%	20.0%	80.0% – 85.0%	$130.00 – $140.00	$110.00 – $115.00
Ayres Hotel Orange	2014	139	0.3	90.0%	10.0%	70.0% – 75.0%	$140.00 – $150.00	$100.00 – $105.00
Alo Hotel	1980	129	0.3	90.0%	10.0%	70.0% – 75.0%	$120.00 – $125.00	$90.00 – $95.00
Embassy Suites Anaheim South Disneyland	2001	375	1.5	85.0%	15.0%	80.0% – 85.0%	$150.00 – $160.00	$130.00 – $140.00
Total / Wtd. Average		1104		85.0%	15.0%	81.4%	$146.15	$119.03

(1)	Source: Appraisal.

(2)	Total Number of Rooms excludes rooms at the Embassy Suites Anaheim Orange Property.

■	The Borrower. The borrower is 400 Anaheim, LLC, a single-purpose, single-asset Delaware limited liability company. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Embassy Suites Anaheim Orange Loan. The non-recourse carveout guarantor is National Hotel Investor, LLC, which is wholly owned by the Revocable Living Trust Agreement of Edwin Llwyd Ecclestone, Jr., for which Edwin Llwyd Ecclestone, Jr. is the sole settlor, trustee and beneficiary. National Hotel Investor, LLC had a net worth and liquidity of $75.8 million and $6.7 million, respectively, as of December 31, 2016. The Embassy Suites Anaheim Orange Loan documents require National Hotel Investor, LLC to maintain an ongoing net worth and liquidity of $50.0 million and $6.0 million respectively, provided that, should National Hotel Investor, LLC’s net worth or liquidity fall below $50.0 million or $6.0 million, respectively, then Edwin Llwyd Ecclestone, Jr. (or, to the extent Edwin Llwyd Ecclestone, Jr., shall have died or been declared legally incapacitated, another affiliate of the borrower that is reasonably acceptable to the lender) will become the non-recourse carveout guarantor for the Embassy Suites Anaheim Orange Loan.

Edwin Llwyd Ecclestone, Jr. has been involved in real estate development since 1962 and currently owns 7 hotels comprising 2,637 rooms across 4 states, including the Embassy Suites Anaheim Orange Property. In addition to the Embassy Suites Anaheim Orange Property, Edwin Llwyd Ecclestone, Jr. has owned the DoubleTree Hilton Anaheim Orange, which is located 0.5 miles south of the Embassy Suites Anaheim Orange Property, since 2007. In 1976, Edwin Llwyd Ecclestone, Jr. began development on both the administrative and golfing headquarters for the PGA of America, the PGA National, located in Palm Beach Gardens, Florida. PGA National contains 5,300 homes, five PGA golf courses, the 339-room PGA National Resort and Spa and a 140,000 SF shopping center.

■	Escrows. On the origination date, the borrower funded reserves of $155,326 for real estate tax expenses with respect to the Embassy Suites Anaheim Orange Property. In lieu of funding an upfront PIP reserve, the borrower posted a $658,845 letter of credit which represents 110% of the borrower’s unfunded obligations as set forth in the change-of-ownership PIP which was established in connection with the 15-year renewal of the franchise agreement.

On each due date, the borrower is required to fund (i) a tax reserve in an amount equal to one-twelfth of the amount the lender estimates will be necessary to pay taxes over the then succeeding 12-month period (initially $51,775), (ii) an insurance reserve in an amount equal to one-twelfth of the amount the lender estimates will be necessary to pay insurance over the then succeeding 12-month period, provided that the monthly insurance reserve deposit is waived if the borrower is maintaining blanket insurance policies in accordance with the Embassy Suites Anaheim Orange Loan documents and (iii) a reserve for FF&E (initially $45,196), in an amount equal to the greater of (a) the FF&E Payment (as defined below) and (b) the amount of the deposit (if any) then required by the franchisor under the franchise agreement. On each due date during the occurrence of an Embassy Suites Anaheim Orange Trigger Period (as defined below), unless a Reserve Waiver Condition (as defined below) exists, the borrower is required to deposit with the lender an operating expense reserve and the excess cash flow generated by the Embassy Suites Anaheim Orange Property.

A “Reserve Waiver Condition” means (i)(a) the property manager is not subject to any creditor’s rights proceeding, or action, in default under the property management agreement beyond all cure and grace periods thereunder, and income and revenue from the Embassy Suites Anaheim Orange Property is applied in accordance with the Embassy Suites Anaheim Orange Property Loan documents, (b) the property management agreement is in full force and effect,

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and (c) revenue from the Embassy Suites Anaheim Orange Property is deposited in the applicable hotel account in accordance with the Embassy Suites Anaheim Orange Loan documents (each of clause (a), (b), or (c) above, a “Manager Cash Flow Trigger”) and (ii) the property manager is applying funds in the hotel accounts to the payment of all outstanding approved operating expenses and/or approved extraordinary expenses.

An “FF&E Payment” means, with respect to the monthly payment date, an amount equal to one-twelfth of 4% of the greater of (x) the annual gross revenues for the hotel related operations at the Embassy Suites Anaheim Orange Property for the immediately preceding calendar year as reasonably determined by the lender and (y) the projected annual gross revenues for the hotel related operations at the Embassy Suites Anaheim Orange Property for the calendar year in which such monthly payment date occurs as set forth in the approved annual budget, or if no approved annual budget exists as of the date of determination, an amount reasonably determined by the lender. The FF&E reserve monthly deposit must (A) initially be determined for the balance of the 2017 calendar year as of the origination date and (B) thereafter be adjusted and determined by the lender annually on the monthly payment date in January 2018 and on each monthly payment date falling in each subsequent May thereafter. Notwithstanding anything in the Embassy Suites Anaheim Orange Loan documents to the contrary, the lender may require the borrower to increase the monthly deposits required pursuant to the Embassy Suites Anaheim Orange Loan documents upon 30 days’ notice to the borrower if (1) an Embassy Suites Anaheim Orange Trigger Period (as defined below) is continuing and the lender determines in its reasonable discretion that an increase is necessary to maintain proper maintenance and operation of the Embassy Suites Anaheim Orange Property and/or (2) the lender determines in its reasonable discretion that an increase is necessary to reflect increased FF&E expenditures required under the Hyatt Management Agreement and/or set forth in any amendment to the most recently determined approved annual budget.

■	Lockbox and Cash Management. The Embassy Suites Anaheim Orange Loan is structured with a lender-controlled lockbox in place at origination and in-place cash management. All revenue at the Embassy Suites Anaheim Orange Property is collected by the property manager. The property manager, after retaining appropriate sums for payment of all operating expenses at the Embassy Suites Anaheim Orange Property and all fees and other costs due and payable pursuant to the property management agreement in place among the borrower and property manager, is required to deposit all excess funds into a lender controlled lockbox account. In the event a Manager Cash Flow Trigger has occurred, the borrower is required to send letters to all credit card companies directing such credit card companies to pay all sums directly to the lender-controlled lockbox account, and the borrower is required to deposit all revenue generated by the Embassy Suites Anaheim Orange Property in the lockbox account. All sums on deposit in the lockbox account are required to be swept on a daily basis into a cash management account for the payment of, among other things, debt service and (unless the same are being paid by the property manager pursuant to the property management agreement) property operating expenses, for the funding of monthly escrows, and for the payment of regularly scheduled monthly debt service payments to the Mezzanine Lender (as defined below), with any excess (i) to the extent the Embassy Suites Anaheim Orange Trigger Period has not occurred and Mezzanine Lender is not entitled to additional sums beyond regularly scheduled debt service pursuant to the Embassy Suites Anaheim Orange Mezzanine Loan(as defined below), to be returned to the borrower, (ii) to the extent the Embassy Suites Anaheim Orange Trigger Period has occurred, to be held as additional collateral by the lender until the expiration of the applicable Embassy Suites Anaheim Orange Trigger Period after which it is returned to the borrower and (iii) to the extent the Embassy Suites Anaheim Orange Trigger Period has not occurred and Mezzanine Lender is entitled to additional sums beyond regularly scheduled debt service pursuant to the Embassy Suites Anaheim Orange Mezzanine Loan, to be disbursed at the direction of Mezzanine Lender.

An “Embassy Suites Anaheim Orange Trigger Period” means a period (a) commencing upon the occurrence of an event of default under the Embassy Suites Anaheim Orange Loan documents and continuing until the cure or the lender’s waiver of such event of default, (b) commencing upon the occurrence of the debt service coverage ratio including the Embassy Suites Anaheim Orange Mezzanine Loan (as defined below) being less than 1.15x, and continuing until the debt service coverage ratio is equal to or greater than 1.20x for two consecutive calendar quarters, (c) commencing upon the occurrence of a Franchise Agreement Trigger Event (as defined below) and continuing until the borrower has, as applicable, cured all defaults under the franchise agreement, the borrower and the franchisor have reaffirmed the franchise agreement, and/or the borrower has entered into a new franchise agreement with a new franchisor (which new franchisor and franchise agreement will be subject to lender approval), and to the extent a PIP is required, the applicable PIP reserve has been deposited with the lender, and (d) commencing upon the occurrence of a Franchise Renewal Event (as defined below) and continuing until the applicable Franchise Renewal Event is cured.

A “Franchise Agreement Trigger Event” means the occurrence of any of the following: (i) the borrower being in default under the franchise agreement beyond any applicable notice and cure periods; (ii) the borrower or franchisor

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giving notice that it is terminating the franchise agreement; (iii) any bankruptcy or similar insolvency of the franchisor, (iv) the property failing to be “flagged” pursuant to the franchise agreement; (v) any termination or cancellation of the franchise agreement and/or the franchise agreement expiring or otherwise failing to otherwise be in full force and effect; and (vi) any permit, whether held by the borrower, property manager, or otherwise, applicable to the franchise agreement ceasing to be in full force and effect.

A “Franchise Renewal Event” means the lender’s receipt of evidence reasonably acceptable to the lender (which such evidence shall include, without limitation, a duly executed estoppel certificate from the applicable franchisor) no later than twelve months prior to the expiration of the franchise agreement that (i) the related franchise agreement has been extended or replaced by a new franchise agreement in accordance with the terms of the Embassy Suites Anaheim Orange Loan documents, in each case, for a term expiring no earlier than three years after the maturity date of the Embassy Suites Anaheim Orange Loan, (ii) such franchise agreement (as so extended) or such replacement franchise agreement, as applicable, is in full force and effect with no defaults thereunder and (iii) to the extent a PIP is required in connection with the foregoing, a deposit has been made to the PIP escrow in accordance with the terms of the Embassy Suites Anaheim Orange Loan documents.

■	Property Management. The Embassy Suites Anaheim Orange Property is currently managed by Embassy Suites Management LLC. Pursuant to the terms of the subordination, non-disturbance and attornment agreement, if lender or its designee acquires the Embassy Suites Anaheim Orange Property in a foreclosure proceeding or in connection with a similar exercise of remedies, the lender has agreed to non-disturbance of the property manager’s rights pursuant to the property management agreement unless the property manager is in default thereunder beyond applicable notice and cure periods. The borrower has the right to replace the property manager provided that (i) no event of default is continuing under the Embassy Suites Anaheim Orange Loan documents, (ii) the borrower provides the lender with 60 days notice, (iii) such replacement is permitted under the Embassy Suites Anaheim Orange Mezzanine Loan documents, (iv) such replacement does not cause a material adverse effect under the franchise agreement, reciprocal easement agreement or parking rights agreements at the Embassy Suites Anaheim Orange Property, and the applicable new manager (and management agreement) are each approved by the lender in writing (which approval may be conditioned upon a ratings agency confirmation).

■	Mezzanine or Subordinate Indebtedness. Concurrently with the funding of the Embassy Suites Anaheim Orange Loan, ACREFI Mortgage Lending, LLC (the “Mezzanine Lender”) funded a mezzanine loan in the amount of $8,000,000 (the “Embassy Suites Anaheim Orange Mezzanine Loan”) to 400 Anaheim Manager, LLC, as mezzanine borrower, which is the direct owner of 100.0% of the limited liability company interests in the borrower. The Embassy Suites Anaheim Orange Mezzanine Loan is secured by a pledge of the mezzanine borrower’s 100% limited liability company interests in the borrower. The Embassy Suites Anaheim Orange Mezzanine Loan carries an interest rate of 10.50000% per annum and is co-terminus with the Embassy Suites Anaheim Orange Loan. The Embassy Suites Anaheim Orange Mezzanine Loan is subject to an intercreditor agreement.

■	Release of Collateral. Not permitted.

■	Terrorism Insurance. The borrower is required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the Embassy Suites Anaheim Orange Property, plus business interruption coverage in an amount equal to 100% of the projected net operating income plus fixed expenses of the Embassy Suites Anaheim Orange Property for eighteen months, plus six months of extended indemnity. The “all-risk” policy containing terrorism insurance is required to contain a deductible that is acceptable to the lender and is no greater than $25,000. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

72

LOAN #10: 501 RIVERSIDE AVENUE

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	CREFI
Location (City/State)	Jacksonville, Florida	Cut-off Date Balance	$32,000,000
Property Type	Office	Cut-off Date Balance per SF	$144.19
Size (SF)	221,932	Percentage of Initial Pool Balance	3.4%
Total Occupancy as of 5/1/2017	77.1%	Number of Related Mortgage Loans	None
Owned Occupancy as of 5/1/2017	77.1%	Type of Security	Fee Simple
Year Built / Latest Renovation	2007 / NAP	Mortgage Rate	4.27000%
Appraised Value	$52,100,000	Original Term to Maturity (Months)	120
Appraisal Date	4/11/2017	Original Amortization Term (Months)	360
Borrower Sponsor	Marvin C. Harden, III	Original Interest Only Period (Months)	36
Property Management	Riverside Asset Management, Inc.	First Payment Date	8/6/2017
Maturity Date	7/6/2027

Underwritten Revenues	$5,116,833
Underwritten Expenses	$1,959,147	Escrows
Underwritten Net Operating Income (NOI)	$3,157,686	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$2,878,076	Taxes	$384,402	$42,711
Cut-off Date LTV Ratio	61.4%	Insurance	$31,401	$10,467
Maturity Date LTV Ratio	53.5%	Replacement Reserve(1)	$0	$3,329
DSCR Based on Underwritten NOI / NCF	1.67x / 1.52x	TI/LC(1)	$0	$19,972
Debt Yield Based on Underwritten NOI / NCF	9.9% / 9.0%	Other(2)	$1,113,910	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$32,000,000	85.6%	Loan Payoff	$35,068,581	93.8%
Principal’s New Cash Contribution	$5,368,404	14.4	Reserves	1,529,713	4.1
Closing Costs	770,111	2.1
Total Sources	$37,368,404	100.0%	Total Uses	$37,368,404	100.0%

(1)	The Replacement Reserve is capped at $120,000 and the TI/LC reserve is capped at $718,843.

(2)	The upfront other reserve is comprised of an unfunded obligations reserve ($1,079,110) and a free rent reserve ($34,800). See “—Escrows” below.

■	The Mortgage Loan. The mortgage loan (the “501 Riverside Avenue Loan”) is evidenced by a note in the original principal amount of $32,000,000 and is secured by a first mortgage encumbering the borrower’s fee simple interest in a multi-tenant office building located in Jacksonville, Florida (the “501 Riverside Avenue Property”). The 501 Riverside Avenue Loan was originated by Citi Real Estate Funding Inc. on June 30, 2017 and represents approximately 3.4% of the Initial Pool Balance. The note evidencing the 501 Riverside Avenue Loan has an outstanding principal balance as of the Cut-off Date of $32,000,000 and an interest rate of 4.27000% per annum. The proceeds of the 501 Riverside Avenue Loan and $5,368,404 in equity from the borrower sponsor were primarily used to refinance prior debt secured by the 501 Riverside Avenue Property, fund reserves and pay origination costs.

The 501 Riverside Avenue Loan had an initial term of 120 months and has a remaining term of 119 months as of the Cut-off Date. The 501 Riverside Avenue Loan requires monthly payments of interest only for the initial 36 months, followed by monthly payments of interest and principal sufficient to amortize the 501 Riverside Avenue Loan over a 30-year amortization schedule. The scheduled maturity date of the 501 Riverside Avenue Loan is the due date in July 2027. At any time after the second anniversary of the securitization Closing Date, the 501 Riverside Avenue Loan may be defeased with certain direct full faith and credit obligations of the United States of America or other obligations which are “government securities” permitted under the 501 Riverside Avenue Loan documents. Voluntary prepayment of the 501 Riverside Avenue Loan is permitted on or after the due date occurring in April 2027 without payment of any prepayment premium.

■	The Mortgaged Property. The 501 Riverside Avenue Property is comprised of a 221,932 SF, 12-story, high-rise office building that is located within Duval County, in Jacksonville, Florida. The 501 Riverside Avenue Property is located on the east side of Riverside Avenue, north of Interstate 95 and east of Interstate 10. According to the appraisal, Riverside Avenue is a primary roadway leading to Downtown Jacksonville, United States Courthouse, Hemming Plaza, the Jacksonville Riverwalk, the Florida Theater and the Moran Times Union Theatre.

The 501 Riverside Avenue Property is located on an approximately 1.9-acre site. It is designed as a multi-tenant property and equipped with video cameras, motion sensors and an access control system which includes door sensors. The 501 Riverside Avenue Property has a security desk that is located in the main lobby area and a security office on the first floor. The 501 Riverside Avenue Property also has a drive-thru teller lane on the lower level of the parking garage that allows customers access to teller functions within the retail bank without having to park. The 501 Riverside Avenue Property also includes an attached, four-story parking garage which contains 652 spaces for a parking capacity of 2.9 per 1,000 SF. In a supply-constrained area, the parking garage, which provides reserved, non-reserved, validation and cash/credit parking, provides a competitive advantage to the 501 Riverside Avenue Property.

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LOAN #10: 501 RIVERSIDE AVENUE

The 501 Riverside Avenue Property is currently 77.1% occupied by 13 tenants. Over the last five years, the occupancy level at the 501 Riverside Avenue Property has averaged approximately 88.3%. The largest tenant at the 501 Riverside Avenue Property is EverBank. In June 2017, EverBank was acquired by and became a wholly owned subsidiary of Teachers Insurance and Annuity Association (TIAA, rated Aa1 by Moody’s). EverBank has been at the 501 Riverside Avenue Property since 2007 and recently renewed its lease through June 30, 2020; the EverBank retail branch lease expires on June 30, 2022. Under the renewed lease, EverBank occupies a total of 54,546 SF, consisting of 50,884 SF of office space and 3,662 SF of retail/branch space, at an average per SF rent of $25.36.

The following table presents certain information relating to historical leasing at the 501 Riverside Avenue Property:

Historical Leased %(1)

	2013	2014	2015	2016	As of 5/1/2017
Owned Space	89.5%	83.1%	87.3%	86.9%(2)	77.1%(2)

(1)	As provided by the borrower and which represents occupancy as of July 31 for the indicated year unless otherwise specified.
(2)	Occupancy at the 501 Riverside Avenue Property decreased due to Adams & Reese LLP downsizing from a full floor, which Adams & Reese was subleasing, to a 12,435 SF space.

The following table presents certain information relating to the major tenants at the 501 Riverside Avenue Property:

Ten Largest Owned Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
EverBank(3)	NR / Aa1 / AA+	54,546	24.6%	$1,383,397	32.9%	$25.36	6/30/2020	1, 5-year option(3)
Harden & Associates	NR / NR / NR	29,039	13.1	687,089	16.3	23.66	5/31/2029	2, 5-year options
BDO	NR / NR / NR	25,442	11.5	636,713	15.1	25.03	4/30/2022	2, 5-year options
Fisher Tousey Lease & Ball	NR / NR / NR	13,008	5.9	313,864	7.5	24.13	10/31/2027	2, 5-year options
Adams & Reese LLP	NR / NR / NR	12,435	5.6	304,284	7.2	24.47	8/31/2023	2, 5-year options
KPMG(4)	NR / Baa3 / NR	10,232	4.6	253,512	6.0	24.78	12/31/2025	3, 5-year options
Jackson Lewis	NR / NR / NR	8,700	3.9	214,020	5.1	24.60	8/31/2024	2, 7-year options
Carlson Dental	NR / NR / NR	4,911	2.2	125,525	3.0	25.56	6/30/2025	2, 5-year options
Bledsoe Jacobson Schmidt	NR / NR / NR	4,673	2.1	107,759	2.6	23.06	6/30/2021	1, 5-year option
Onsite Physio(5)	NR / NR / NR	3,112	1.4	77,053	1.8	24.76	6/30/2019	1, 5-year option
Ten Largest Owned Tenants		166,098	74.8%	$4,103,216	97.4%	$24.70
Remaining Tenants		4,931	3.9	107,871	6.0	21.88
Vacant		50,903	22.9	0	0.0	0.00
Total / Wtd. Avg. All Tenants		221,932	100.0%	$4,211,086	100.0%	$24.62

(1)	Based on the underwritten rent roll dated May 1, 2017.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	EverBank leases 50,884 SF of office space at a rent of $24.36 per SF with a lease expiration date of June 30, 2020 and one, five-year renewal option. EverBank also leases 3,662 SF of retail space (used as a bank branch) at a rent of $39.34 per SF with a lease expiration date of June 30, 2022 and two, five-year renewal options.

(4)	KPMG has the option to terminate its lease in September 2022 with nine months’ prior written notice.

(5)	Onsite Physio is subleasing its space to Fisher, Tousey, Leas and Ball, P.A under a sublease agreement which commenced on March 1, 2017 and expires on June 20, 2019.

The following table presents the lease rollover schedule at the 501 Riverside Avenue Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
2017	0	0.0%	0.0%	$0	0.0%	$0.00	0
2018	0	0.0	0.0%	0	0.0	0.00	0
2019	3,112	1.4	1.4%	77,053	1.8	24.76	1
2020	50,884	22.9	24.3%	1,239,344	29.4	24.36	1
2021	4,673	2.1	26.4%	107,759	2.6	23.06	1
2022	32,381	14.6	41.0%	858,037	20.4	26.50	4
2023	12,435	5.6	46.6%	304,284	7.2	24.47	1
2024	10,354	4.7	51.3%	244,619	5.8	23.63	2
2025	15,143	6.8	58.1%	379,037	9.0	25.03	2
2026	0	0.0	58.1%	0	0.0	0.00	0
2027	13,008	5.9	64.0%	313,864	7.5	24.13	1
2028 & Thereafter	29,039	13.1	77.1%	687,089	16.3	23.66	1
Vacant	50,903	22.9	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	221,932	100.0%		$4,211,086	100.0%	$24.62	14

(1)	Calculated based on approximate square footage occupied by each Owned Tenant unless otherwise specified.

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LOAN #10: 501 RIVERSIDE AVENUE

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 501 Riverside Avenue Property:

Cash Flow Analysis(1)(2)

	2013	2014	2015	2016	TTM 3/31/2017	Underwritten	Underwritten $ per SF
Base Rent	$4,638,718	$4,375,424	$4,525,356	$4,775,185	$4,753,938	$4,064,739	$18.32
Contractual Rent Steps(3)	0	0	0	0	0	146,348	0.66
Gross Up Vacancy	0	0	0	0	0	1,269,318	5.72
Reimbursements	280,661	323,718	247,232	200,615	176,186	106,790	0.48
Parking Income	691,009	670,581	747,862	789,036	790,588	790,588	3.56
Other Income(4)	47,352	27,589	19,113	10,359	8,369	8,369	0.04
Gross Revenue	$5,657,740	$5,397,312	$5,539,563	$5,775,195	$5,729,081	$6,386,151	$28.78
Vacancy & Credit Loss	0	0	0	0	0	(1,269,318)	(5.72)
Effective Gross Income	$5,657,740	$5,397,312	$5,539,563	$5,775,195	$5,729,081	$5,116,833	$23.06

Real Estate Taxes	$359,676	$398,903	$426,462	$456,169	$464,291	$482,740	2.18
Insurance	208,139	207,175	188,247	150,272	132,851	119,623	0.54
Management Fee	169,732	161,919	166,187	173,256	171,872	153,505	0.69
Other Operating Expenses	1,265,492	$1,263,097	1,212,608	1,135,502	1,201,966	1,203,279	5.42
Total Operating Expenses	$2,003,039	$2,031,094	$1,993,504	$1,915,199	$1,970,980	$1,959,147	$8.83

Net Operating Income	$3,654,701	$3,366,218	$3,546,059	$3,859,996	$3,758,101	$3,157,686	$14.23
TI/LC	0	0	0	0	0	39,948	0.18
Capital Expenditures	0	0	0	0	0	239,663	1.08
Net Cash Flow	$3,654,701	$3,366,218	$3,546,059	$3,859,996	$3,758,101	$2,878,076	$12.97

Occupancy	89.5%	83.1%	87.3%	86.9%	NAV	77.1%
NOI Debt Yield	11.4%	10.5%	11.1%	12.1%	11.7%	9.9%
NCF DSCR	1.93x	1.78x	1.87x	2.04x	1.98x	1.52x

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Represents a fiscal year-end of December 31 for the indicated year unless otherwise specified.

(3)	Contractual Rent Steps are underwritten based upon the actual scheduled rent increases through June 1, 2018 ($62,915) and the present value of rent increases for credit tenants ($83,432).

(4)	Other Income includes storage rent and other miscellaneous income items.

■	Appraisal. According to the appraisal, the 501 Riverside Avenue Property had an “as-is” appraised value of $52,100,000 as of April 11, 2017 and has a “prospective value upon stabilization” appraised value of $54,800,000 as of May 1, 2019.

Appraisal Approach(1)	Value	Discount Rate	Capitalization Rate
Direct Capitalization Approach	$52,100,000	N/A	7.00%
Discounted Cash Flow Approach	$51,000,000	9.00%	7.50%(2)

(1)	Based on the “as-is” appraised value.
(2)	Represents the terminal capitalization rate.

■	Environmental Matters. Based on a Phase I environmental report dated April 27, 2017, the environmental consultant did not identify evidence of any recognized environmental conditions or recommendations for further action at the 501 Riverside Avenue Property.

■	Market Overview and Competition. The 501 Riverside Avenue Property is located in Jacksonville, Florida within the Downtown Northbank office submarket. The 501 Riverside Avenue Property is located at the corner of Riverside Avenue and Forest Street with access to primary transportation routes including Interstates 95 and 10. According to the appraisal, as of the first quarter of 2017, the Downtown Northbank office market has a total office inventory of 13,052,880 SF with a vacancy rate of 9.5% and average asking rent of $19.96 per SF. Additionally, there are currently no new office projects under development in the Downtown Northbank market. According to the appraisal, the 2016 population within a one-, three- and five-mile radius of the 501 Riverside Avenue Property was 4,434, 79,814 and 183,632, respectively. Additionally, the 2016 average household income within a one-, three- and five-mile radius of the 501 Riverside Avenue Property was $54,053, $51,864 and $49,351, respectively. According to the appraisal, as of the first quarter of 2017, the Downtown Northbank retail market has a total retail inventory of 3,871,146 SF with a vacancy rate of 9.6% and average asking rent of $8.89 per SF.

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LOAN #10: 501 RIVERSIDE AVENUE

The following table presents certain information relating to lease comparables for the 501 Riverside Avenue Property:

Office Lease Comparables(1)

	501 Riverside Avenue (Subject)	Sutton Place	Lakeside Two	Lakeside Two	Deerwood South
Distance of subject	--	13.3 miles	15.2 miles	15.2 miles	9.1 miles
Year Built / Renovated	2007	2000	2005	2005	1997
Building SF	221,932(2)	65,000	112,306	112,306	126,192
Total Occupancy	77.1%(2)	83.0%	81.0%	81.0%	100.0%
Tenant	--	Triad Financial Services	Ernst & Young	Randrr	The Variable Annuity Insurance
Lease SF	8,700(3)	20,000	15,759	13,865	2,094
Base Rent	$24.60(3)	$24.00	$24.00	$24.00	$22.00

	JTB Center – Carlton Building	Deerwood North 300 & 400
Distance of subject	9.8 miles	8.5 miles
Year Built / Renovated	1999	2004
Building SF	107,353	113,858
Total Occupancy	94.0%	93.0%
Tenant	Electronics for Imaging	Apex Systems
Lease SF	7,003	3,020
Base Rent	$22.00	$24.00

(1)	Source: Appraisal.
(2)	Per underwritten rent roll dated May 1, 2017.

(3)	Represents a new office lease, signed by Jackson Lewis, as of June 1, 2017.

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LOAN #10: 501 RIVERSIDE AVENUE

■	The Borrower. The borrower is Riverside Avenue Partners, Ltd, a recycled single-purpose Florida limited partnership. The borrower is owned by the following seven entities: H&A Building Investors Partnership, LLP, LBA Building Investors Partnership, L.L.P., VBWRW Offices, LLP, FTLB Offices, LLP, RAP Holdings, LLP, PCEA Building Investors Partnership, LLP and Riverside Avenue Partners GP, Inc. The borrower’s general partner, Riverside Avenue Partners GP, Inc., is a newly formed Delaware corporation and single-purpose entity. Legal counsel for the borrower delivered a non-consolidation opinion in connection with the origination of the 501 Riverside Avenue Loan. The carve-out guarantor is Marvin C. Harden, III, who, together with his family members and related family trusts, owns approximately 40.6% of the borrower and has control of the borrowing entity. Mr. Harden is the Chairman of the Board of Directors and CEO for Harden & Associates, which is one of the leading insurance, risk management and employee benefits firms in southeast Florida.

■	Escrows. On the origination date of the 501 Riverside Avenue Loan, the borrower funded a reserve of (i) $384,402 for real estate taxes, (ii) $31,401 for insurance, (iii) $1,079,110 for an unfunded obligations reserve and (iv) $34,800 for a free rent reserve at the 501 Riverside Avenue Property.

Additionally, on each due date, the borrower is required to fund the following reserves with respect to the 501 Riverside Avenue Property: (i) a tax reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay taxes over the then succeeding 12-month period, which is initially estimated to be $42,711, (ii) at the option of the lender, if the liability or casualty policy maintained by the borrower does not constitute an approved blanket or umbrella insurance policy under the 501 Riverside Avenue Loan documents, an insurance reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums over the then succeeding 12-month period, which is initially estimated to be $10,467, (iii) a replacement reserve in the amount of $3,329, subject to a cap of $120,000 and (iv) a tenant improvements and leasing commissions reserve in the amount of $19,972, subject to a cap of $718,843. During a 501 Riverside Avenue Trigger Period (as defined below), the borrower is required to deposit excess cash flow into the cash management account, unless the 501 Riverside Avenue Trigger Period is only continuing due to EverBank failing to extend or renew its lease in accordance with the conditions of the lease and the 501 Riverside Avenue Loan documents for a period of five years, and at least $900,000 exists in excess cash flow (or the borrower has provided a letter of credit for such amount) either prior to EverBank’s failure to renew or subsequently due to (i) revenue generated on account of EverBank’s failure to renew or (ii) the borrower has deposited $900,000 (or a letter of credit in lieu thereof) into the excess cash account held by the lender in accordance with the 501 Riverside Avenue Loan documents.

■	Lockbox and Cash Management. The 501 Riverside Avenue Loan documents require a springing lockbox with springing cash management, provided that, upon the second occurrence of a 501 Riverside Avenue Trigger Period, the hard lockbox remains in place. During the continuance of a 501 Riverside Avenue Loan Trigger Period, all amounts in the lockbox account are required to be swept into a lender-controlled cash management account on a daily basis and, provided no event of default under the 501 Riverside Avenue Loan documents is continuing, applied to payment of debt service, payment of operating expenses, and funding of required reserves, with the remainder being deposited into an excess cash flow reserve. Provided no event of default under the 501 Riverside Avenue Loan documents is continuing, funds in the excess cash flow reserve are required (i) to the extent a 501 Riverside Avenue Trigger Period is continuing, to be held by the lender as additional collateral for the 501 Riverside Avenue Loan (provided that the same may be disbursed to pay for leasing costs and other costs of the 501 Riverside Avenue Property provided no event of default under the 501 Riverside Avenue Loan has occurred and is continuing, lender has approved such use of funds, and certain other conditions are satisfied) and (ii) to the extent no 501 Riverside Avenue Trigger Period is continuing, to be swept to the borrower. Upon the occurrence and during the continuance of an event of default under the 501 Riverside Avenue Loan documents, the lender may apply any funds in the cash management account to amounts payable under the 501 Riverside Avenue Loan (and/or toward the payment of expenses of the 501 Riverside Avenue Property), in such order of priority as the lender may determine.

A “501 Riverside Avenue Trigger Period” means a period commencing upon the earliest of (i) the occurrence and continuance of an event of default under the 501 Riverside Avenue Loan documents, (ii) the debt service coverage ratio being less than 1.15x and (iii) the occurrence of a 501 Riverside Avenue Specified Tenant Trigger Period (as defined below) and expiring upon (x) with regard to any 501 Riverside Avenue Trigger Period commenced in connection with clause (i) above, the cure (if applicable) of such event of default, (y) with regard to any 501 Riverside Avenue Trigger Period commenced in connection with clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.20x for six consecutive calendar months and (z) with regard to any 501 Riverside Avenue Trigger Period commenced in connection with clause (iii) above, a 501 Riverside Avenue Specified Tenant Trigger Period ceasing to exist in accordance with the 501 Riverside Avenue Loan documents.

A “501 Riverside Avenue Specified Tenant Trigger Period” means a period (A) commencing upon the first to occur of (i) Specified Tenant (as defined below) being in default under its lease, (ii) Specified Tenant failing to be in actual,

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LOAN #10: 501 RIVERSIDE AVENUE

physical possession of 30% or more of the Specified Tenant’s space (or applicable portion thereof), failing to be open to the public for business during customary hours and/or “going dark” in 30% or more of the Specified Tenant’s space (or applicable portion thereof), (iii) Specified Tenant giving notice that it is terminating its lease for all or any portion in excess of 30% of, in each case, the Specified Tenant’s space (or applicable portion thereof), (iv) any termination or cancellation of any Specified Tenant’s lease (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding) in whole or in part (excluding any such partial termination or cancellation to the extent the same is consummated pursuant to an amendment to such lease entered into in accordance with the applicable terms and conditions of the 501 Riverside Avenue Loan documents and applies to 30% or less of the Specified Tenant’s space (or applicable portion thereof)) and/or any Specified Tenant’s lease failing to otherwise be in full force and effect; (v) any bankruptcy or similar insolvency of Specified Tenant and (vi) Specified Tenant failing to extend or renew the applicable Specified Tenant’s lease in accordance with the applicable terms and conditions thereof and of the 501 Riverside Avenue Loan documents for at least five years (provided, that, solely with respect to EverBank, the trigger in clause (vi) will be deemed to not exist to the extent the borrower has deposited $900,000 (or a letter of credit in lieu thereof) as set forth in the 501 Riverside Avenue Loan documents; and (B) expiring upon (1) the satisfaction of cure conditions in accordance with the 501 Riverside Avenue Loan documents, which may be the borrower’s deposit of the full amount of abated rent with the lender, or (2) the borrower re-leasing the entire Specified Tenant’s space (or applicable portion thereof) to one or more new tenants in accordance with the 501 Riverside Avenue Loan documents, each applicable tenant under each such lease accepting the space demised under each such lease with no options to terminate or other “outs” under each such lease (other than those expressly and specifically approved by the lender), each such tenant being in actual, physical occupancy of, and open to the public for business in, the space demised under each such lease and either (A) each such tenant paying full, unabated rent under each such lease or (B) the borrower depositing with the lender the full amount of the abated rent thereunder to be held by the lender as a reserve fund under the 501 Riverside Avenue Loan documents on such terms and conditions as may be reasonably required by the lender.

A “Specified Tenant” means, as applicable, (i) EverBank, as lessee of the Specified Tenant’s space (or any portion thereof), together with its successors and assigns permitted under the applicable lease (individually and collectively (as the context may require), “EverBank”); provided, that, EverBank will no longer be deemed a Specified Tenant to the extent that its related lease is modified in accordance with the applicable terms and conditions of the 501 Riverside Avenue Loan documents in such a manner as to cause such lease to no longer qualify as a “major lease” under the 501 Riverside Avenue Loan documents, (ii) any other subsequent lessee(s) of the Specified Tenant space (or any portion thereof), provided, that such subsequent lessee(s) shall only be deemed Specified Tenant(s)to the extent the related lease(s) are “major lease(s)” under the 501 Riverside Avenue Loan documents and (iii) any guarantor(s) of the applicable related Specified Tenant’s lease(s).

■	Property Management. The 501 Riverside Avenue Property is managed by Riverside Asset Management, Inc., a borrower affiliate. The lender has the right to direct the borrower to terminate the property management agreement and replace the property manager if (i) the property manager becomes insolvent or a debtor in an involuntary bankruptcy or insolvency proceeding not dismissed within 90 days or any voluntary bankruptcy or insolvency proceeding; (ii) an event of default under the 501 Riverside Avenue Loan documents has occurred and is continuing; (iii) the property manager has engaged in gross negligence, fraud, willful misconduct or misappropriation of funds; or (iv) a default by the property manager under the property management agreement has occurred and is continuing beyond all applicable notice and cure periods. The borrower has the right to replace the property manager, provided no event of default is continuing under the 501 Riverside Avenue Loan documents and upon 30 days’ prior notice to the lender, with a new or replacement property manager approved by the lender in writing (which such approval may be conditioned upon the lender’s receipt of a rating agency confirmation with respect to such property manager).

■	Mezzanine or Secured Subordinate Indebtedness. Not permitted.

■	Release of Collateral. Not permitted.

■	Terrorism Insurance. The borrower is required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to 100% of the full replacement cost of the 501 Riverside Avenue Property with no deductible in excess of $25,000 (except with respect to earthquake and windstorm coverage, for which no deductible shall be in excess of 5% of the total insurable value of the 501 Riverside Avenue Property), plus a business interruption insurance policy that provides 18 months of business interruption coverage with an additional extended period of indemnity for up to six months after the physical loss has been repaired. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

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